                                                                   Exhibit 10.10

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                         780 THIRD AVENUE ASSOCIATES,

                                                  LANDLORD

                                     AND


                  ASSESSMENT SYSTEMS INCORPORATED TENANT


                           ______________________

                                    LEASE

                           ______________________


                           DATED January 27, 1984




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

                               TABLE OF CONTENTS

Article                                                                     Page
   1      Demise; Premises............................................        1
   2      Term.......................................................         1
   3      Rent.......................................................         2
   4      Completion and Occupancy of Premises.......................         2
   5      Use........................................................         3
   6      Floor Load; Telephone Systems..............................         4
   7      Rent Adjustments...........................................         5
   8      Insurance..................................................        11
   9      Compliance with Laws.......................................        14
  10      Improvements; Tenant's Property............................        15
  11      Repairs....................................................        18
  12      Heating, Ventilation and Air Conditioning..................        19
  13      Electricity................................................        20
  14      Cleaning and Other Services................................        21
  15      Damage to or  Destruction of the Premises..................        22
  16      Eminent Domain.............................................        23
  17      Conditions of Limitations..................................        25
  18      Re-entry by Landlord; Remedies.............................        26
  19      Curing Tenant's Defaults; Fees and Expenses................        29
  20      Non-liability and Indemnification..........................        29
  21      Surrender..................................................        3X
  22      Assignment, Mortgaging Subletting..........................        3X
  23      Subordination and Attornment...............................        3X
  24      Access; Change in Facilities...............................        3X
  25      Inability to Perform.......................................        4X
  26      Legal Proceedings; Waiver of Counterclaims and Jury Trial..        4X
  27      No Other Waiver............................................        4X
  28      Arbitration................................................        4X
  29      Quiet Enjoyment............................................        4X
  30      Rules and Regulations......................................        4X
  31      Building Name..............................................        XX
  32      Shoring; No Dedication; Hoists.............................        XX
  33      Notice of Accidents........................................        XX
  34      Vaults.....................................................        XX
  35      Brokerage..................................................        XX
  36      Security Deposit...........................................        XX
  37      Window Cleaning............................................        XX
  38      Consents...................................................        XX
  39      Notices....................................................        XX
  40      Definitions; Construction of Terms.........................        XX
  41      Estoppel Certificate; Financial Statements: Memorandum.....        XX
  42      Relocation of Premises.....................................        XX
  43      Parties Bound..............................................        XX
  44      Miscellaneous..............................................        XX
  45 .    Fixed Rent.................................................        5X
  46 .    Modification of Prior Provisions...........................        5X

                                   EXHIBITS
A    Land.............................................................    A-1
B    Floor Plan.......................................................    B-1
C    Work Letter......................................................    C-1
D    Cleaning Standards...............................................    D-1
E    Rules and Regulations...........................................     E-1
F    Estoppel Certificate.............................................    F-1

     LEASE, dated , 1983 , between 780 THIRD AVENUE ASSOCIATES, a New York partnership, having an office c/o Cadillac Fairview Urban Development, Inc., 375 Park Avenue, New York, New York 10152 ("Landlord"), and ASSESSMENT SYSTEMS INCORPORATED, a New York corporation, having an office at 360 Madison Avenue, New York, New York ("Tenant").

                             W I T N E S S E T H:

     Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1

                               Demise; Premises


     SECTION 1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described ("Premises") in the building ("Building") constructed or to be constructed by Landlord on the land ("Land") located at and known by the street address 780 Third Avenue, New York, New York, in the Borough of Manhattan, City and State of New York, as more particularly described in Exhibit A annexed hereto and made a part hereof, for the term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms of this Lease.

     SECTION 1.02 The Premises consist of that portion of the 22nd floor in the Building, substantially as shown on the floor plan(s) annexed hereto as Exhibit B and made a part hereof, together with all fixtures and improvements which, at the commencement of this Lease or at any time during the Term, are attached thereto or installed therin and together with all appurtenaces to the Premises, including the right to use, in common with others, the Building Equipment.

     SECTION 1.03 The definitions of certain terms used in this Lease are set forth in Section 40.01 and in various other Sections of this Lease.

                                   ARTICLE 2

                                     Term

     SECTION 2.01 A. The Premises are leased for a term ("Term") which shall commence on a date ("Commencement Date") which shall be the earlier of:

          (a) the date the Premises are available for occupancy as determined pursuant to Article 4, or

          (b) the date Tenant or anyone claiming under or through Tenant shall first occupy any part of the Premises for any purpose other than preparing the same for Tenant's initial occupancy. See Section 46.01.

     SECTION 2.02 When the Commencement Date has been determined by Landlord, Landlord and Tenant shall, upon the request of either of them, execute a statement prepared by Landlord setting forth such date. Neither Landlord's failure to request, nor Tenant's failure to execute such agreement shall affect Landlord's determination of the Commencement Date.

     SECTION 2.03 Tenant expressly waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the Commencement Date. Tenant agrees that the provisions of this Article and Article 4 are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a. See Section 46.02.

*by cross hatching

                                   ARTICLE 3

                                     RENT

     SECTION 3.01 A. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, by check drawn on a bank or trust company which is a member of the New York Clearinghouse Association, at the office of the Landlord or at such other place as Landlord may designate, the following:

          (a) annual fixed rent (such annual fixed rent being referred to herein as "Fixed Rent") in accordance with Article 45 hereof.

          (b) additional rent ("Additional Rent") consisting of all other sums of money as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

If Tenant shall fail to pay when due any installment of Fixed Rent or any payment of Additional Rent for a period of 10 days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent.

     B. There shall be no abatement of, deduction from, counter-claim or setoff against rent.

     SECTION 3.02 Notwithstanding the provisions of Section 3.01, Tenant shall pay $18,383.33 on account of Fixed Rent upon the execution of this Lease, which shall be credited on a per diem basis toward the payment of the installment(s) of Fixed Rent first due and payable hereunder. If by reason of any of the provisions of this Lease, the Commencement Date for all or any part of the Premises shall be other than the first day of a month, Fixed Rent therefor for such month shall be pro-rated on a per diem basis.

     SECTION 3.03 Tenant covenants to (a) pay the Fixed Rent and Additional Rent when due and (b) to observe and perform, and not to suffer or permit any violation of, Tenant's obligations hereunder.

     SECTION 3.04 If any of the rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and
(b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents and payments in lieu of rents paid by Tenant during the period such legal restriction was in effect.


                                   ARTICLE 4

                   COMPLETION AND OCCUPANCY OF THE PREMISES

     SECTION 4.01 Landlord agrees to perform work and make installations in the Premises as set forth in Exhibit C ("Work Letter"). All the terms of Exhibit C are incorporated herein as if fully set forth at length.

     SECTION 4.02 For the purposes of Section 2.01, the Premises shall be conclusively deemed available for occupancy as soon as the following conditions have been met:

          (a) a certificate or certificates of occupancy (temporary or final) permitting occupancy of the Premises has or have been issued by the Department of Buildings of The City of New York or any successor department;

          (b) Landlord's Work with respect to the Premises has been substantially completed. Landlord's Work shall be deemed substantially completed notwithstanding the fact that (i) minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed or (ii) portions of Landlord's Work have not been completed because under good construction scheduling practice such work should be done after still incompleted finishing or other work to be done by or on behalf of Tenant is completed;

          See Section 46.03

          (d) five days' notice of the occurrence of the events described in subdivisions 4.02(a), (b) and (c) has been given to Tenant.

     Section 4.03 Notwithstanding the provisions of Section 4.02, if there is a delay in the availability for occupancy of the Premises, due to any reason set forth in Paragraph 6 of Exhibit C, then the Premises shall be deemed available for occupancy on the date when the Premises would have been available but for such delay even though no certificate of occupancy has been issued or work to be done by Landlord has not been commenced or completed, and the additional cost to Landlord to complete the Premises occasioned by such delay shall be promptly paid by Tenant to Landlord on demand as Additional Rent. For the purposes of the preceding sentenced, the expression "additional cost to Landlord" shall mean the cost above such cost as would have been the aggregate cost to Landlord of completing the Premises had there been no such delay. Tenant hereby indemnifies Landlord against liability arising out of any such delay. Landlord, at its option, may, by notice to Tenant, given within 30 days after the Commencement Date is determined, extend the Term for the period of days equal to the delay in the availability for occupancy of the Premises due to the reasons set forth in Paragraph 6 of Exhibit C plus the number of days necessary in order for the Term to end on the last day of a month. Nothing contained in this Section shall limit or prejudice any of the other rights of Landlord under this Lease.

     Section 4.04 The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises so occupied and the Building of which the same form a part are in good and satisfactory condition at the time such occupancy was so taken and that the Premises or such portion thereof were substantially as shown on Exhibit B. Notwithstanding the foregoing, the taking of occupancy shall not be deemed to be conclusive evidence, as against Tenant, that Landlord shall have satisfactorily completed all of Landlord's Work with respect to (a) portions of Landlord's Work not completed, because under good construction scheduling practice such work should be done after completion of still incompleted finishing or other work to be done by or on behalf of Tenant, (b) any details of construction of Landlord's Work, items of decoration included in Landlord's Work or mechanical adjustment of items included in Landlord's; Work of which Tenant gives Landlord notice within 30 days after the Commencement Date, or (c) any defects in Landlord's Work which were not known or reasonably discoverable by Tenant by observation or inspection within 30 days after the Commencement Date (Latent Defects"); provided that, as to Latent Defects, (i) Tenant conducts at least one inspection of the Premises with a qualified construction expert within 2 months from the Commencement date and, (ii) Tenant gives Landlord notice of the Latent Defects within 2 months after the Commencement Date, which notice shall be accompanied by the certification of such construction expert that there are Latent Defects in Landlord's Work. Landlord shall have the right to enter the Premises to complete or repair any such unfinished items and Latent Defects and entry by Landlord, its agents, servants, employees or contractors for such purpose shall be without liability to Tenant.

                                   ARTICLE 5

                                      USE

     SECTION 5.01 Tenant shall use and occupy the Premises for general and administrative offices in connection with Tenant's business and for no other purpose. Tenant shall not occupy or suffer or permit the use or occupancy of any part of the Premises in any manner which in Landlord's reasonable judgment would adversely affect (a) the proper and economical rendition of any service required to be furnished to any tenant, (b) the use or enjoyment of any part of the Building by any other tenant or (c) the appearance, character or reputation of the Building as a first-class office building with retail stores. The statement as to the nature of the business to be conducted by Tenant in the Premises shall not constitute a representation or guaranty by Landlord that such business may be conducted in the Premises or its lawful or permissible under any certificate(s) of occupancy issued for the Premises or the Building, or is otherwise permitted by law.

     SECTION 5.02  The use of the Premises for the purposes specified in Section
5.01 shall not include, and Tenant shall not use, or permit the use of, the Premises or any part thereof for:

*discovered through such inspection

          (a) sale of wine, ale, beer or other alcoholic beverages located in the Premises;

          (b) sale at retail of any other products or materials kept in the Premises, by vending machines (except to employees and guests) or otherwise, or demonstrations to the public, or as a restaurant or bar, or for the sale of candy, food, cigarettes, cigars, tobacco, newspapers, magazines, beverages, or similar items, or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever;

          (c) manufacturing, printing or electronic data processing, except for the operation of normal business office equipment and machines for Tenant's own requirements (as distinguished from operation for commercial hire or for the sale of the products or services to others) provided that such use shall not exceed that portion of the electrical capabilities allocable to the Premises and shall be subject to the provisions of Section 6.02;

          (d) rendition of medical, dental or other diagnostic or therapeutic services, except that Tenant shall have the right to employ a resident nurse for Tenant's employees normally working at the Premises;

          (e)  a school of any kind or an employment or placement agency;

          (f)  conduct of a public auction of any kind;

          (g) conduct or maintenance of any gambling or gaming activities or any political activities or any club activities, whether private or public;

          (h) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission; or

          (i) any use prohibited by Rule 13 of the Rules and Regulations attached hereto as Exhibit E.

     SECTION 5.03 Tenant shall not use, occupy, suffer or permit the Premises or any part thereof to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would, in Landlord's reasonable judgment,
(a) violate any of the provisions of the Superior Lease or the Superior Mortgage, (b) subject to Section 9.02, violate any Legal Requirement or Insurance Requirement, (c) make void or voidable any insurance policy then in force with respect to the Real Property or the Premises, (d) make unobtainable from reputable insurance companies authorized to do business in New York State at standard rates any fire insurance with extended coverage or liability, elevator, boiler or other insurance, (e) cause, or be likely to cause, injury or damage to the Real Property or any part thereof or to any Building Equipment,
(f) constitute a public or private nuisance, (g) violate any certificate of occupancy for the Premises or the Building, (h) emit or discharge objectionable noise, fumes, vapors or odors into the Building or the Building Equipment, (i) impair or interfere with any of the Building services, including the furnishing of electrical energy by Landlord or the public utility company servicing the Building, as the case may be, or the proper and economical cleaning, heating, ventilating, air conditioning or other servicing of the Building, Building Equipment or the Premises, (j) impair or interfere with the use of any other area of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any other tenant, or (k) cause Tenant to default in any of its other obligations under this Lease. The provisions of this Section and the application thereof, shall not be deemed to be limited in any way by the terms of any other Section of this Article or any of the Rules and Regulations.

     SECTION 5.04 If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof and if failure to secure such license or permit would in any way affect Landlord or the Building, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license and permit, but in no event shall failure to procure or maintain such license or permit by Tenant affect Tenant's obligations hereunder.

                                   ARTICLE 6

                         FLOOR LOAD; TELEPHONE SYSTEMS

     SECTION 6.01 Tenant shall not place a load upon any floor that exceeds either the floor load per square foot that such floor was designed to carry or which is allowed by any Legal Requirement. Subject to the preceding sentence, but not in limitation thereof, if Tenant wishes to place any safes or vaults, computer equipment libraries in the Premises, it may do so at its own expense after giving notice to Landlord, but Landlord reserves the right to prescribe their weight and position. Business machines, computers, word processors and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's sole expense, in such manner as shall be sufficient, in Landlord's reasonable judgment, to prevent vibration, noise, annoyance and inconvenience to Landlord and the other tenants.

     SECTION 6.02 Tenant may, with the consent of Landlord, which shall not be unreasonably withheld, install, maintain, or operate in the Premises telephone interconnect systems and data processing, teletype and other business machines customarily used in offices; provided, however, Tenant shall comply with all of the terms of this Lease that may be applicable to such installation, maintenance or operation and shall give Landlord prior notice of the installation thereof.

                                   ARTICLE 7

                               RENT ADJUSTMENTS

     SECTION 7.01  For the purposes of this Lease:

     A.  The term "Premises Area" shall be deemed to mean 5,500 square feet.

     B.  The term "Building Area" shall be deemed to mean 473,018 square feet.

     C.  The term "Tenant's Proportionate Share"  shall be deemed to mean
1.163%.

     D. "Landlord's Statement" shall mean an instrument containing a computation of Additional Rent due pursuant to the provisions of this Article 7 furnished by Landlord to Tenant.

     E.  The term "Base Tax Factor" shall mean the sum of $3,074,617.

     F. The term "Taxes" shall mean (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, whether or not the same constitute one or more tax lots, and (ii) any expenses (including attorneys' fees and disbursements and experts' and other witness' fees) incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Real Property, but "Taxes" shall not include any interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payments of assessments pursuant to the next sentence. If by law, any assessment may be divided and paid in annual installments, then, provided the same is not prohibited under the terms of the Superior Lease or the Superior Mortgage, for the purposes of this Article (x) such assessment shall be deemed to have been so divided and to be payable in the maximum number annual installments permitted by law and (y) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes; provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated a if the Real Property is the only asset of Landlord.

     G. The term "Tax Year" shall mean the 12 month period commencing July 1 of each year, or such period of 12 months as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York.

     H.  The term "Base Utility Factor" shall be deemed to mean $402,065.30.

     I. The term "Escalation Year" shall mean each calendar year which shall include any part of the Term

     J.  The term "Base Operating Factor" shall mean $1,773,817.50.

     K. The term "Operating Expenses" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, management, security and maintenance of the Real Property, Building Equipment, sidewalks, curbs, plazas, and other areas adjacent to the Building, and with respect to the services provided tenants, including: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense relating to, employees of Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Real Property and the Building Equipment sidewalks, curbs, plazas, and other areas adjacent to the Building or in providing services to tenants,**\(ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any Legal Requirements, union contract or otherwise with respect to said employees; (iii) the cost of electricity, gas, steam, water, heat, ventilation, air conditioning and other fuel and utilities except to the extent paid for by any tenant (including Tenant); (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance and painting; (vi) expenditures for capital improvements and capital equipment which under generally applied real estate practice are expensed or regarded as deferred expenses and capital expenditures which are made by reason of Legal Requirements or Insurance Requirements, in each case such expenditures to be included in Operating Expenses for the Escalation Year in which such costs are incurred and subsequent Escalation Years, on a straight-line basis, to the extent that such items are amortized over an appropriate period but not more than 10 years, with interest calculated at an annual rate equal to 1% above the prime rate at the time of Landlord's having made said expenditure; (vii) the cost or rental of all building and cleaning supplies, tools materials and equipment; (viii) the cost of uniforms, work clothes and dry cleaning; (ix) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (x) management fees or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of then prevailing rates for management fees payable in the Borough of Manhattan for first-class Third Avenue office buildings; (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationery; (xiii) legal, accounting and other professional fees and disbursements incurred in connection with the ownership operation, repair and management of the Real Property; (xiv) reasonable association fees and dues; (xv) decorations; (xvi) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintence of the Building;***/ and (xvii) exterior and interior landscaping.

     Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

          (a)  executives' salaries abve the grade of building manager;

          (b) expenditures for capital improvements or capital equipment, other than those referred to above and in the next succeeding paragraph;

          (c) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses hereunder;

          (d) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor;

          (e)  advertising and promotional expenditures;

          (f) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense;

          (g) depreciation, except as provided above and in the next succeeding paragraph;

          (h) brokerage commissions and legal fees incurred in connection with leasing of space in the Building;

          (i)  Taxes;

          (j) refinancing costs and mortgage interest and amortization payments; See Section 46.06

  *, less all reimbursements, discounts, credits and reductions received by or allowed to Landlord,
 **  See Section 46.04
***  See Section 46.05

     If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in Operating Expenses will equal Landlord's costs for such capital equipment or capital expenditure, with interest calculated at an annual rate of 1% above the prime rate at the time of Landlord's having made said expenditure. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the Escalation Year in which incurred.

     If during all or part of any Escalation Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that
(i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) any other reason, then, for the purposes of computing Operating Expenses, the amount of such item for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or to such tenant.

     L. The term "R.A.B." shall mean the Realty Advisory Board on Labor Relations, Incorporated, or its successor.

     M. The term "Local 32B" shall mean Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor.

     N. The term "Class A Office Buildings" shall mean that classification of office buildings most nearly comparable to the classification "Class A buildings" in the current agreements between R.A.B. and Local 32B.

     O. The term "Labor Rates" with respect to any Escalation Year shall mean the regular average hourly wage rate required to be paid to Porters in Class A Office Buildings pursuant to any agreement between R.A.B. and Local 32B in effect during such Escalation Year, provided that if any such agreement shall require Porters to be regularly employed on days or during hours when overtime or other premium pay rates are in effect, then the term "regular average hourly wage rate" shall mean the regular average hourly wage rate for the hours in a calendar week which Porters are required to be regularly employed (whether or not actually at work in the Building), e.g. if as of November 1, 1982, an agreement between R.A.B. and Local 32B would require the regular employment of Porters for 40 hours during a calendar week at a regular hourly wage of $4.00 for the first 30 hours and at an overtime hourly average wage of $5.00 for the remaining 10 hours, then the regular average hourly wage rate under this Subsection, as of November 1,1982, would be the sum arrived at by dividing the total weekly average wages of $170.00 by the total number of required hours of employment which is 40 and resulting in a regular average hourly wage rate of $4.25. The computation of the regular average hourly wage rate shall be on the same basis whether based on an hourly or other pay-scale but predicated on the number of hours in such respective work weeks, whether paid by Landlord or any independent contractor. Such regular average hourly wage rate shall also be inclusive of the monetary value or cost of all payments or benefits of every nature and kind (including those required to be paid by the employer directly to taxing authorities or others because of the employment) including social security, unemployment and other similar taxes, holiday and vacation pay, absent fund, birthdays, jury duty, medical checkup, relief time and other paid time-off, incentive pay, sick pay, accident, health and welfare insurance programs, pension plans, guaranteed payment plans, and supplemental unemployment benefit programs of a similar or dissimilar nature, irrespective of whether they may be required by any Legal Requirement or otherwise. If there is no such agreement in effect from which such regular average hourly wage rate is determinable as of the date of any estimate of Tenant's Operating Payment pursuant to Section 7.03B or the date of any Landlord's Statement, the computations shall be made on the basis of the regular average hourly wage rate being paid by Landlord or by the contractor performing porter or cleaning services for Landlord as of the date of such Landlord's Statement and appropriate retroactive adjustments shall be made when the regular average hourly wage rate is finally determined. If length of service shall be a factor in determining any element of wages or fringe benefits, such as vacation pay, it shall be conclusively presumed that all employees have two years of service.

     P. The term "Porters" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to porters in the current agreements between R.A.B. and Local 32B (which classification is presently termed "others" in said agreement).

     Q. The term "Utility Costs" shall mean Landlord's cost (incurred directly or through independent contractors) for all electricity (to the extent Landlord is not reimbursed therefor by individual tenants), steam, water, gas and other fuel and utilities supplied to the Building, including in each case, any surcharges, fuel adjustments and taxes payable by Landlord in connection therewith.* If during all or any part of any Escalation Year, Landlord shall not furnish certain utilities or services which require the consumption of electricity, steam, water, gas or other fuel or utilities (which are otherwise required to be furnished by Landlord and the cost of which would otherwise constitute a Utility Cost hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such utility or service is not required or desired by the tenant of such portion, (iii) such tenant is itself providing such utility or service or (iv) for other reasons, then, for the purposes of computing Utility Costs, the amount included in Utility Costs for such utility or service for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such utility or service to such portion of the Building.

     SECTION 7.02 A. Tenant shall pay as Additional Rent for each Tax Year all or any portion of which shall be within the Term a sum ("Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax Factor. Tenant's Tax Payment for each Tax Year shall be due and payable in semi-annual installments, in advance, on the first day of each June and December during each Tax Year, based upon the Landlord's Statement furnished prior to or after the commencement of such Tax Year, until such time as a new Landlord's Statement shall become effective. If a Landlord's Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Landlord's Statement is rendered. Tenant shall within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall either pay to Tenant or, at Landlord's election, credit against subsequent payments under this Section 7.02 or Section 7.03, the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year during such Tax Year, Landlord may furnish a revised Landlord's Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax excrow payments to the Superior Lessor or the Superior Mortgagee), in full or in monthly, quarterly or other installments on any other date or dates than as presently required, then Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the Superior Lessor or the Superior Mortgagee. The benefit of any discount for any early payment or prepayment of Taxes relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount or taking into account any such exemption or abatement.

     B. If the real estate tax fiscal year of The City of New York shall be changed at any time after the date hereof, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 7.02.

     C. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Real Property. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall either pay to Tenant, or, at Landlord's election, credit against subsequent payments under this Section 7.02 or Section 7.03, Tenant's Proportionate Share of the refund; but not to exceed Tenant's Payment paid for such Tax Yexx. Nothing herein shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or assessed valuation.

     D. Tenant's Tax Payment and any credits with respect thereto as provided in this Section 7.02 shall be made as provided in this Section 7.02 regardless of the fact that Tenant may be exempt, in whole or in part, from payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

*Notwithstanding the foregoing, Utility Costs shall not include Landlord's costs for such utilities relating to or arising during Basic Construction of the Building, or costs relating to construction of space occupied by tenants other than Tenant.

     E. Tenant shall pay to Landlord upon demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

     F. If the Commencement Date or the Expiration Date shall occur on a date other than July 1 or June 30, respectively, any Additional Rent under this
Section 7.02 for the Tax Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Tax Year. In the event of a termination of this Lease, any Additional Rent under this Section 7.02 shall be paid or adjusted within 30 days after submission of Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 7.02 and the rights and obligations of Landlord and Tenant under the provisions of this Section 7.02 with respect to any Additional Rent shall survive the termination of this Lease. See Section 46.07

     G. Each Landlord's Statement furnished by Landlord with respect to Tenant's Tax Payment shall be accompanied by a copy of the real estate tax bill for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill in respect of any Tax Year.

     Section 7.03 A. Tenant shall pay as Additional Rent for each Escalation Year an amount ("Tenant's Operating Payment"), calculated as follows:

     (a) In the case of the first Escalation Year. A sum equal to (y) the sum obtained by multiplying the number of square feet of the Premises Area by the number of cents (inclusive of any fractions of a cent) of any increase in Labor Rates above those in effect as of January 1, 1984, plus
       (z) Tenant's Proportionate Share of the amount by which Utility Costs for such Escalation Year exceed the Base Utility Factor.

     (b) In the case of the Escalation Years subsequent to the first Escalation Year, subject to the provisions of Section 7.03B, the sum of Tenant's Operating Payment for the immediately preceding Escalation Year, plus either.

          (1) a sum equal to (y) the sum obtained by multiplying the number of square feet of the Premises Area by the number of cents (inclusive of any fractions of a cent) of any increase in Labor Rates above those in effect on January 1 of the immediately preceding Escalation Year, plus (z) Tenant's Proportionate Share of the amount by which Utility Costs for such Escalation Year exceed Utility Costs for the immediately preceding Escalation Year.

     or, at Landlord's election, See Section 46.08

          (2) a sum equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceed Operating Expenses for the immediately preceding Escalation Year.

     B. Landlord's option to elect either of the methods of calculating Tenant's Operating Payment set forth in clauses (1) and (2) of subdivision (b) of Section 7.03A, may be exercised by notice to Tenant contained in a Landlord's Statement or in any written estimate referred to in Section 7.03* and such method of calculating Tenant's Operating Payment elected by Landlord shall remain in effect unless and until Landlord exercises its option pursuant to this Section 7.03 to elect the other method of calculating Tenant's Operating Payment. Notwithstanding the foregoing, Landlord's option to elect either of the methods calculating Tenant's Operating Payment set forth in clause
(2) of subdivision/* with respect to any year after the first Escalation Year may be exercised by Landlord only (i) once in respect of the/** Escalation Years, (ii) once in respect of/*** Escalation Years, (iii) once with respect to each Escalation Year thereafter during the Term/+ and (iv) at any time during the Term if (y) a determination is made either judicially or pursuant to any Legal Requirement that the calculation of Tenant's Operating Payment pursuant to subdivision (a) or clause (l) of subdivision (b) of Section 7.03A is not fully enforceable and payable when due in accordance with the terms of this Lease, or or (z) a wage freeze, wage control or similar restriction which affects increases in Labor Rates exists in respect of Labor Rates

  * (b) of Section 7.30A
 ** second (2nd) through fifth (5th)
*** the sixth (6th) through tenth (10th)
  + as the term may be extended pursuant to this Lease or any component thereof; provided, however, that if Landlord elects to calculate Tenant's Operating Payment pursuant to clause (2) of subdivision (b) of Section 7.03A by reason of any occurrence referred to in clauses (y) or (z) above the continuation by Landlord of calculating Tenant's Operating Payment by such method after the termination of such occurrence, shall be deemed to be an election pursuant to clause (i) of this Section 7.03B, but an election by Landlord at the termination of such occurrence to calculate Tenant's Operating Payment pursuant to subdivision (a) or clause (1) of subdivision (b) of Section 7.03A shall not be deemed to be an election pursuant to clause (i) of this
Section 7.03B.

     C. Landlord may furnish to Tenant, with respect to each Escalation Year, a written statement setting forth Landlord's estimate to Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.03 in respect of the last month of the preceding Escalation Year, (b) promptly after such estimate is furnished to Tenant or together therewith. Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or, at Landlord's election, credit the amount thereof against subsequent payments under this Section 7.03 or Section 7.02; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

     D. After the end of each Escalation Year Landlord shall furnish to Tenant a Landlord's Statement for such Escalation Year. Each such year end Landlord's Statement for any Escalation Year in which Tenant's Operating Payment is based upon Operating Expenses shall be accompanied by a computation of operating expenses for the Building prepared by an independent certified public accountant or independent managing agent designated by Landlord from which Landlord shall make the computation of Operating Expenses hereunder. Each such year end Landlord's Statement for any Escalation Year in which Tenant's Operating Payment is based upon Labor Rate and Utility Costs shall be accompanied by a computation of utility costs for the Building prepared by an independent certified public accountant or independent managing agent designated by Landlord from which Landlord shall make the computation of Utility Costs. In making computations of operating expenses and utility costs the certified public accountant or managing agent may rely on Landlord's estimate and allocations whenever said estimates and allocation are needed for this Article. If the Landlord's Statement shall show that the sum paid by Tenant under Section 7.03C exceeded Tenant's Operating Payment required to be paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or, at Landlord's election credit the amount of such excess against subsequent payments under this Section 7.03 or Section 7.02, and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within 10 days after demand therefor.

     E. If the Commencement Date or the Expiration Date shall occur on a date other than January 1, or December 31, respectively, and Additional Rent under this Section 7.03 for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this Lease, any Additional Rent under this Article shall be paid or adjusted within 30 days after submission of a Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 7.03 and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent shall survive the termination of this Lease.*

     SECTION 7.04 The computations of Additional Rent under this Article 7 are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for costs and expenses paid by Landlord with respect to the Building. Without limiting the foregoing. Landlord may compute Tenant's Operating Payment pursuant to subdivision (a) or clause (1) of subdivision (b) of Section 7.03A whether or not the Building is a Class A Office Building, whether or not Porters are employed in the Building and without regard to whether such employees are members of Local 32B.

     SECTION 7.05 A. Landlord's failure to render Landlord's Statements with respect to any Tax year or Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Tax Year or Escalation Year, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for that Tax Year or Escalation Year, as the case may be. Nothing herein contained shall restrict Landlord from issuing a Landlord's Statement at any time there is an increase in Taxes, Utility Costs, Labor Rates or Operating Expenses during any Tax Year or Escalation Year or any time thereafter.

     B. Each Landlord's Statement shall be conclusive and binding upon Tenant unless (a) within 30 days after receipt of such Landlord's Statements Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the particular respects in which Landlord's Statement is claimed to be incorrect and (b) if such dispute shall not be resolved within 90 days after the giving of such Landlord's Statement, Tenant shall within 60 days after the expiration of such 90-day period, submit the dispute to arbitration pursuant to
Article 28 Pending the determination of such dispute, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, without prejudice to Tenant's position. If such dispute is ultimately determined in Tenant's favor, Landlord shall promptly after such determination pay to Tenant any amount so overpaid by Tenant.


                                   ARTICLE 8

                                   INSURANCE

     SECTION 8.01 Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Building which would: (a) subject Landlord to any liability for injury to any person or property by reason of an activity being conducted in the Premises or by Tenant, (b) cause any increase in the insurance rates applicable to any policies of insurance carried by Landlord covering the Building or the Building Equipment located therein, (c) result in the cancellation of or the assertion of any defense by the insurer to any claim under any policy insurance maintained by or for the benefit of Landlord or (d) be prohibited by or violate the rules and regulations of the Insurance Service Organization or any other insurance rating organization having jurisdiction.

     SECTION 8.02 If as a result of: (a) any act or omission on the part of Tenant, or anyone claiming by, through or under Tenant, including the use and occupancy of the Premises by Tenant or anyone claiming by, through or under Tenant, whether or not Landlord has consented to the same or whether or not due to Tenant's use or occupancy, or (b) Tenant's abandonment or failure to occupy the Premises, the insurance rates applicable to any policies of insurance carried by Landlord covering the Real Property or the rental income to be derived therefrom or the Building, Equipment or other property of Landlord shall be increased, Tenant agrees to pay Landlord as additional rent within ten (10) days after Landlord's demand therefor, the entire portion of the premiums for said insurance which shall be attributable to such higher rates. If any such insurance carried by Landlord shall be cancelled by the insurance carrier as a result of the aforementioned acts or omissions of Tenant or anyone claiming by, through or under Tenant, Tenant agrees to indemnify and hold Landlord free and harmless from all damages, costs, liabilities and expenses (including reasonable attorneys' fees and disbursement) which Landlord may sustain by reason thereof.

     SECTION 8.03 In determining whether any increase in such rates is the result of any of the aforementioned acts or omissions of Tenant or anyone claiming by, through or under Tenant, a schedule or rule book issued by the Insurance Service Organization or any other insurance rating organization having jurisdiction, or the rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Premises and the Building and the rental income to be derived therefrom.

     SECTION 8.04 A Tenant shall secure and keep in full force and effect throughout the Term, at Tenant's sole cost and expense, (a) Comprehensive General Liability Insurance, written on an occurrence basis, to afford protection in such amount as Landlord may determine and in no event less than* combined single limit for bodily injury and/or death arising therefrom and Broad Form property damage (including a "personal injury" endorsement covering claims arising out of false arrest, false imprisonment, defamation, libel and slander, wrongful eviction, discrimination and invasion of privacy without exclusion of coverage for claims of personal injury brought by employees, agents or contractors of an insured) arising out of any one occurrence; and which insurance shall include coverage for contractual liability (including covering the matters set forth in Article 20 hereof), owner's protective liability, independent contractor's liability and completed operations liability; (b) Comprehensive Automobile Liability, covering owned, non-owned and hired vehicles, providing bodily injury and property damage, all on a per occurrence basis, at a combined single limit in such amount as Landlord may determine and in no event less than $1,500,000; (c) insurance upon Tenant's Property and Improvements made at Tenant's sole cost and expense, in an amount equal to the full replacement value thereof (including, an "agreed amount" endorsement), including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in "all risk" insurance policies (including breakage of glass within the Premises, sprinkler leakage, flood, earthquake and collapse), (d) Broad Form Boiler and Machinery Insurance on all air conditioning equipment, miscellaneous electrical apparatus, boilers and other pressure vessels or systems, whether fired or unfired, installed by Tenant in, adjoining, above or beneath the Premises: and if said equipment, vessels or systems and the damage that may be caused by or result from them are not covered by Tenant's extended coverage insurance mentioned in clause (c) of this Section, such Boiler and Machinery Insurance shall be in amounts set by Landlord and in no event less than the amount of Two Hundred Fifty Thousand Dollars ($250,000); (e) during the course of any alterations or construction by Tenant in the Premises and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), the Superior Mortgagee and the Superior Lessor in all work incorporated in the Building and all materials and equipment in or about the Premises; (f) Worker's Compensation and Employer's Liability Insurance, as required by law; and (g) such other insurance in such amounts as Landlord, the Superior Mortgagee or the Superior Lessor may reasonably require from time to time. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Section under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this Lease.

     B. All such insurance shall be written in form and substance satisfactory to landlord by an insurance company in a financial size category of not less than XII and with general policy holder's ratings of not less than A, as rated in the most current available "Best's" insurance reports, and licensed to do business in New York State and authorized to issue such policies. Upon failure of Tenant to procure, maintain and place such insurance and pay all premiums and charges therefor. Landlord may do so (but shall not be obligated) and in such event Tenant agrees to pay the amount thereof to Landlord as Additional Rent on demand. All policies of insurance procured by Tenant shall contain endorsements providing that (a) such policies may not be materially changed, amended, reduced, cancelled (including for non-payment of premium) or allowed to lapse with respect to Landlord, or any Superior Lessor, Superior Mortgagee or Fee Mortgagee except after 45 days, prior notice from the insurance company to each, sent by registered mail; and (b) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord shall have no obligation for the payment thereof notwithstanding that Landlord is or may be named as an insured. Duly executed certificates of insurance (including evidence of the waivers of subrogation required pursuant to Section 8.05) or, if required by Landlord or the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee, original policies, together with reasonable satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord, the Superior Lessor and the Superior Mortgagee and the Fee Mortgagee on or before the Commencement Date. Any endorsements to any such policies shall also be so deposited upon issuance thereof and each renewal or replacement of a policy shall be so deposited at least 20 days prior to the expiration of such policy. Tenant shall not carry separate or additional insurance, concurrent in form or contributing, in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease. Further, all policies of insurance procured by Tenant shall be written as primary policies not contributing with nor in excess of coverage that Landlord may carry.

     C. All insurance procured by Tenant under this Article 8 shall be issued in the names and for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture), Tenant and, unless Landlord otherwise requests, the Superior Lessor, the Superior Mortgagee and the Fee Mortgagee, as their respective interests may appear, and shall contain an endorsement that each of Landlord, the Superior Lessor Superior Mortgagee and the Fee Mortgagee, although named as an insured, nevertheless shall be entitled to

*$2,000,000 (or such greater amount as may be required by any Superior
             Mortgagee)
recover under said policies for any loss or damage occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed and undisclosed) by reason of the negligence of Tenant, its servants, agents, employees and contractors. In the case of insurance against damage by fire or other casualty, the policy or policies shall provide that loss shall be adjusted with Landlord and shall be payable to Landlord, to be held and disbursed as provided in this Lease, or to the Superior Mortgagee under a standard mortgagee clause, or to the Superior Lessor.

     SECTION 8.05 Each party shall include in each of its insurance policies (and, with respect to any equipment in the Premises leased by Tenant, in the insurance policies covering such equipment carried by Tenant or the lessors of such equipment) covering loss, damage or destruction by fire or other insured casualty or worker's compensation or employer's liability a waiver of the insurer's right of subrogation against the other party. If such waiver should be unobtainable or unenforceable each shall obtain from its insurer (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty or liability the right of recovery against any party responsible for a casualty or liability covered by such policies, or (b) any other form of permission for the release of the other party. If such waiver shall cease to be obtainable, the insured party shall so notify the other party promptly after learning thereof.

     SECTION 8.06 As long as Landlord's insurance policies include the waiver of subrogation or agreement or permission to release liability referred to in
Section 8.05, Landlord, to the extent that such insurance is in force and collectible, hereby waives (a) any obligation on the part of Tenant to make repairs to the Basic Construction of the Building and Landlord's Work necessitated or occasioned by fire or other insured casualty, and (b) any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their employees, agents or contractors, for any loss occasioned by fire or other insured casualty. In the event that at any time Landlord's insurance carriers shall not include such or similar provisions in Landlord's policies, the waivers set forth in the foregoing sentence shall, upon notice given by Landlord to Tenant, be deemed of no further force or effect with respect to any insured risks under such policies from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Landlord shall look solely to the proceeds of such policies to compensate Landlord for any loss occasioned by fire or other insured casualty.

     SECTION 8.07 As long as Tenant's insurance policies include the waiver of subrogation or agreement or permission to release liability referred to in
Section 8.05, Tenant to the extent that such insurance is in force and collectible hereby waives (and agrees to cause all other occupants of the Premises to execute and deliver to Landlord instruments waiving) any right of recovery against Landlord, the Superior Lessor, the Superior Mortgagee and the Fee Mortgagee and any of their employees, agents or contractors, for any loss occasioned by fire or other insured casualty or liability under any workers' compensation law, In the event that at any time Tenant's insurance carries shall not include such or similar provisions in Tenant's policies, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice (or in the case such insurer shall not be willing to grant such waiver for all of the required parties, such waiver shall be of no force or effect only with respect to the required parties not included in such waiver). In the event Tenant fails to have casualty insurance in effect as required by this Article 8, the waiver set forth in the first sentence of this Section 8.07 shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect. During any period while the foregoing waiver of right of recovery is in effect, Tenant or any other occupant of the Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other occupant for any loss occasioned by fire or other insured casualty or as a result of any liability under workers' compensation laws.

     SECTION 8.08 Except to the extent expressly provided in Section 8.06, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or the terms of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

     SECTION 8.09 Except as otherwise provided in Section 8.04, nothing contained in Sections 8.05, 8.06 or 8.07 shall be deemed to impose upon Landlord or Tenant any duty to procure or maintain any kinds of insurance or any particular amounts or limits of any such kinds of insurance. The insurance policies referred to in Section 8.05 shall be deemed to include policies procured and maintained by a party for the benefit of its lessor, mortgagee or pledgee.

                                   ARTICLE 9

                             COMPLIANCE WITH LAWS

     SECTION 9.01 A. Tenant, at its sole cost and expense, shall comply with all Legal Requirements and all Insurance Requirements and shall give Landlord prompt notice of any lack of compliance with any of the foregoing, except that Tenant shall not be under any obligation to comply with any Legal Requirements or Insurance Requirements requiring any structural alteration of the Premises solely by reason of the use thereof for any of the permitted purposes specified in Section 5.01 unless said alteration (a) is necessitated by a condition which has been otherwise created by, or at the instance of, Tenant, (b) is attributable to the use or manner of use to which Tenant puts the Premises, other than as permitted by Section 5.01, (c) is required by reason of a breach of Tenant's obligations hereunder, or (d) is occasioned, in whole or in part, by any act, omission or negligence of Tenant or any person claiming through or under Tenant, or any of their employees, agents, contractors, invitees or licensees. Tenant shall pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord, the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee by reason of arising out of Tenant's failure fully and promptly to comply with the provisions of this Section. Where any structural alteration of the Premises is required by any such Legal Requirement or Insurance Requirment and, by reason of the express exception hereinabove contained, Tenant is not obligated to make such alteration, then Landlord shall make such alteration and pay the cost thereof. Tenant need not comply with any such Legal Requirement or Insurance Requirement so long as Tenant shall be contesting the validity or applicability thereof in accordance with Section
9.02. Subject to the provisions of this Article, Landlord, at its expense, shall comply with all other Legal Requirements and Insurance Requirements as shall affect the Premises, but may similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof.

     B. If in any Escalation Year all or any portion of which shall be within the Term Landlord shall incur any expenditure in respect of the Real Property for capital improvements or capital equipment by reason of Legal Requirements or Insurance Requirements or which under generally accepted real estate practice would be expensed or regarded as deferred expenses, Tenant shall reimburse Landlord on demand for Tenant's Proportionate Share of the annual amortization (reasonably determined by Landlord on a straight-line basis over an appropriate period not to exceed 10 years, with interest calculated at an annual rate of 1% above the prime rate at the time of Landlord's having made such expenditures) of such expenditures; provided, however, that in the event Landlord receives an exemption or abatement of Taxes by reason of any such capital improvement of capital equipment (other than an exemption, abatement or credit which is the result of the application of Section 38 of the Internal Revenue Code of 1954, as amended, or any similar provision of Federal or New York law), the cost of such capital improvement or capital equipment shall be reduced by the amount of such exemption or abatement. Notwithstanding anything to the contrary contained in this Section 9.01B, if during any Escalation Year all or any portion of which shall be within the Term, Tenant's Operating Payment is computed in accordance with Subsection 7.03A(b)(2), the provisions of this Section 9.01B shall not apply with respect to such Escalation Year.

     SECTION 9.02 Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Legal Requirement or Insurance Requirement, provided that: (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate(s) of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to 100% of the cost of such compliance (as reasonably estimated by Landlord) and shall indemnify Landlord against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance, or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of the terms of the Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, the Superior Lessor, the Superior Mortgagee, the Fee Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatever unless such charge is withdrawn 5 days before Landlord, the Superior

Lessor, the Superior Mortgagee or the Fee Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

     SECTION 9.03 Any Improvements made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with and subject to the provisions of Article 10.

     SECTION 9.04 Notwithstanding anything to the contrary contained elsewhere in this Lease, if (a) the New York Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Real Property or the Premises requires or recommends that (i) any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied in the Building sprinkler system by reason of the conduct of Tenant's business or Tenant's use or occupancy of the Premises, or the location of partitions, trade fixtures or other contents of the Premises, or (ii) for any reason, any such changes, modifications, alterations or additions be made in the Premises only, or (b) such changes, modifications, alterations or additions in the Premises become necessary to prevent the imposition of a penalty or charge against the full allowance, if any, for a sprinkler system in Landlord's "all risk" insurance policy for the Building, Landlord shall make all such changes, modifications, alterations and additions and Tenant shall pay the cost thereof to Landlord as Additional Rent on demand.

                                  ARTICLE 10

                        IMPROVEMENTS; TENANT'S PROPERTY

     SECTION 10.01 Upon and subject to the terms of this Article (and, with respect to Improvements made in connection with Tenant's initial occupancy of the Premises, subject in the terms of the Work Letter), Tenant at any time and from time to time during the Term, at its sole cost and expense, may make Improvements in and to the Premises, excluding structural changes, provided:

          (a) The Improvements will not result in a violation of or require a change in any certificate of occupancy applicable to the Premises or to the Building

          (b) The character, outside appearance, usefulness or rentability of the Building or any part thereof shall not be affected in any way, and such Improvements shall not, in the sole opinion of Landlord, weaken or impair (temporarily or permanently) the structure or lessen the value or cubic content of the Premises or the Building either during the making of such Improvements or upon their completion;

          (c) No part of the Building outside of the Premises shall be physically affected;

          (d) The proper or economical functioning of the Building Equipment, in the sole opinion of Landlord shall not be affected;

          (e) In performing the work involved in making such Improvements, Tenant shall be bound by and observe all of the terms of this Article;

          (f) Upon the termination of this Lease, Tenant shall, on Landlord's request restore those portions of the Premises* to their condition prior to the making of any Improvements by Tenant, reasonable wear and tear damage by insured casualty expected;

          (g) Tenant shall not use the elevators during business hours on business days for haulage or removal of material or debris;

          (h) Before proceeding with any Improvements, Tenant shall submit to Landlord three copies of detailed plans and specifications therefor, for Landlord's consent. Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord in connection with (i) its decision and the decision of the Superior Lessor, Superior Mortgagee and the Fee Mortgagee as to whether to approve the proposed Improvements (ii) inspecting the Improvements to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all Legal Requirements and Insurance Requirements, including the fees and expenses of any architect or engineer employed for such purpose. If such Improvements require consent by or notice to the Superior Lessor, the Superior Mortgagee or the Mortgagee, Tenant, notwithstanding anything to the contrary contained in this Article, shall not proceed with the Improvements until such consent has been received, or such notice has been given, as the case may be

     *with respect to which Landlord specifically retains its rights pursuant to this subsection 10.01(f) after Landlord's review of the plans and specifications submitted by tenant, and all applicable conditions and provisions of the Superior Lease, the Superior Mortgage or the Fee Mortgage with respect to the proposed Improvements have been met or complied with at Tenant's expense; and Landlord, if it consents to the Improvements, will request such consent or give such notice, as the case may be. Any Improvements for which consent has been received shall be performed strictly in accordance with the approved plans and specifications therefor, and no amendments or additions thereto shall be made without the prior consent of Landlord;

          (i) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as in effect in New York at the time of the making of the Improvement);

          (j) No Improvements estimated to cost more than $50,000 (as estimated by Landlord's architect or licensed professional engineer or general contractor) shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord, (ii) except after at least 30 days' prior notice to Landlord and (iii) prior to Tenant delivering to Landlord either (y) a performance bond and a labor and materials payment bond (issued by a surety company satisfactory to Landlord and licensed to do business in New York State) each in an amount equal to 150% of such estimated cost and otherwise in form satisfactory to Landlord or (z) such other security as shall be satisfactory to Landlord;

          (k) The sprinkler system design is not thereby modified, altered or changed: and

          (l) Tenant shall not (i) attach or affix any screws or fasteners to the exterior curtainwall of the Building or (ii) install, without the written consent of Landlord, any materials that will come in contact with the exterior curtainwall of the Building.

     SECTION 10.02 All Improvements shall at all times comply with all Legal Requirements and Insurance Requirements and all Rules and Regulations (including any Landlord may adopt with respect to the making of Improvements) and shall be made at such times and in such manner as Landlord may from time to time reasonably designate. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such Improvements and for final approval thereof upon completion, (b) deliver three copies thereof to Landlord and (c) cause all Improvements to be performed in a good and first-class workmanlike manner, using new materials and equipment at least equal in quality to the original installations of the Premises or the then standards for the Building established by Landlord. Improvements shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Landlord in the construction, maintenance, cleaning, repair, safety, management security or operation of the Building or the Building Equipment; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Improvements, Tenant shall pay such additional expense as Additional Rent upon demand. In addition to the foregoing sentence, with respect to each Improvement estimated to cost more than $5,000 (excluding, however, Tenant's Work and any Improvement performed or installed by Tenant pursuant to Paragraph 11 of the Work Letter), Tenant shall pay to Landlord, an Additional Rent upon demand, 5% of the cost of such Improvement*/ for indirect job costs, supervision and coordination of the work performed in connection with such Improvement**/Tenant shall furnish Landlord with satisfactory evidence that the insurance required during the performance of the Improvements pursuant to
Article 8 is in effect at or before the commencement of the Improvements and, on request, at reasonable interval thereafter. No Improvements shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant's Property without Landlord's prior consent and unless they shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with fixture equipment or other property, as the case may be, of like utility and at least equal value, unless Landlord shall otherwise consent.

     SECTION 10.03 Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Improvements which shall be issued by any public authority having or asserting jurisdiction. However, nothing herein shall prevent Tenant from contesting in good faith and, at its own expense, any such notice of violation in accordance with the provisions of Sections 9.02.

* (other than the cost of any decorations made by Tenant)
**(except that, with respect to the cost of items of Landlord's Work and Tenant's Work required to be performed pursuant to Exhibit C, Tenant shall be required to pay only such Additional Rent as may be specifically set forth in Exhibit C).

     SECTION 10.04 Tenant hereby indemnifies Landlord against liability for any and all mechanic's and other liens filed in connection with Improvements or repairs, including the liens of any conditional sales of, or chattel mortgages, title retention agreements, security agreements or financing statements upon, any materials or fixtures installed in and constituting part of the Premises. Tenant shall promptly pay, in cash, the cost of all Improvements. Tenant, at its expense, shall procure the discharge of all such liens within 10 days after the filing of any such lien against the Premises or the Real Property. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent and shall be paid on demand.

     SECTION 10.05 Only Landlord or any one or more persons approved or designated by Landlord (Landlord or such person being referred to in this Section as "Designated Contractor") shall be permitted to act as contractor for any work to be performed in accordance with this Article. Landlord expressly reserves the right to act as, or to designate, at any time and from time to time, an exclusive construction contractor and Landlord furthermore expressly reserves the right to exclude from the Building any person attempting to act as construction contractor in violation hereof. In the event Tenant proposes to use any contractor or subcontractor other than the Designated Contractor for the performance of any Improvement, Tenant shall submit to Landlord, together with the plans and specifications required pursuant to subsection 10.01(h), the name of such contractor or subcontractor. If Landlord shall not consent to Tenant's engaging such contractor or subcontractor for the performance of such Improvement. See Section 46.10.

     SECTION 10.06 Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's opinion create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

     SECTION 10.07 All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Term (collectively "Fixtures"), whether or not at the expense of Tenant, shall be surrendered to Landlord upon the termination of this Lease except as otherwise expressly provided in this Lease: provided, however, that any Fixtures attached to, or built into, the Premises at the expense of Tenant shall be and remain the property of Tenant during the Term and any Fixtures attached to, or built into, the Premises at the expense of Landlord shall be and remain the property of Landlord during the Term. The Fixtures shall include all electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, railways, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment, improvements and appurtenances of a similar nature or purpose whether or not attached to or built into the Premises.

     SECTION 10.08 If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's Property from the Premises, Landlord may immediately enter, and alter, renovate and redecorate the Premises, without abatement of rent or liability to Tenant, and such acts shall have no effect upon this Lease.

     SECTION 10.09 No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Improvements in the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated Improvements comply with any Legal Requirements or Insurance Requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any of the terms of this Lease. Notice is hereby given that neither Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgagee nor the Fee Mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or the Superior Lessor, Superior Mortgagee or Fee Mortgagee in and to the Premises or the Real Property.

     SECTION 10.10 Tenant shall keep records of Improvements costing in excess of $10,000 and of the cost thereof. Tenant shall, within 45 days after demand by Landlord, furnish to Landlord copies of such records.

                                  ARTICLE II

                                    REPAIRS

     SECTION 11.01 Tenant at its sole cost and expense, shall take good care of the Premises and Building Equipment therein and Tenant's Property and the Fixtures. Tenant, at its sole cost and expense, shall make and be responsible for all repairs, interior or exterior, structural and otherwise, ordinary or extraordinary as and when needed to preserve the Premises and the Building Equipment therein and Tenant's Property and the Fixtures in good working order and condition, the need for which arises out of (a) the installation, use, existence or operation of Improvements. Tenant's Property or Fixtures*/ (b) the moving of Tenant's Property or Fixtures in or out of the Building or the Premises. (c) the acts, omissions, negligence or misuse of Tenant or any of its subtenants or any of its or their employees, agents, contractors, licensees or invitees or their use or occupancy or manner of use or occupancy of the Premises otherwise than in accordance with the terms of this Lease (except fire or other casualty caused by Tenant's negligence if the fire or other casualty insurance policies insuring Landlord are not invalidated and the rights of Landlord are not adversely affected by this provision) or (d) pursuant to the provisions of
Section 9.01A: provided, however, that Landlord, as its option, may make any of the foregoing repairs (other than repairs to Tenant's Property) and in such event. Tenant shall pay, Landlord the cost thereof as Additional Rent on demand. In no event shall Tenant be required to make, be responsible for or pay for any repairs which are required as a result of the negligence of Landlord, its agents, contractors or employees. Tenant at its sole cost and expense, shall promptly replace scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises. Tenant shall promptly make, at its sole cost and expense, all repairs in or to the Premises for which it is responsible. If the Premises shall include any space on any ground, street, mezzanine or basement floor in the Building, Tenant at its sole cost and expense, shall make all necessary repairs to all windows and other glass in on or about such space and put, keep and maintain all portions of the Premises and any sidewalks, curbs, entranceways, passageways and vaults adjoining and/or appurtenant to the Premises in clean and ordered condition, free of dirt, rubbish, snow, ice and other accumulations and unlawful obstructions. All repairs made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with the provisions of Article 10, and shall be at least equal in quality and class to the original work or installation or the then standards for the Building established by Landlord.

     SECTION 11.02 Landlord shall operate the Building as a first-class office building with retail stores. Landlord shall, at its expense, make or cause to be made all necessary repairs, interior or exterior, structural or non-structural, ordinary or extraordinary to keep the Building in good order and repair, including the Premises and the Building Equipment therein, excluding, however,
(a) repairs of Tenant's Property or Improvements not occasioned by Landlord's negligence and (b) repairs which Tenant is obligated to make pursuant to Section
11.01 and the other terms of this Lease. Landlord shall, at Tenant's sole cost and expense, perform all maintenance and make all necessary repairs to the air conditioning equipment and any security systems or devices which may be installed in the Premises by Landlord, Tenant or others except the building standard air conditioning system which (except as otherwise provided in Section 11.01) shall be maintained and repaired at Landlord's sole cost and expense. All such repairs and replacements shall be of a quality at least equal to that of the original

* by Tenant or Tenant's contractors, subcontractors, employees or agents, installation. Nothing contained in this Section shall require Landlord to paint the Premises. No liability of Landlord to Tenant shall, however, accrue under this Section unless and until Tenant has given notice to Landlord of the specific repair required to be made, or of the failure properly to furnish any service. Landlord shall endeavor not to unreasonably interfere with Tenant's use and occupancy of the Premises in making any repairs or performing any maintenance required pursuant to this Section, but Landlord shall not be obligated to use overtime labor.

     SECTION 11.03 Tenant recognizes and acknowledges that the operation of the Building Equipment may cause vibration, noise, heat or cold which may be transmitted throughout the Premises. Landlord shall have no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is prevalent in the Building.

                                  ARTICLE 12

                   HEATING, VENTILATION AND AIR CONDITIONING

     SECTION 12.01 Landlord, at Landlord's expense (except as may be set forth in Article 13), shall furnish and distribute to the Premises, through the Building heating, ventilating and air conditioning systems, heat, ventilating and air conditioning, as may be required for reasonably comfortable occupancy of the Premises during business hours and on business days. Landlord and Tenant further agree to operate the heating, ventilating and air conditioning equipment in accordance with their designs criteria unless a recognized energy or water conservation program, guidelines, regulations or recommendations promulgated by any Federal, State, City or other govermental or quasi-governmental bureau, board, department, agency, office, commission or other subdivision thereof or the American Society of Heating, Refrigeration and Air-Conditioning Engineers, Inc. or any successor thereto or other organization serving a similar function shall provide for any reduction in operations below said design criteria in which case such equipment shall be operated so as to provide reduced service in accordance with such program, guidelines, regulations or recommendations.

     SECTION 12.02 If Tenant shall require heating, ventilating or air conditioning service at any time other than during business hours on business days ("after hours"), Landlord shall furnish the same upon advance notice from Tenant, given prior to 2.00 P.M. on any business day on which Tenant requires such after hours heating, ventilating or air conditioning or if Tenant shall desire heating, ventilation or air conditioning on a day other than a business day, Landlord shall furnish the same upon advance notice from Tenant given prior to 2.00 P.M. on the last business day to occur prior to such non-business day, and Tenant shall pay Landlord's then established charges therefor as Additional Rent on demand. If any of the other tenants shall request and receive heat after hours or other tenants on the same floor shall request and receive air conditioning after hours at the same time as Tenant, only that equitably pro-rated portion of the charge made by Landlord for such service shall be allocated to Tenant.

     SECTION 12.03. Tenant acknowledges that it has been advised that the Building has sealed windows and that the Premises may become uninhabitable during hours or days when Landlord is not required to furnish heat, ventilation or air conditioning pursuant to this Article 12. Any use or occupancy of the Premises during such hours or days when Landlord is not so required to furnish heating, ventilating or air conditioning shall be at the sole risk, responsibility and hazard of Tenant. Landlord shall have no ability to Tenant with respect to such condition of the Premises. In addition, Landlord shall not be responsible if the normal operation of the Building heating or ventilating system or the air conditioning system serving the Premises shall fail to provide such service in accordance with the requirements of this Lease in any portions of the Premises (a) which shall have an electrical load in excess of 3 1/2 watts per square foot of usable area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area or (b) because of any rearrangement of partitioning or other Improvements. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. Tenant understand that any subsequent rearrangement of partitioning after initial installation which interferes with normal operation of said systems of the use of computer or data processing machines or other machines and equipment may require changes or alterations in said systems or in the ducts through which the same operate, and Tenant according covenants and agrees that any changes so occasioned shall be made only with Landlord's prior consent and shall be done in accordance with the provisions of Article 10.

                                  ARTICLE 13

                                  ELECTRICITY

     SECTION 13.01 Landlord shall install in the Building and the Premises, in accordance with the provisions of the Work Letter and the Plans and Specifications (as defined in the Work Letter) approved by Landlord, such electrical risers, feeders and wiring as shall be necessary to permit Tenant to receive electrical energy for (a) Tenant's reasonable use of normal office equipment and such lighting, electrical appliances and other machines and equipment as Landlord may reasonably permit to be installed in the Premises and
(b) the operation of the heating, ventilating and air conditioning system serving the Premises; provided, however, in no event shall the electrical energy required by Tenant for such uses exceed the capacities set forth on Schedule A of the Work Letter.* Landlord will permit the electrical risers, feeders and wiring in the Building serving the Premises to be used by Tenant to the extent that they are available, suitable, safe and within the plan and design capacities for the Building.

     SECTION 13.02 Tenant's use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installation, in each case, as properly allocable to the Premises based on square foot area. In order to insure that such electrical capacity is not exceeded and to avert possible adverse effect upon the Building's electrical system, Tenant shall not, without the prior consent of Landlord, make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines or office equipment or appliances (other than typewriters and similar low energy consuming office machines) in the Premises which utilize electrical energy. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days after being billed therefor, provided that Landlord shall not be obligated to consent to any such alteration or installation if, in Landlord's judgement, the same are unnecessary or will cause permanent damage or injury to the Building or the Premises or will cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. Rigid conduit only will be allowed or such other wiring or conduit which will not violate any applicable Legal Requirements.

     SECTION 13.03 Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements, except for any actual damage suffered by Tenant by reason of any such failure inadequacy or defect caused by Landlord's negligence, and then only after actual notice as provided in Section 11.02.

     SECTION 13.04 Landlord shall furnish and install all lighting, tubes, lamps, starters, bulbs and ballast required in the Premises and Tenant shall pay to Landlord or its designated contractor the then established charges therefor as Additional Rent on demand except that any such items installed at the commencement of the Term for building standard fixtures shall be at Landlord's sole cost and expense.

     SECTION 13.05 If pursuant to a Legal Requirement or the policies of the public utility company servicing the Building**,/ no longer permitted to obtain electrical energy***/ Landlord will furnish electrical energy to the Premises either, at Landlord's option, on a submetering basis or a rent inclusion basis. Landlord shall give Tenant notice at least 30 days prior to the date on which Landlord shall commence furnishing electrical energy to the Premises (unless such notice is not feasible under the circumstances in which event Landlord will give Tenant such reasonable notice as is possible), which notice will set forth the method chosen by Landlord for furnishing electrical energy to the Premises and the terms on which Landlord will so furnish electrical energy. In the event that Tenant disputes any of such terms, Tenant shall so notify Landlord within 30 days after the giving of Landlord's notice and in the event that such dispute is not resolved by Landlord and Tenant within 30 days after the giving of Tenant's notice, Tenant shall, within 30 days after expiration of such 30-day period, submit such dispute to arbitration in accordance with Article 28. Pending the determination of such dispute, Tenant shall comply with all of the terms set forth in Landlord's notice without prejudice to Tenant's position. If such dispute is ultimately determined in Tenant's favor, Landlord shall

  * See Section 46.11
 ** Tenant is
*** in the manner provided in Section 13.01, promptly after such determination pay Tenant any amount overpaid by Tenant for electrical energy furnished to the premises by Landlord during such period. Landlord, at Tenant's expense, shall make all alterations and install all wiring and equipment necessary to enable the Landlord to furnish electrical energy to the Premises. Landlord, at its option, before commencing any such work to be paid for by Tenant or at any time thereafter, may require Tenant to furnish to Landlord such security, whether by surety bond in form and amount and issued by a corporation licensed to do business in New York State satisfactory to Landlord or otherwise, as Landlord shall deem necessary to assure the payment for such work by Tenant.

                                  ARTICLE 14

                          CLEANING AND OTHER SERVICES

     SECTION 14.01 A. Provided Tenant shall keep the Premises in good order, Landlord shall cause the Premises including the windows thereof (subject to Tenant maintaining unrestricted access to such windows), but excluding any portions of the Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Exhibit D. Tenant shall pay to Landlord as Additional Rent on demand Landlord's charges for (a) cleaning work in the Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its agents, employees, contractors, licensees or invitees (ii) use of portions of the Premises for the storage, preparation, service or consumption of food or beverages reproduction, data processing or computer operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass surfaces,
(iv) non-Building Standard materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit D as shall have been requested by Tenant, and (b) removal from the Premises and the Building of (i) so much refuse and rubbish of Tenant as shall exceed that normally accumulated in the daily routine of ordinary business office occupancy and (ii) all of the refuse and rubbish of Tenant's machines and of any eating facilities requiring special handling and (c) additional cleaning work in the Premises or the Building required because of the use of the Premises by Tenant after hours. Landlord and its cleaning contractor and their employees shall have access to the Premises at all times except between 8:00 A.M. and 5:30 P.M. on business days and, to the extent that it will not unreasonably interfere with the operation of Tenant's business during business hours. Landlord and its cleaning contractor and their employees shall have the use of Tenant's light power and water in the Premises, without charge therefor, as may be reasonably required for the purpose of cleaning the Premises. If Tenant is permitted hereunder to and does have a separate area for the storage preparation, service or consumption of food or beverages in the Premises, Tenant, at its sole cost and expense shall cause all portions of the Premises so used to be cleaned daily in a manner satisfactory to Landlord and to be exterminated regularly and, in addition, whenever there shall be evidence of any infestation.

     B. The cleaning services required to be furnished by Landlord pursuant to this Section may be furnished by a contractor or contractors employed by Landlord and Tenant agrees that Landlord shall not be deemed default of any of its obligations under this Section unless such default shall continue for an unreasonable period of time after notice from Tenant to Landlord setting forth the specific nature of such default.

     SECTION 14.02 Landlord, at Landlord's expense, shall furnish necessary elevator service on business during business hours and shall have an elevator subject to call at all other times. Landlord shall not be required to furnish any operator service for automatic elevators. If Landlord shall, at any time, elect to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service. In the event Tenant shall require the use of the Building's elevators for purposes not otherwise supplied by Landlord after hours. Landlord shall provide a service elevator or passenger elevator, as the case may be, for the use of Tenant, provided Tenant gives Landlord reasonable notice of the time and use of such elevators to be made Tenant and Tenant pays Landlord's usual and reasonable charges for the use thereof as Additional Rent demand, including, without limitation, any expense for operator service for such elevator which Landlord may deem necessary in connection with Tenant's use of such elevator. Landlord shall have the right to change operation or manner of operating any of the elevators in the Building and shall have the right to discontinue temporarily or permanently, the use of any one or more cars in any of these banks of elevators provided reasonable elevator service is provided to the Premises.

     SECTION 14.03 Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points in the Premises for ordinary lavatory, cleaning and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may install a water meter and measure Tenant's consumption of water for purposes. Tenant shall pay Landlord the cost of any such meter and its installation and the cost of keeping such meter and any such installation equipment in good working order and repair as Additional Rent on demand. Tenant agrees to pay for water consumed as shown on said meter and all sewer and any other rent, tax, levy or charge based thereon which now or hereafter is assessed, imposed or a lien upon the Premises or the Building, as and when bills are rendered.

     SECTION 14.04 Landlord reserves the right to stop, interrupt or reduce service of the heating, ventilating or air conditioning systems, elevator, electrical energy, or plumbing or any other service or systems, because of Force Majeure, Legal Requirements or Insurance Requirements or for repairs or improvements, which, in the judgment of Landlord, are desirable or necessary, until the reason for such stoppage has been eliminated. Landlord shall have no liability to Tenant for failure to supply any such service or system during such period. Landlord agrees, however, that any such repairs, alterations and improvements shall be made with a minimum amount of inconvenience to Tenant and that Landlord will diligently proceed therewith to completion, subject to Force Majeure.

     SECTION 14.05 Only Landlord or one or more persons approved by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice, food, beverages, bootblacking, barbering and other similar supplies and services to tenants. Landlord may fix the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of said supplies and services, provided that the quality therof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person attempting to furnish any of said supplies or services but not so designated by Landlord. However, Tenant, its regular office employees, or invitees may personally bring food or beverages into the Building for consumption within the Premises solely by Tenant, its regular office employees or invitees. In all events, all food and beverages shall be carried in closed containers.

     SECTION 14.06 Only Landlord or one or more persons approved by Landlord shall be permitted to act as maintenance contractor for all waxing, polishing, lamp replacement, cleaning and maintenance work in the Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors servicing a first class office building with retail space. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees. Landlord may fix the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of said services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors: and Landlord furthermore expressly reserves the right to exclude from the Building any person attempting to furnish any of said services but not so designated by Landlord.

     SECTION 14.07 Landlord will not be required to furnish any services, including window or other cleaning services, except as otherwise provided in Articles 12 and 14 and Sections 13.04 and 13.05.


                                  ARTICLE 15

                    DAMAGE TO OR DESTRUCTION OF THE PREMISES

     SECTION 15.01 If the Premises or any part thereof shall be damaged or rendered Untenantable by fire or extended coverage peril and Tenant gives prompt notice thereof to Landlord and this Lease is not terminated pursuant to any provision of this Article, Landlord shall proceed, with reasonable diligence after the collection of the insurance proceeds attributable to such damage, to repair or cause to be repaired such damage to the Basic Construction of the Building and Landlord's Work. All other repairs required by reason of such casualty shall be performed by Tenant, at its sole cost and expense, promptly and with due diligence. Except as provided in Section 15.07, the rent shall be equitably abated to the extent that the Premises shall have been rendered Untenantable, such abatement to be from the date of such damage to the date the Premises shall no longer be Untenantable; provided, however, should Tenant reoccupy a portion of the Premises during the period the repair work is taking place and prior to the date the Premises are no longer Untenantable, the rent allocable to such reoccupied portion based upon the proportion which the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

     SECTION 15.02 If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty, and Landlord has not terminated this Lease pursuant to Section 15.03 and Landlord has not*/ completed

*See Section 46.12
the making of the required repairs to the Premises and access thereto within 6 months from the date of such damage or destruction and such additional time after such date (but in no event to exceed 6 months), as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure or adjustment of insurance, Tenant, within 30 days after the date on which Landlord is required to complete the repairs pursuant to this Section, may serve notice on Landlord of its intention to terminate this Lease, and if 30 days thereafter Landlord shall not have completed the making of the required repairs, this Lease shall terminate on the expiration of such 30 days period as if such termination date were the Expiration Date without prejudice, however, to Landlord's rights and remedies against Tenant under the terms of this Lease.

     SECTION 15.03 If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty or if the Building shall be so damaged by fire or other substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any such event Landlord may, at its option, terminate this Lease, by giving Tenant 30 days' notice of such termination, within 90 days after the date of such fire or other casualty. In the event that such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date without prejudice, however, to Landlord's rights and remedies against Tenant under the terms of this Lease. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair pursuant to Section 15.01, there shall be a Successor Landlord, such Successor Landlord shall have a further period of 60 days from the date of so taking possession to terminate this Lease by 30 days' notice to Tenant and in the event that such a notice of termination shall be given, this Lease shall termination as of the date provided in such 30 day notice of termination (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date without prejudice, however, to Landlord's (or Successor Landlord's) rights against Tenant under the terms of this Lease.

     SECTION 15.04 Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty or the repair thereof Landlord will not carry insurance of any kind on Tenant's Property or any Improvements made Tenant's sole cost and expense, and Landlord shall not be obligated to repair any damage thereto or replace the same.

     SECTION 15.05 Except as expressly provided in Section 8.06, nothing herein contained shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

     SECTION 15.06 This Article shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Laws of the Sate of New York providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.

     SECTION 15.07 Notwithstanding any of the foregoing provisions of this Article, if, by reason of some action or inaction on the part of Tenant or any of its employees, agents, licensees or contractors, either (a) Landlord or the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty or (b) the Premises or the Building shall be damaged or destroyed or rendered complete or partially Untenantable on account of fire or other casualty then, without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

                                  ARTICLE 16

                                EMINENT DOMAIN

     SECTION 16.01 A. If the whole of the Real Property or the Premises shall be acquired or condemned eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority with the same effect as if said date were the Expiration Date. If only a part of the Premises shall be so acquired or condemned then, except as otherwise provided in this Article, this Lease shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent shall be an amount which bears the same ratio to the Fixed Rent payable immediately prior to such condemnation as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Building pursuant to this Section) bears to the value of the entire Premises immediately before the taking and any Additional Rent payable shall be adjusted to reflect the diminution of the Premises. The value of the Premises before and after the taking shall be determined for the purposes of this Section by an independent appraiser chosen jointly by Landlord and Tenant. Pending such determination, Tenant shall pay to Landlord rent as fixed by Landlord, subject to adjustment after such determination.

     B. If only a part of the Real Property shall be so acquired or condemned, then (i) whether or not the Premises shall be affected, Landlord, at Landlord's sole option, may give to Tenant within 60 days following the date upon which Landlord shall have received notice of vesting of title, 30 days' notice of termination of this Lease, or (ii) if part of the Building is so acquired or condemned and shall contain more than 25% of the total area of the Premises immediately prior to such acquisition or condemnation and the balance of the Premises is thereby rendered Untenantable, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's sole option, within 60 days following the date upon which Tenant shall have received notice of vesting of title, may give to Landlord 30 days' notice of termination of this Lease. In the event any such 30 day notice of termination if given by Landlord or Tenant, this Lease shall terminate upon expiration of said 30 days with the same effect as if that date were the Expiration Date without prejudice, however, to Landlord's rights against Tenant under the terms of this Lease in effect prior to such termination. If a part of the Premises shall be so acquired or condemned, and this Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at Landlord's expense, shall proceed with reasonable diligence after collection of the condemnation award, to restore that part of the Premises not so acquired or condemned to a self-contained rental unit; provided, however, that Landlord shall not be required to spend for such restoration any amount in excess of the amount of such award or compensation actually received by Landlord as damages for the acquisition or condemnation of such part of the Premises. In the event of any termination of this Lease pursuant to the provisions of this Section, the rent shall be apportioned as of the date of sooner termination and any prepaid portion of rent for any rent for any period after such date shall be refunded by Landlord to Tenant.

     SECTION 16.02 In the event of any such acquisition or condemnation of all or any part of the Real Property Landlord shall be entitled to receive the entire compensation or award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or for Tenant's leasehold interest and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceeding for any moving expenses or for the value of any Tenant's Property which would be removable at the end of the Term pursuant to the provisions of Article 10, but only if such award shall be made by the condemnation court in addition to, and shall not result in a reduction of, the award made by it for the Real Property and the Building Equipment so taken.

     SECTION 16.03 If the temporary use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose during the Term, this Lease and the Term shall be and remain unaffected by such condemnation or taking and Tenant shall continue responsible for all of its obligation hereunder (except to the extent prevented from so doing by reason of such condemnation or taking) and it shall continue to pay the rent in full. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Premises and the balance of any such award shall be apportioned between Landlord and Tenant as of the Expiration Date. At the termination of such occupancy prior to the Expiration Date, Tenant, at its own expense, will restore the Premises as nearly as possible to their condition prior to the condemnation or taking. Notwithstanding the foregoing, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Premises shall be delivered to and held by Landlord in trust for the making of rent payments. The rights and interests of Landlord and Tenant to any award received or receivable with respect to a condemnation or taking for temporary use or occupancy shall be in all other respects governed by the applicable provisions of the Superior Lease and the Superior Mortgage and in event of any conflict between the terms of this Section and of the Superior Lease and the Superior Mortgage, those of the Superior Lease and the Superior Mortgage shall govern.

     SECTION 16.04 If the grade of any street upon which the Real Property is situated or abuts shall be changed by any competent authority, this Lease and the Term shall nevertheless continue in full force and effect, and Landlord shall be entitled to collect from such authority the entire award or compensation that may be made in such proceedings. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or compensation and agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

     SECTION 16.05 The terms "condemnation" and "acquisition" as used herein shall include any agreement in lieu of or in anticipation of the exercise of the power of eminent domain between the Superior Lessor or Landlord and any governmental authority authorized to exercise the power of eminent domain. In the event that there shall be any dispute between Landlord and Tenant arising out of provisions of this Article, such dispute shall be settled by arbitration pursuant to Article 28.

     SECTION 16.06 Should any part of the Premises be taken to effect compliance with any Legal Requirement other than in the manner hereinabove provided in this Article, then if such compliance is the obligation of Tenant, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but if such compliance is the obligation of Landlord, the rent shall be equitably adjusted in the manner provided in Section 16.01.

                                  ARTICLE 17

                           CONDITIONS OF LIMITATION

     SECTION 17.01 This Lease and the Term and estate hereby granted are subject to the limitations that:

          (a) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign domestic), or shall make an assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property; or

          (b) if, within 90 days after the commencement of any proceeding against Tenant, whether by the filing a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), such proceeding shall not have been dismissed, or if, within 90 days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to taken or occupied; or

          (c) if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of 10 days after notice that such rent is due

          (d) if Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed (other than the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within 30 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of 30 days if Tenant shall not (x) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord and in any event prior to such time as would either (i) subject Landlord, Landlord's agents, the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee to prosecution for a crime or (ii) cause a default under the Superior lease or the Superior Mortgage; or

          (e) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 22; or

          (f) if the Premises shall become abandoned for a period of 10 consecutive days or if Tenant shall fail to take occupancy of the Premises within 30 days after the Commencement Date; or

          (g) if Tenant shall default in the performance of any term, covenant, agreement or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond the grace period, if any, set forth in such other lease for the remedying of such default, then in any of said events Landlord may give to Tenant notice of intention to terminate this Lease and to end the term and the estate hereby granted at the expiration of 5 days from the date of the giving of such notice, and in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said 5 days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 18.

     However, if Tenant shall default (i) in the timely payment of Fixed Rent or Additional Rent, and any such default shall continue or be repeated for 2 consecutive months or for a total of 4 months in any period of 12 months or
(ii) more than 3 times in any period of 6 months, in the performance of any other term of this Lease to be performed by Tenant, then, notwithstanding that such defaults shall have each been cured within the applicable period, if any, as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve the said 3 days' notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default.

     SECTION 17.02 Nothing in Section 17.01 shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession or occupancy, it shall become a holdover tenant.

     SECTION 17.03 If, at any time, (a) Tenant shall be comprised of two or more persons, or (b) there is a Guarantor of any Tenant's obligations under this Lease, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Subsections (a) and (b) of Section 17.01 and this Section 17.03, shall mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease.

     SECTION 17.04 If the notice provided for in Section 17.01 shall have been given and this Lease shall be terminated or if the Premises shall be or become vacant, deserted or abandoned; then, in any such event Landlord may without notice terminate all services.


                                  ARTICLE 18

                        RE-ENTRY BY LANDLORD; REMEDIES

     SECTION 18.01 A. If Tenant shall default in the payment when due of any installment of Fixed Rent or in payment when due of any Additional Rent and such default shall continue for a period of 5 days after notice from Landlord to Tenant of such default or if this Lease and the Term shall terminate as provided in Article 17:

          (a) Landlord and Landlord's agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, without liability for damage thereto, to the end that Landlord may have, hold and enjoy the Premises and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

          (b) Landlord, at its option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord in its sole discretion may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease of otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

     B. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease, unless Landlord gives written notice to Tenant of such election. In the event Landlord relets the whole or any part or parts of the Premises pursuant to this Article 18 without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

     SECTION 18.02 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant and all such persons might otherwise have to (a) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (b) redeem the Premises or any interest therein, (c) re-enter or repossess the Premises, or (d) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgement or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease. The word "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted in their technical legal meanings.

     SECTION 18.03 In the event of any breach or threatened breach by Tenant or any person claiming through or under Tenant of any of the terms of this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

     SECTION 18.04 If this Lease shall terminate as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

          (a) Tenant shall pay to Landlord all rent to the date upon which this Lease shall have been terminated or to the date of re-entry upon the Premises by Landlord, as the case may be;

          (b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any rent due at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant;

          (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between the rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents ("Net Rent") collected under any reletting effected pursuant to the provisions of Section 18.01 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting including all repossession costs, brokerage commissions, legal expenses, alteration costs and other expenses of preparing the Premises for such reletting);

          (d) Any deficiency in accordance with subdivision (c) above shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

          (e) Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period to the Expiration Date from the latest of the date of termination of this Lease, the date of re-entry or the date through which monthly deficiencies shall have been paid in full (conclusively presuming the Additional Rent to be the same as payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted at the rate of 4% per annum to present worth. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises (as the case may be) so relet during the term of the reletting; and

          (f) In no event shall Tenant be entitled (i) to receive any excess of any Net Rent under subdivision (c) over the sums payable by Tenant to Landlord hereunder or (ii) in any suit for the collection of damages pursuant to this Section, to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and the expenses of reletting.

     SECTION 18.05 A. If this Lease be terminated as provided in Article 17 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:

          (a) That the Premises shall be, upon such earlier termination or re-entry, in the same condition as that iXX which Tenant has agreed to surrender them to Landlord on the Expiration Date;

          (b) That Tenant, on or before the occurrence of any event of default hereunder, shall have performed every covenant contained in this Lease for the making of any Improvement to the Premises or for repairing any part thereof; and

          (c) That, for the breach of either Subdivision (a) or (b) of this Subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at the Interest Rate for the period between the date of the occurrence of any event of default and the date when any such work or act, the cost of which is computed, should have been performed under the other terms of this Lease had such event of default not occurred.

       B. Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on any other term of this Lease for the use and occupation of the Premises by Tenant, and the performance of any such term shall not be considered to be rent or other payment for the use of said Premises. It is understood that the consideration for the covenants in this
Section is the making of this Lease, and the damages for failure to perform the same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this Lease.

     SECTION 18.06 Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     SECTION 18.07 Each right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of such rights shall not preclude the simultaneous or later exercise by Landlord of any or all other rights provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.


                                  ARTICLE 19

                  CURING TENANT'S DEFAULTS; FEES AND EXPENSES

     SECTION 19.01 If Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed, landlord, without thereby waiving such default and without liability to Tenant in connection therewith, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant, without notice in case of emergency and upon 5 days' prior notice in all other cases. Landlord may enter the Premises at any time to cure any default without any liability to Tenant. Bills for any expenses incurred by Landlord in connection with any such performance or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including any cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, including reasonable attorney's fees and disbursements, shall be paid by Tenant as Additional Rent on demand. In the event that Tenant is in arrears in payment of rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited. Landlord reserves the right, without liability to Tenant to suspend furnishing to Tenant any services to be provided by Landlord pursuant to this Lease,(including heat, ventilating and air conditioning), whenever Landlord is obligated to furnish the same after hours or otherwise at Tenant's expense the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor.


                                  ARTICLE 20

                        NON-LIABILITY AND INDEMNIFICATION

     SECTION 20.01 Neither Landlord nor Landlord's agents, officers, directors, shareholders, partners or principals(disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Premises, and Tenant hereby indemnifies Landlord against any loss, cost, liability, claim, damage, expense (including reasonable attorney's fees and disbursement), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss, (by theft or otherwise) of, any of Tenant's Property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighboring property or caused by operations in construction of any private, public or quasi-public work) unless due to the sole negligence of Landlord or Landlord's agents, it being understood that no property other than such as might normally be brought upon or kept in the Premises as incidental to the reasonable use of the Premises for the purposes herein permitted will be brought upon or be kept in the Premises; provided, however, that even if due to any such negligence of Landlord or Landlord's agents, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith. Landlord and Landlord's agents shall not be liable, to the extent of Tenant's insurance coverage, for any loss or damage to any person or property even if due to the negligence of Landlord or Landlord's agents. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor landlord's agents shall be liable for any loss of or damage to any such property by theft or otherwise.

     SECTION 20.02 Neither any (a) performance by landlord, Tenant or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Real property. Building Equipment or Premises, (b) failure of Landlord or others to make any repairs or improvements,
(c) damage to the Building Equipment, Premises or Tenant's Property, (d) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, (e) latent defect in the Building, Building Equipment or Premises, (f) temporary covering or bricking up of any windows of the Premises for any reason whatsoever including Landlord's own acts, nor any permanent covering or bricking up of any such windows if required by any Legal Requirement or Insurance Requirement or the Declaration, nor (g) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (f) shall impose any liability on Landlord to Tenant (other than such liability as may be imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's agents in the operation or maintenance of the Building or the Building Equipment or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed) nor shall Tenant be entitled to any compensation therefor or abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder or constitute an eviction. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant's Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.

     SECTION 20.03 Tenant hereby indemnifies Landlord against liability in connection with or arising from (a) any default by Tenant in the performance of any of the terms of this Lease on Tenant's part to be performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant in violation of the provisions of this Lease, or
(c) any acts, omissions or negligence of Tenant (or of Tenant and Landlord) or any such person, or the contractors, agents, employees, invitees or licensees of Tenant or any such person, in or about the Premises or the Real Property either prior to, during or after the expiration of, the Term. If any action or proceeding shall be brought against Landlord or Landlord's agents, or the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee, based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord, Landlord's agents, or the Superior Lessor, the Superior Mortgagee or the Fee Mortgagee for attorneys' fees and disbursements in connection with such action or proceeding.

     SECTION 20.04 Tenant shall pay to Landlord as Additional Rent, within 5 days following rendition by Landlord to Tenant of bills of statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in Section 20.03.

     SECTION 20.05 The provisions of Sections 20.01 and 20.03 are subject to the provisions of Sections 8.06 and 8.07 and in the event of any inconsistency the provisions of 8.06 and 8.07 shall control.

                                  ARTICLE 21

                                   SURRENDER

     SECTION 21.01 On the Expiration Date or upon the sooner termination of this Lease or upon any re-entry by Landlord upon the Premises, Tenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all Improvements and Fixtures (except as otherwise provided for in this Lease). Tenant shall remove from the Real Property all of Tenant's Property and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant's Property or other personal property which shall remain in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant's Property or other personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's Property or other personal property shall be reimbursed to Landlord by Tenant as Additional Rent on demand.

     SECTION 21.02 If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations under Section 21.01 shall be performed on or prior to the immediately preceding business day.

     SECTION 21.03 Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 22.01 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.

     SECTION 21.04 If the Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay.

     SECTION 21.05 In the event Tenant remains in possession of the Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to three times the Fixed Rent and Additional Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy.

     SECTION 21.06 Tenant's obligations under this Article shall survive the termination of this Lease.

                                  ARTICLE 22

                     ASSIGNMENT, MORTGAGING AND SUBLETTING

     SECTION 22.01 Neither this Lease nor any part hereof nor the interest of Tenant in any sublease or the rentals thereunder, shall by operation of law or otherwise be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representatives or successors in interest and neither the Premises, nor any part thereof, nor any Tenant's Property shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used, occupied or utilized for desk space or for mailing privileges by anyone other than Tenant, without the prior consent of Landlord, except as expressly otherwise provided in this Article. For purposes of this Article 22, (i) the issuance of interests in Tenant, Guarantor or any subtenant (whether stock, partnership interest or otherwise) to any person or group of related persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such instance such person or group shall have control of Tenant, Guarantor or such subtenant, shall be deemed an assignment of this Lease or such sublease, as the case may be, (ii) a transfer of more than 50% in interest of Tenant, Guarantor or any subtenant (whether stock, partnership interest or otherwise) by any party or parties in interest whether in a single transaction or a series of related or unrelated transactions shall be deemed an assignment of this Lease, or such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate Tenant, Guarantor or subtenant, by persons or parties (other than persons or parties owning 5% or more of the voting stock of such corporation) through the "over-the-counter" market or any recognized national securities exchange, shall not be included in the calculation of such 50%, (iii) a take-over agreement shall be deemed an assignment of this Lease, (iv) any person or legal representative or Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 22, and (v) a modification, amendment or extension of a sublease shall be deemed a sublease.*/ Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant in contravention of this Article 22 shall be void. For the purposes of clause (ii) of the preceding sentence, stock ownership shall be determined in accordance with the principles set in Section 544 of the Internal Revenue Code of 1954, as the same existed on August 16, 1954. If Tenant shall assign this Lease or sublet the Premises or a portion thereof in accordance with this Article 22, any such assignee or subtenant may use the Premises for executive and administrative offices in connection with such assignee's or sublessee's business, provided such use does not conflict with any Legal Requirement, Insurance Requirement or any of the other terms of this Lease.

     SECTION 22.02 If this Lease be assigned, whether or not in violation of the terms to this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rent herein reserved. The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, encumbering or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but

*Notwithstanding the fact that a modification or amendment of a sublease is deemed to be a sublease, the provisions of Sections 22.06A(c) and 22.06B shall
                                            ------------------     ------
 not be applicable to any minor modification or amendment, and Landlord shall not unreasonably withhold or delay its consent to any such minor modification or amendment.

as including also licensees and others claiming under Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Premises, or be deemed to constitute, or serve as a substitute for, any consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment of this Lease or any proposed subletting of the Premises or any part thereof. Neither any assignment of this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article shall, under any circumstances be deemed a waiver of any of the provisions of Section
22.01 or, except as set forth in Section 22.04, relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant's part to be performed and Tenant shall remain fully and primarily liable therefor; provided, however, that in the event that any amendment or modification of this Lease is entered into without the consent of the Tenant named herein subsequent to an assignment of this Lease by the Tenant named herein (other than to a "related corporation" or "successor corporation", as such terms are defined in Sections 22.03 and 22.04, respectively), which amendment or modification increases the obligations of Tenant under this Lease, the liability hereunder of the Tenant shall continue but only to the same extent as if such amendment or modification had not been made.

     SECTION 22.03 Tenant may permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as "related corporation") to sublet all or part of the Premises for any of the purposes permitted to Tenant (subject however to compliance with Tenant's obligations under this Lease), provided that (a) Tenant shall not be in default in the performance of any of its obligations under this Lease, (b) prior to such subletting Tenant furnishes Landlord with the name of any such related corporation, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such sublessee is a related corporation of Tenant, (c) in the reasonable judgment of Landlord the proposed subtenant is of a character such as is in keeping with the standards of Landlord for the Building and (d) there shall be no rent payable to Tenant by any such related corporation and Tenant shall certify to this effect prior to such subletting. In connection with the information to be provided to Landlord pursuant to this Section, Landlord shall have the right, at any reasonable time and from time to time, to examine such books and records of Tenant as may be necessary to establish that such subtenant remains a related corporation of Tenant and that no rent is being paid to Tenant by such related corporation. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than 50% of all of the voting stock of such corporation or not less than 30% of all of the legal and equitable interest in any other business entities.

     SECTION 22.04 Tenant may assign or transfer its entire interest in this Lease and the leasehold estate hereby created to a successor corporation of Tenant (as hereinafter defined), provided that Tenant shall not be in default in the performance of any of its obligations under this Lease. A "successor corporation", as used in this Section, shall mean (a) a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation acquiring this Lease and the Term and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or
(c) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that, (i) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, (ii) the guaranty of this Lease by each Guarantor is in full force and effect, (iii) immediately after giving effect to any such merger or consolidation or such acquisition and assumption, as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles, certified to Landlord by an independent certified public accountant, at least equal to the assets, capitalization and net worth, similarly determined, of Tenant at the beginning of the Term or of Tenant, its corporate successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, whichever is the greater and (iv) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, each Guarantor shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles and certified to Landlord by an independent certified public accountant, as least equal to the assets, capitalization and net worth, similarly determined, of such Guarantor at the beginning of the Term or of such Guarantor immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, whichever is greater. The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article. Upon the delivery to Landlord by any successor corporation to whom this Lease may be and is assigned or transferred with the consent of Landlord pursuant to the provisions of this Section, of the current balance sheet of such successor corporation, certified by its chief financial officer or a certified public accountant, together with the agreement of such corporation to assume all the terms of this Lease to be performed by Tenant, and to be bound thereby, the corporation so assigning or transferring this Lease shall thereafter be released and discharged from any obligations thereafter arising under this Lease.

     SECTION 22.05 No assignment made pursuant to Section 22.04 and no assignment otherwise consented to by Landlord shall be valid unless, within 10 days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and by the assignee, in which such assignee shall assume performance of all terms of this Lease on Tenant's part to be performed.

     SECTION 22.06 A. Notwithstanding anything contained in Sections 22.01 and
22.02 to the contrary, but subject to the rights of Tenant under Sections 22.03 and 22.04, in the event that at any time Tenant desires to sublet all or any part of the Premises or to assign its interest in this Lease, Tenant:

          (a) shall submit to Landlord the name and address of the proposed subtenant or assignee, a reasonably detailed description of such person's business, reasonably detailed character and financial references for such person (including its most recent balance sheet and income statements certified by its chief financial officer or a certified public accountant), a certification by Tenant that this Lease and Tenant's Property are free of all liens and encumbrances and any other information reasonably requested by Landlord;

          (b) shall submit to Landlord (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective date of which shall be at least 30 days after the date of the giving of such notice and which shall be conditioned on Landlord's consent thereto and (ii) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease;

          (c) in the case of a proposed sublease, shall be deemed to have granted Landlord the option, to be exercised within 30 days after receipt of all items to be submitted by Tenant pursuant to this Section 22.06A, to sublet (or designate another party to sublet) from Tenant such space so proposed to be sublet upon the terms and conditions hereinafter set forth; See Section 46.13.

          (d) in the case of a proposed assignment of this Lease, shall be deemed to have granted Landlord the option, to be exercised within 30 days after receipt of all items to be submitted by Tenant pursuant to this
     Section 22.06A, to terminate this lease upon the terms and conditions hereinafter set forth in Section 22.06B; and

          (e) shall not offer such space for assignment or subletting to anyone other than the proposed assignee or subtenant until 31 days have elapsed after receipt by Landlord of all items to be submitted by Tenant pursuant to this Section 22.06A.

       B. If Tenant's request is for an assignment of this Lease or for a subletting of the Premises as a whole or for a subletting in part for a term which expires less than 1 year prior to the Expiration Date and which will leave Tenant or its "successor corporation" and "related corporations" in possession of less than 50% of the original Premises, Landlord may then, in addition to Landlord's options contained in Subdivisions (c) and (d) or Subsection A, by notice to such effect given to Tenant within 30 days after receipt of all items to be submitted by

Tenant pursuant to Section 22.06A, terminate this Lease in whole or as to the part proposed to be sublet (as Landlord may elect) on a date to be specified in said notice ("termination date") which shall be not earlier than 1 day before the effective date of the proposed assignment or subletting nor later than 10 days after said effective date. Tenant shall then vacate and surrender the Premises, or the part thereof proposed to be sublet (as Landlord may have elected), on or before the termination date and the Term of this Lease as to the entire Premises or the part thereof proposed to be sublet shall end on the termination date as if that were the Expiration Date. Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or such part thereof) to Tenant's prospective assignee or subtenant. If a part of the Premises is surrendered to Landlord pursuant hereto, Landlord, at Landlord's sole cost and expense, shall make such alterations as may be required physically to separate such surrendered space from the remainder of the Premises and to comply with all Legal Requirements and Insurance Requirements and, shall repair or restore to tenantable condition any part of the remainder of the Premises which is physically affected by such separation; if necessary, Tenant shall afford Landlord and its agents, tenants, undertenants or licensees reasonably appropriate means of ingress and egress to and from such surrendered space; and Landlord and Tenant shall execute and deliver a supplementary agreement modifying this Lease, as of the day following such surrender, by eliminating such surrendered space from the Premises, equitably reducing the rent allocable to the remaining Premises and appropriately modifying the other terms of this Lease to reflect the elimination of such surrendered space from the Premises.

     C. In the event Landlord exercises Landlord's option to sublet such space pursuant to Section 22.06A(c), such sublease by Tenant to Landlord (or its designee) shall be at a rent equal to the lesser of (i) the rentals set forth in the proposed sublease or (ii) the rents for the entire Premises, or equal to an equitable apportionment of such rents if such sublease shall be in respect of less than the whole of the Premises, and shall be for the same term as that of the proposed subletting (but in no event for a term ending later than one day prior to the Expiration Date). With respect to each sublease by Tenant to Landlord pursuant to Section 22.06A(c) it is expressly agreed that:

          (a) The sublease shall be expressly subject to all of the terms of this Lease except such as are not relevant or applicable, and except as is otherwise expressly set forth to the contrary in this Section;

          (b) The sublease shall give Landlord (or, if Landlord requests, its designee) the absolute right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part of such space. Tenant agrees that (i) any such assignment or subletting by Landlord (or its designee) may be for any purpose or purposes that Landlord (or its designee), in its absolute discretion, shall deem appropriate, (ii) if the sublease is of less than the entire Premises, Tenant, at Tenant's expense, shall at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord (or its designee), and
     (iii) at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligation of Landlord (or its designee) to make such repairs thereto as may be necessary to preserve such space in good order and condition:

          (c) The sublease shall provide that Landlord (or its designee) and any assignee or subtenant of Landlord (or its designee) may, at Landlord's (or such designee's) election, be permitted to make any and all improvements, in such space or any part thereof and shall also provide in substance that the same may be removed, in whole or in part, by Landlord (or its designee) or such assignee or subtenant prior to or upon the expiration or other termination of such sublease provided that Landlord (or its designee) or such assignee or subtenant, at its expense, shall repair any damage and injury to such space caused by such removal;

          (d) The sublease shall also provide that the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties;

          (e) If the sublease is for less than an entire floor it shall provide that Landlord (or its designee), at Landlord's sole cost and expense, will erect the partitions required to separate the portion of the Premises to be sublet from the remainder of the Premises and will provide any doors required to provide an independent means of access from the elevators and/or staircase on the floor to the portion of the Premises to be sublet, and shall install all other equipment or facilities which may be required in order to use such sublet portion of the Premises as a unit separate from the remainder of the floor;

          (f) Any consent required of Tenant, as the Landlord under the sublease, shall be deemed granted if consent with respect thereto is granted by Landlord under this Lease; and

          (g) Any failure of Landlord (or its designee) to comply with the provisions of the sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord shall have consented to such non-compliance.

        D. In the event that within 30 days after Tenant shall have requested Landlord's consent to any such subletting or assignment and shall have submitted to Landlord all items required by Section 22.06A, Landlord does not exercise its option to so sublet such space, as referred to in Subsection A or to terminate this Lease, in whole or in part, as referred to in Subsection B, Landlord's consent to such subletting or assignment, as the case may be, shall not be unreasonably withheld, provided that all of the following conditions have been satisfied:

          (a) In the reasonable judgment of Landlord the proposed subtenant or assignee, as the case may be, is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Building, and the nature of the proposed subtenant's or assignee's business and its reputation is in keeping with the character of the Building and its tenancies;

          (b) The purposes for which the proposed subtenant or assignee intends to use the Premises or the applicable portion thereof are uses expressly permitted by and not prohibited by this Lease or by any other lease in the Building;

          (c) Tenant shall not have (i) advertised or publicized in any way the availability of all or part of the Premises without Landlord's consent, which shall not be unreasonably withheld, and no advertisement shall state the name or the address of the Building or the proposed rental or (ii) listed or publicly advertised the Premises for subletting or assignment, whether through a broker, agent, representative or otherwise, at a rental rate less than the greater of (y) the rent then payable hereunder for such space or (z) the rent at which Landlord is then offering to lease comparable space in the Building; however, Tenant may negotiate and consummate a sublease or assignment at a lesser rate of rent insofar as permitted under the provisions of this Article;

          (d) The proposed occupancy shall not materially increase the office cleaning requirements or impose a material extra burden upon the Building Equipment or Building services;

          (e) Any such subletting will result in there being no more than 2 tenants in addition to Tenant on the floor on which the premises to be sublet are situated;

          (f) The proposed sublease or assignment may permit assignment or subletting;***

          (g) The proposed sublease shall be expressly subject and subordinate to all of the provisions of this Lease;

          (h) (i) In the case of a subletting the fixed rent and additional rent for any such subletting shall not be less than the then going market rental rate for comparable space and for a comparable term in the Building (or if none is or has been currently leased or subleased, then comparable space and term in a comparable building in The City of New York, as reasonably determined by Landlord);

          (i) Tenant shall not be in default* in the performance of any of its obligations under this Lease either the time Landlord's consent to such subletting or assignment is requested or at the commencement of the term of any proposed sublease or upon the effective date of any such assignment;

          (j) Tenant shall reimburse Landlord for any reasonable costs that may be incurred by Landlord** in connection with said sublease or assignment, including the costs of making investigations as to the acceptability of a proposed subtenant or assignee;

          (k) The proposed subtenant or assignee shall not then be a tenant of any space in the Building or a related corporation of any other tenant or a party who dealt with Landlord or Landlord's agent (either

       *beyond any applicable grace period
      **(other than as expressly assumed by Landlord hereunder)
     ***but any such further assignment or subletting shall be subject to Landlord's consent.

     directly or through a broker) for the rental of any space in the Building within the 6 months immediately preceding Tenant's request for Landlord's consent;

          (l) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State;

          (m) The proposed subtenant or assignee shall not be a person then negotiating with Landlord or Landlord's agent (either directly or through a broker) for the rental of any space in the Building; and

          (n) In the case of a subletting of a portion of the Premises the space proposed to be sublet shall be regular in shape and suitable for normal renting purposes.

       E. With respect to each and every sublease or subletting or assignment authorized by the provisions of this Section, it is further agreed and understood between Landlord and Tenant as follows:

          (a) No subletting shall be for a term ending later than one day prior to the Expiration Date and that part, if any, of the proposed term of any sublease or any renewal or extension thereof which shall extend beyond a date one day prior to the Expiration Date or the sooner termination of the Term, is hereby deemed to be a nullity; and

          (b) There shall be delivered to Landlord, within 10 days after the commencement of the term of the proposed sublease, notice of such commencement, or in the case of an assignment, notice of the effectiveness of such assignment.

       F. In the event that (a) Landlord fails to exercise any of its opinions under Subsections A and B of this Section 22.06 and consents to the proposed sublease or assignment and (b) the assignment or sublease to which Landlord shall have consented does not become effective on or before the date set forth in the conformed or photostatic copy thereof furnished to Landlord pursuant to subdivision (b) of Section 22.06A, then, Tenants shall again comply with all of the provisions and conditions of this Article before assigning this Lease or subletting all or any part of the Premises.

     SECTION 22.07 Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting and Tenant shall either (a) receive any consideration from its assignee (other than a successor corporation) in connection with the assignment of this Lease, Tenant shall pay over to Landlord so much, if any, of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's Property in the Premises, less the then net unamortized or underpreciated cost thereof determined on the basis of Tenant's federal income tax returns, or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) as shall exceed the brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such assignment or (b) sublet the Premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase of Tenant's Property in the Premises, less the then net unamortizied or underpreciated cost thereof determined on the basis of Tenant's federal income tax returns or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent, such excess less brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such subletting. All sums payable to Landlord pursuant to Section 22.07(a) shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant to Section 22.07(b) shall be paid on the date or dates such sums are payable to Tenant by the subtenant.

     SECTION 22.08 If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, such subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one month's rent and additional rent which shall be payable as provided in the sublease, unless such modification or prepayment shall have been approved in writing by Landlord, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space or the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in
Section 8.07.

     SECTION 22.09 In the event that, at any time after Tenant named herein may have assigned its interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in subdivisions (a) or (b) of
Section 17.01 or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to Article 17 based upon any of the conditions of limitation set forth in said subdivisions, Tenant named herein, upon request of Landlord given within 30 days after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Fixed Rent, Additional Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and
(iii) such new lease shall require Tenant named herein to pay all Additional Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of Article 7 after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. In the event Tenant named herein shall default for a period of 10 days after Landlord's request in its obligations to enter into said new lease then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of the default thereunder of Tenant named herein.

                                  ARTICLE 23

                         SUBORDINATION AND ATTORNMENT

     SECTION 23.01 A. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (a) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Land and the Building or any portion thereof (collectively, including the applicable items set forth in Subdivision
(d) of this Section 23.01, the "Superior Lease"), (b) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable item set forth in Subdivisions (c) and (d) of this Section 23.01, the "Superior Mortgage") whether or not the Superior Mortgage shall also cover other lands or buildings or leases except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage, (c) each advance made or to be made under the Superior Mortgage, (d) all renewals, modifications, replacements, supplements, substitutions and extensions of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage and (e) the Declaration. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instrument within 10 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. The Superior Mortgagee may elect that this Lease shall have priority over its Superior Mortgage and, upon notification by the Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage. If, in connection with the obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, a savings or commercial bank or trust company, insurance company, savings and loan association, a welfare, pension or retirement fund or system or any other lender shall be or be willing to become the Superior Mortgagee and shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely either increase the obligations of Tenant hereunder or affect the rights of Tenant under this Lease.

     See Section 46.14

     SECTION 23.02 Tenant shall not do or suffer or permit anything to be done which would constitute a default under the Superior Mortgage, the Superior Lease or the Declaration or cause the Superior Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in the Superior Lessor.

     See Section 46.15

     SECTION 23.03 Landlord hereby notifies Tenant that this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the rent, shorten the Term or adversely affect in any other respect to any material extent the rights of Landlord hereunder and that Landlord may not accept prepayments of any installments of rent except for prepayments in the nature of security for the performance of Tenant's obligations hereunder without the consent of the Superior Lessor and the Superior Mortgagee in each instance, except that said consent shall not be required to the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

     SECTION 23.04 If, at any time prior to the termination of this Lease, the Superior Lessor or the Superior Mortgagee or any person, or the Superior Lessor's or Superior Mortgagee's or such person's successors or assigns (the Superior Lessor, Superior Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise. Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn, from time to time, to and recognize any such Successor Landlord, as Tenant's landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section, satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, such appointment being coupled with an interest. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be (a) liable for any previous act or omission of negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (c) obligated to perform any Work; (d) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (e) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (f) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

     SECTION 23.05 If any act or omission by Landlord would give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (a) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act or omission addressed to such party at its last address so furnished and (b) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied.

     See Section 46.16

                                  ARTICLE 24

                         ACCESS; CHANGE IN FACILITIES

     SECTION 24.01 Nothing herein contained shall be construed as a letting by Landlord to Tenant of (a) the faces of exterior walls, (b) the space above the hung ceiling of the Premises and below the underside of the floor slab of any higher floor, (c) the space below the underside of the Premises, (d) the land below the sub-base of or air rights above, the Premises or the Building, (e) the roof, or (f) the common areas and facilities of the Building. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces, stairs, landings, and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, conduits, pipes, ductwork, air conditioning rooms, telephone rooms, fan rooms, heating, ventilating, air conditioning, plumbing, electrical and other mechanical facilities, service closets and other Building Equipment, and the use thereof, as well as access thereto through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alteration and repair, are hereby reserved to Landlord. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the Building Equipment, as well as in the entrances, doors, corridors, elevators, stairs, landings, toilets and other public parts of the Building, as it may deem necessary or desirable, provided any such change (a) does not unreasonably deprive Tenant of access to the Premises, (b) does not interfere with the use of the Premises or the services furnished to the Premises for an unreasonable length of time, and
(c) does not reduce the area of the Premises in excess of 1% (without an appropriate adjustment in rent).

     SECTION 24.02 Tenant shall permit Landlord to install, use and maintain pipes, ducts, wires and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Premises, or damage the appearance thereof, reduce the floor area thereof by more than 1% (without an appropriate adjustment in rent) or materially affect the layout of the Premises. Landlord shall endeavor to install any such pipes, ducts, wires and conduits in the walls, columns or ceilings of the Building, provided installation in the walls, columns and ceilings is structually possible and Landlord shall not incur any additional costs in making such installations which are not reimbursed by Tenant on demand. Landlord, at its expense, shall promptly repair any damage caused by any such installations, use or maintenance. Where access doors are required in or adjacent to the Premises for mechanical trades, Landlord shall furnish and install such access doors and confine their location wherever practical to closets, coat rooms, toilet rooms, corridors and kitchen or party rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

     SECTION 24.03 Landlord or Landlord's agents or designees shall have the right to enter the Premises at all reasonable times, whether or not during normal business hours but upon reasonable advance notice to Tenant, except in an emergency in which case no notice shall be required for any of the purposes specified in this Article and (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right reserved to Landlord in this Lease; (b) to exhibit the Premises to others; (c) to make or cause to be made such repairs or improvements, or to perform such maintenance, including the maintenance of Building Equipment, (i) as Landlord may deem necessary or desirable or (ii) as may be required pursuant to any Legal Requirements; (d) to take into and store upon the Premises all materials that may be required in connection with any such repairs, improvements or maintenance; and (e) to alter, renovate and decorate the Premises at any time during the Term if Tenant shall have removed all or substantially all of Tenant's Property from the Premises. Landlord agrees, however, that all such repairs, improvements and maintenance shall be made with a minimum of inconvenience to Tenant and that Landlord will diligently proceed therewith to completion but without obligation to employ overtime labor and subject to Force Majeure. If Tenant, its agents or employees shall not be present or shall not permit an entry into the Premises at any time when such entry shall be permissible, Landlord may use a master key or forcibly enter the Premises. The Superior Lessor, the Superior Mortgagee and the Fee Mortgagee shall have the right to enter the Premises at all times to examine the Premises or for the purpose of exercising any right reserved to Landlord under this Section. During the period commencing twelve (12) months prior to the expiration of the term (or any renewal thereof), Landlord may place upon the exterior of the Premises "For Lease", "To Let" or "For Rent" signs of reasonable size which signs shall not be removed, obliterated or hidden by Tenant.

     SECTION 24.04 Landlord or Landlord's agents shall have the right to permit access to the Premises at any time, whether or not Tenant shall be present, to any receiver, trustee, marshal or other person entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any Tenant's Property or property of any other occupant of the Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department or instrumentality of the borough, city, state or federal governments. Nothing contained in, nor any action taken by Landlord under, this Section shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Premises.

     SECTION 24.05 Landlord reserves the right to light, from time to time, all or any portion of the Premises at night for display purposes but shall reimburse or credit Tenant for any expenses for electricity incurred by Tenant for such display lighting after 9:00 P.M.

     SECTION 24.06 The exercise of any right reserved to Landlord in this Article shall be without liability of Landlord to Tenant.

                                  ARTICLE 25

                             INABILITY TO PERFORM

     SECTION 25.01 This Lease and the obligations of Tenant to pay rent and perform all of the terms of this Lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this Lease by reason of Force Majeure. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, Landlord shall be under no obligation to employ overtime labor.

                                  ARTICLE 26

           LEGAL PROCEEDINGS; WAIVER OF COUNTERCLAIMS AND JURY TRIAL

     SECTION 26.01 In the event Landlord commences any summary proceeding or action for non-payment of rent, Tenant covenants and agrees that it will not interpose, by consolidation of actions or otherwise, any counterclaim or other claim seeking affirmative relief of whatsoever nature or description in any such proceeding. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action or proceeding, and with respect to any claim asserted in any such action or proceeding, brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising, directly or indirectly out of this Lease, Tenant shall be subject to service of process in, and the jurisdiction of the courts of the State of New York. The provisions of this shall Article survive the termination of this Lease.

                                  ARTICLE 27

                                NO OTHER WAIVER

     SECTION 27.01 The failure of Landlord to insist in any instance upon the strict performance of any term of this Lease, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such obligation of this Lease or of the right to exercise any such right, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

     SECTION 27.02 The following specific provisions of this Section shall not limit the generality of the provisions of this Article.

          (a) No agreement to accept a surrender of all or any part of the Premises or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises or this Lease. Without limiting the generality of the preceding sentence, if, subject to the provisions of
     Article 22, Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or Landlord's agent is authorized to receive said keys for such purpose without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's Property in connection with such subletting.

          (b) The receipt or acceptance by Landlord of rent with knowledge of breach by Tenant of any term of this Lease shall not be deemed a waiver of such breach.

          (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any accompanying letter be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other right of Landlord.

          (d) Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or that Landlord may otherwise have to terminate this Lease or any renewal or extension of the Term either during the original Term or during the renewed or extended term. Any termination of this Lease shall serve to terminate any such renewal or extension of the Term and any right of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any option to renew or extend the Term. Any such option or right on the part of Landlord to terminate this Lease shall continue during any extension or renewal of the Term. No option granted to Tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend the Term.

          (e) No waiver by Landlord in favor of any other tenant or occupant of the Building shall constitute a waiver in favor of the Tenant named herein.

                                  ARTICLE 28

                                  ARBITRATION

     SECTION 28.01 The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

     SECTION 28.02 The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within 10 days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that

       (a) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

       (b) if the two arbitrators appointed by the parties shall be unable to agree, within 10 days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within 10 days after the arbitrators appointed by the parties give notice as aforesaid, then within 5 days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitrator Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator.

     SECTION 28.03 Each arbitrator shall be a fit and impartial person who shall have had at least 10 years' experience in the County of New York in calling connected with the matter of the dispute.

     SECTION 28.04 The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The decision and award shall be rendered by the arbitrators, upon the concurrence of at least two of their number, within 30 days after the appointment of the third arbitrator, or, in the case of a determination by a single arbitrator pursuant to subdivision (a) of Section 28.02, within 30 days after the expiration of the period during which a second arbitrator may be appointed. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

     SECTION 28.05 Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

     SECTION 28.06 Notwithstanding the provisions of this Article, if any delay in complying with any requirement of this Lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under the Superior Mortgage or the Superior Lease, Landlord may exercise its right under Article 19 to remedy such default and in such event the sole question to be determined by the arbitrators under this Article shall be whether Tenant is liable under Article 19 for Landlord's costs and expenses of curing such default.

     SECTION 28.07 Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of a dispute which is provided in this Lease to be determined by arbitration is (a) one which would directly affect the liability of an insurer under any of the policies of insurance referred to in Sections 8.04, 8.06 and 10.02, and the party which is the insured under such policy so notifies the other party, or (b) one which cannot be the subject of arbitration under the Superior Lease or the Superior Mortgage, then unless such insurer or the Superior Lessor or the Superior Mortgagee gives its written consent to the determination of such matter by arbitration, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.


                                  ARTICLE 29

                                QUIET ENJOYMENT

     SECTION 29.01 If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term of this Lease on the part of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the Term subject to the terms of this Lease and of the Superior Lease and the Superior Mortgage. This covenant shall be construed as a covenant running with the Land and shall not be construed as a personal covenant or obligation of Landlord, except to the extent of Landlord's interest in this Lease and then subject to the terms of Section 43.02.

                                  ARTICLE 30

                             RULES AND REGULATIONS

     SECTION 30.01 Tenant and its employees, agents, invitees and licensees shall faithfully observe and strictly comply with, and shall not permit violation of, the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein and additions thereto as Landlord hereafter may make and communicate to Tenant ("Rules and Regulations"). Tenant's right to dispute the reasonableness of any changes in the Rules and Regulations and additional Rules and Regulations shall be deemed waived unless asserted to Landlord within 10 days after Landlord shall have given Tenant notice of the adoption of any such additional Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation or any term, covenant or condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. Landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations.

     SECTION 30.02 Notwithstanding anything to the contrary in any of the Rules and Regulations, whenever Landlord shall claim by notice to Tenant that Tenant is violating any of the provisions of the Rules and Regulations and Tenant shall in good faith dispute such claim to Landlord within 10 days after service of Landlord's notice of the violation, the dispute shall be determined by arbitration pursuant to Article 28.

                                  ARTICLE 31

                                BUILDING NAME

     SECTION 31.01 The Building may be designated and known by any name or address Landlord may choose and such designated name or address may be changed from time to time in Landlord's sole discretion. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building. In no event shall Tenant use, in connection with its business or otherwise, any photographic or other type of representation of the Building. In the event the Building is named after any person, firm or otherwise, Tenant, in connection with its business or otherwise, shall not refer to the Building by such name but shall only use the street address of the Building.

                                  ARTICLE 32

                        SHORING; NO DEDICATION; HOISTS

     SECTION 32.01 If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to said vaults, Tenant, without liability on the part of Landlord therefor, shall afford Landlord or the person causing such excavation or other substructure work, license to enter upon the Premises for the purpose of doing such work as Landlord or such person shall deem necessary to protect any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. Such license to enter shall be without liability of Landlord to Tenant.

     SECTION 32.02 Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

     SECTION 32.03 Tenant has been advised that Landlord may leave functioning a construction hoist or hoists on the outside of the Building. The hoist(s) will remain for an indefinite period of time which may continue beyond the Commencement Date. The parties agree that the existence of such hoist(s) shall not affect the Commencement Date. Tenant consents to such operation and recognizes certain windows on floors adjacent to the hoist tower(s) may be temporarily closed off. When such hoist tower(s) are finally removed, Landlord shall install the permanent glass subject to the provisions of the Declaration. Landlord shall have no liability to Tenant because of the continued presence of the hoist(s) and hoist tower(s) herein referred to. No deliveries shall be made from the hoist tower(s) through the premises after the Commencement Date.

                                  ARTICLE 33

                              NOTICE OF ACCIDENTS

     SECTION 33.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises, the Building or the Building Equipment for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telegram or personal delivery to the address of Landlord then in effect for notices.

                                  ARTICLE 34

                                    VAULTS

     SECTION 34.01 No vaults, vault space or other space not within the property line of the Building is leased hereunder notwithstanding anything contained in or indicated on any sketch, blueprint or plan, or elsewhere in this Lease to the contrary. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all other space not within the property line of the Building, which Tenant may be permitted to use and/or occupy, are to be used and/or occupied under a license revocable by Landlord on 10 day's notice to Tenant and if any such license be revoked by Landlord, or if the amount of any such vaults, vault space or other space be diminished or required by any federal, state or municipal authority or public utility, Landlord shall be without liability to Tenant. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space shall be paid by Tenant. Landlord shall have the right from time to time, to substitute for the basement space, if any, then occupied by Tenant, comparable space in the basement, provided Landlord shall give Tenant at least 30 days' notice of Landlord's intention so to do.

                                  ARTICLE 35

                                   BROKERAGE


     SECTION 35.01 Tenant represents that in the negotiation of this Lease it dealt with no brokers other than Cushman & Wakefield and Harper-Lawrence, Inc. and that so far as Tenant is aware said broker(s) (are) the sole broker(s) who negotiated this Lease. Landlord agrees to pay said broker(s) commissions in accordance with a separate agreement. Tenant hereby indemnifies Landlord against liability arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall have no liability for brokerage commissions arising out of an assignment or a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such assignment or sublease. The covenants, representations and agreements of Tenant set forth in this Section
35.01 shall survive the termination of this Lease.

                                  ARTICLE 36

                               SECURITY DEPOSIT

     SECTION 36.01 Tenant has deposited with Landlord the sum of $ 34,166.66
      (if by check subject to collection) as security for the full and punctual performance by Tenant of all of the terms of this Lease. In the event Tenant defaults in the performance of any of the terms of this Lease, including the payment of rent. Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this Lease, including any damages or deficiency in the reletting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. If Tenant shall fully and punctually comply with all of the terms of this Lease the security, without interest, shall be returned to Tenant after the termination of this Lease and delivery of exclusive possession of the Premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall ipso facto be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

     See Section 46.17

                                  ARTICLE 37

                                WINDOW CLEANING

     SECTION 37.01 Tenant will not (a) require, permit, suffer or allow the cleaning of any window in the Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto) unless the equipment and safety devices required by all Legal Requirements including
Section 202 of the New York Labor Law or any successor statute thereto, are provided and used or (b) permit, suffer or allow the cleaning of the outside of any window from within the Premises except by persons employed by Landlord; and Tenant hereby indemnifies Landlord against liability as a result of the Tenant's
(i) requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside in violation of any Legal Requirement or (ii) permitting, suffering or allowing the outside of any window to be cleaned from within the Premises other than by persons employed by Landlord.

                                  ARTICLE 38

                                   CONSENTS

     SECTION 38.01 Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent, it shall so notify the other party within 10 days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within 20 days after making its request for the consent.

     SECTION 38.02 Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such a determination, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent. The sole remedy for Landlord's unreasonably withholding or delaying of consent shall be as provided in this Section.

     SECTION 38.03 Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent of the Superior Lessor and/or the Superior Mortgagee is required Landlord shall not be required to give its consent until and unless the Superior Lessor and/or the Superior Mortgagee has given its consent. Landlord agrees to seek such consent if Landlord would otherwise consent in such instance.

                                  ARTICLE 39

                                    NOTICES

     SECTION 39.01 A. Except as otherwise expressly provided in this Lease or pursuant to any Legal Requirement, any bills, statements, notices, demands, requests, consents or other communications (collectively, "notices") given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing and

       (a) if to Tenant, then, at the option of Landlord,

         (i) sent to the attention:                                        by
     registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant's address as set forth in this Lease if mailed prior to the Commencement Date or at the Building if subsequent to the Commencement Date, or to such other address as Tenant may designate for such purpose by like notice, or

          (ii)  delivered personally to Tenant,

     (b) if to Landlord, sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord c/o Cadillac Fairview Urban Development, Inc., 1910 Pacific Avenue, Suite 400, Dallas, Texas 75201 Attn.:

     with a copy to Rosenman Colin Freund Lewis & Cohen at 575 Madison Avenue, New York, New York 10022, Attn: Donald H. Siskind, Esq. or to such other or further address or addresses as Landlord may designate for such purpose by like notice; or

     (c) if to any other person, sent by registered or certified mail, return receipt requested and postage prepaid addressed to such person's last known principal address or to such other address as such person may designate to Landlord and Tenant as its address for such purpose by like notice.

     B. Notices shall be deemed to have been rendered or given (a) on the date delivered, if delivered to Tenant personally, or (b) on the date mailed, if mailed as provided in this Section, unless mailed outside of The City of New York, in which case it shall be deemed to have been rendered or given 3 business days after mailing. Notices given by counsel for either party shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

     SECTION 39.02 A. Notwithstanding the provisions of Section 39.01, notices requesting after hours services pursuant to Article 12 may be given by delivery to the Building superintendant or any other person in the Building designated by Landlord to receive such notices.

     B. If there occurs any interruption of certified and registered mail service, lasting more than 5 consecutive business days, notices may be given by telegram or personal delivery, but shall not be effective until personally received by an executive officer of a party which is a corporation, or a partner of a party which is a partnership, or a principal of any other entity.


                                  ARTICLE 40

                      DEFINITIONS; CONSTRUCTION OF TERMS

     SECTION 40.01 For the purposes of this Lease and all agreements supplemental to this Lease:

          (a)  "Additional Rent" shall have the meaning given in Section 3.01A.

          (b)  "after hours" shall have the meaning given in Section 12.02.

          (c) "Basic Construction of the Building" shall have the meaning given in Exhibit C.

          (d)  "Building" shall have the meaning given in Section 1.01.

          (e) "Building Equipment" shall mean all machinery, apparatus, equipment, personal property, fixtures and systems of every kind and nature whatsoever now or hereafter attached to or used in connection with the operation or maintenance of the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire prevention, refrigeration, ventilation, air cooling, air conditioning, elevator and escalator systems, apparatus and equipment and any and all renewals and replacements of any thereof, but excluding, however, (i) Tenant's Property, (ii) property of any other tenant, (iii) property of contractors servicing the Building and (iv) improvements for water, gas, steam and electricity and other similar equipment owned by any public utility company or any governmental agency or body.

          (f) "business days" shall mean all days except Saturdays, Sundays and the days observed by the Federal or the New York State or City governments as legal holidays and such other days as shall be designated as holidays by the applicable operating engineers union or building service employees union contract.

          (g)  "business hours" shall mean the hours from 8:00 A.M. to 6:00 P.M.

          (h)  "Commencement Date" shall have the meaning given in Section
     2.01A.

          (i)  "Expiration Date" shall have the meaning given in Section 2.01A.

          (j) "Declaration" shall mean the Declaration, dated July 27, 1981, made by Landlord, recorded in the Office of the Register of the City of New York on August 20, 1981, as No. 10726 in Reel 579 of Conveyances at page 1641. The Declaration requires, among other things, that in the event the building now known as 155 East 48th Street, New York, New York or the building now known as 150 East 49th Street, New York, New York shall be altered or reconstructed so as to come within a certain distance of the exterior wall openings on the west lot line of the Land, such exterior wall openings will be closed, at Landlord's expense, with construction meeting the fire rating resistant requirement for exterior wall construction.

          (k) "Fee Mortgage" shall mean, collectively, any mortgage which does not constitute a Superior Mortgage and which encumbers the Land and all renewals, modifications, replacements, substitutions, supplements, extensions, spreaders and consolidations thereof.

          (l) "Fee Mortgagee" shall mean, collectively, all holders at the time of the Fee Mortgage.

          (m)  "Fixed Rent" shall have the meaning given in Section 3.01A.

          (n)  "Fixtures" shall have the meaning given in Section 10.07.

          (o) "Force Majeure" shall mean any and all causes beyond Landlord's reasonable control, including delays caused by Tenant, other tenants, governmental restriction, regulation or control, labor dispute, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, fire or other casualty.

          (p) "Guarantor" shall mean any person who guarantees any or all of Tenant's obligations under this Lease.

          (q) "Improvements" shall mean improvements made by or on behalf of Tenant or any person claiming through or under Tenant.

          (r) "Improvements" shall mean improvements, alterations, additions, installations, substitutions, betterments and decorations.

          (s) "Insurance Requirements" shall mean all requirements of any insurance policy covering or applicable to all of any part of the Real Property or the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the New York Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any other part of the Real Property or the Premises.

          (t) "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the prime rate in effect from time to time (but in no event less than 15% per annum) or (b) the maximum applicable legal rate, if any.

          (u)  "Land" shall have the meaning given in Section 1.01.

          (v)  "Landlord" shall have the meaning given in Section 43.02

          (w)  "Landlord's Work" shall have the meaning given in Exhibit C.

          (x) "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Real Property or the Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto and the Declaration and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

          (y)  "Premises" shall have the meaning given in Section 1.01.

          (z) "prime rate" shall mean the annual rate of interest from time to time publicly announced by The Chase Manhattan Bank, N.A., as its prime lending rate.

          (aa) "Real Property" shall mean the Building and the Land and all easements, air rights, development rights and other appurtenances thereto.

          (bb) "Rules and Regulations" shall have the meaning given in Section 30.01.

          (cc) "Superior Lease" shall have the meaning given in Section 23.01.

          (dd) "Superior Lessor" shall mean, collectively, all lessors at the time of the Superior Lease.

          (ee) "Superior Mortgage" shall have the meaning given in Section
     23.01.

          (ff) "Superior Mortgage" shall mean, collectively, all holders at the time of the Superior Mortgage.

          (gg) "Successor Landlord" shall have the meaning given in Section
     23.04.

          (hh) "Tenant" shall have the meaning given in Section 43.04.

          (ii) "Tenant's Property" shall mean all fixtures, Improvements and other property (i) installed at the sole expense of Tenant, (ii) with respect to which Tenant has not been granted at any credit or allowance by Landlord, (iii) which are removable without material damage to the Premises and (iv) which are not replacements of any property of Landlord, whether any such replacement is made at Tenant's expense or otherwise.

          (jj) "Tenant's Work" shall have the meaning given in Exhibit C.

          (kk) "Term" shall have the meaning given in Section 2.01A.

          (ll) "Untenantable" shall mean the extent to which Tenant is actually unable to use any or all of the Premises in the normal course of its business.

          (mm) "Work Letter" shall have the meaning given in Section 4.01.

     SECTION 40.02 A. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      B. If any term of this Lease is found invalid or unenforceable to any extent by a final judgment or award which shall not be subject to change by appeal, then either party may initiate an arbitration in accordance with the provisions of Article 28. Said arbitrators shall devise a valid and enforceable substitute term for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the term of this Lease found invalid or unenforceable. Such substitute term as so devised shall thereupon be deemed a part of this Lease.

     SECTION 40.03 For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

          (a) The terms "include", "including" and "such as" shall be construed as if followed by the phrase "without being limited to". The words "herein", "hereof", "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

          (b) The term "obligation of this Lease" and words of like import, shall mean the covenants to pay rent and all of the other terms of this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

          (c) The term "Tenant's obligation hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations and words of like import shall be construed as "performance and observance". Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

          (d) Reference to Tenant being "in default hereunder", or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder.

          (e) Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant", shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

     (f) The term "repair" shall be deemed to include restoration, rebuilding and replacement as may be necessary to achieve and maintain good working order and condition.

     (g) Reference to "termination of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon of the date of termination as if such date were the Expiration Date and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

     (h) The term "in full force and effect" when used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after notice, if any, required by this Lease), as would entitle Landlord in either such instance to terminate this Lease or to dispossess Tenant.

     (i) The term "the terms of this Lease" or "the terms of this Article" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements of this Lease or such Article, as the case may be.

     (j) The term "rights" shall be deemed to include rights, remedies, powers and privileges.

     (k) The term "rent" or "rents" shall be deemed to mean Fixed Rent and Additional Rent.

     (l) The term " Landlord's agents" shall be deemed to include all agents, contractors, and employees of Landlord.

     (m) The term "person" shall be deemed to include individuals, corporations, partnerships, firms, associations and any other legal entities.

     (n) The term "tenant" shall be deemed to include any and all occupants of the Building.

     (o) The term "consent" shall mean prior consent and approval and the consent by either party to any particular action shall not in any way be considered as relieving the other party from obtaining the express consent to any subsequent or further action.

     (p) The words "Tenant hereby indemnifies Landlord against liability" and words of similar import shall mean that Tenant hereby agrees to and hereby does indemnify, hold and save Landlord and Landlord's agents and the Superior Lessor, Superior Mortgagee and Fee Mortgagee and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from and against any and all loss, cost, liability, claim, damage, fine, penalty and expense, including reasonable attorneys' fees and disbursements, but the same shall not be construed as indemnifying any of the foregoing named persons against its own negligence.

     (q) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

     (r) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

     (s) All references in this Lease to numbered or lettered Articles, Sections, Subsections, Subdivisions and Exhibits are references to Articles, Sections, Subsections and Subdivisions of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless the context clearly indicates the contrary.

          (t) Each term, covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a seperate and independent covenant of Tenant, not dependent upon any of the other terms of this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, arbitration, dispute, or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any action, suit, arbitration, dispute or proceeding nor given any weight therein.

     SECTION 40.04 The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.

     SECTION 40.05 The Article headings in this Lease and the Table of Contents to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect in construing this Lease.

                                  ARTICLE 41

            ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS; MEMORANDUM

     SECTION 41.01 (a) At any time and from time to time upon not less than 10 days' prior notice by Landlord or the Superior Lessor or Superior Mortgagee to Tenant, Tenant shall, without charge, execute, acknowledge and deliver a statement in writing in the form annexed hereto as Exhibit F addressed to such party as Landlord, or the Superior Lessor or the Superior Mortgagee, as the case may be, may designate (with such additions or charges as may be reasonably requested) or in form satisfactory to Landlord, or the Superior Lessor or the Superior Mortgagee, as the case may be, certifying all or any of the following:
(i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such default of which the signer may have knowledge, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and, if so, specifying the same, (vii) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto, (viii) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant or Guarantor before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or Guarantor or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same and (ix) such further information with respect to the Lease or the Premises as Landlord may reasonably request or the Superior Mortgagee or Superior Lessor may require, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage thereof.

     (b) The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section within said 10 day period shall constitute an acknowledgement by Tenant, which may be relied on by any person who would be entitled to reply upon any such statement, that such statement as submitted by Landlord is true and correct.

     SECTION 41.02  Tenant will furnish to Landlord:

          (1) Within 120 days after the end of each fiscal year of Tenant and each Guarantor, respectively, annual consolidated financial statements (balance sheets and profit and loss statements) of Tenant and each Guarantor, respectively, in comparative form, certified by an independent certified public accountant of recognized standing (selected by Tenant or such Guarantor, as the case may be), if such certified statements are delivered to shareholders or any other party, and otherwise certified by the chief financial officer of Tenant or such Guarantor, as the case may be; and

          (2) Such other information regarding the condition (financial or otherwise) of Tenant and each Guarantor as Landlord may reasonably request.

Each financial statement of Tenant and each Guarantor shall be accompanied by a certificate of its chief financial officer that (a) he has reviewed this Lease and has obtained no knowledge of any default hereunder or of any condition or event which, with notice or lapse of time or both, would constitute a default hereunder (or, if any such default, condition or event shall exist, the nature and period of existence thereof and the action to be taken by Tenant or such Guarantor with respect thereto), and (b) no material adverse change in the business, condition (financial or otherwise), operations or prospects of Tenant or its affiliates or such Guarantor or its affiliates has occurred during the period covered by such statement.

     SECTION 41.03 At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording setting forth only the matters required to be set forth pursuant to Section 291-c of the New York Real Property Law. Such memorandum shall not in any circumstance be deemed to change or otherwise affect any of the terms of this Lease. Tenant agrees not to record this Lease or any other document related hereto other than any such memorandum.


                                  ARTICLE 42

                            RELOCATION OF PREMISES


                                  ARTICLE 43

                                 PARTIES BOUND

     SECTION 43.01 The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 22 shall operate to vest any right in any successor or assignee of Tenant and that the provision of this Article shall not be construed as modifying the conditions of limitation contained in Article 17.

     SECTION 43.02 A. The term "Landlord" shall mean only the owner at the time in question of the present landlord's interest in the Building and in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease of all or substantially all of the Building or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; provided that the purchaser, transferee or lessee (collectively, "Transferee") shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section and Section 23.04 (and without further agreement between the then parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee's period of ownership of the Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership, which terms shall be deemed to "run with the land" it being intended that Landlord's obligations hereunder shall, as limited by this Article, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

     B. No recourse shall be had on any of Landlord's obligations hereunder or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber to the capital stock, shareholder, officer or director, past, present or future, of any corporation or any partner or joint venturer which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord", whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

     C. Tenant shall look solely to Landlord's estate and interest in the Building for the satisfaction of any right of Tenant for the collection of a judgement or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Premises or any other liability of Landlord to Tenant.

     SECTION 43.03 The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this named Lease or subletting of the Premises or to relieve the Tenant herein named or any assignee or other sucessor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt performance of Tenant's obligations hereunder.

     SECTION 43.04 Nothing contained in this Lease shall be deemed to confer upon any tenant, or anyone claiming under or through any tenant, any right to insist upon, or to enforce against Landlord or Tenant the performance of Tenant's obligations hereunder.

     SECTION 43.05 The submission by Landlord to Tenant of this Lease in draft form shall be deemed submission solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect on Landlord unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant. Further, this Lease is subject to the written approval of The Toronto-Dominion Bank, the existing Superior Mortgagee. Landlord agrees to submit this Lease for such approval promptly after the date hereof and both parties agree to use their best efforts to obtain such approval. In the event that such approval is not obtained within the period of 60 days after the date hereof, either Landlord or Tenant may elect to terminate this Lease by giving written notice to the other party of such election (unless such approval has been obtained prior to the giving of such notice), and in such event, this Lease shall terminate as of the date on which such notice is given as if such date were the Expiration Date, and if the Commencement Date has not occurred, Landlord shall refund to Tenant any rent paid by Tenant pursuant to Section 3.02 and any security deposited by Tenant pursuant to Article 36.

                                  ARTICLE 44

                                 MISCELLANEOUS

     SECTION 44.01 This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified, abandoned or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, modification, abandonment, discharge or waiver is sought and (c) is permissible under the Superior Mortgage and the Superior Lease.

     SECTION 44.02 Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

     SECTION 44.03 Any apportionments or prorations of rent to be made under this Lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

     SECTION 44.04 The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Lease.

     SECTION 44.05 If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

     SECTION 44.06 A. If Tenant is a partnership (or is comprised of 2 or more persons, individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Article 22 (any such partnership and such persons are referred to in this Article as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this Lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and
(c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Patnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all parties, and (d) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new Partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of Subdivision (d) of this Section 44.06 A).

     SECTION 44.07 All Exhibits to this Lease and any and all Rider provisions attached to this Lease are hereby incorporated into this Lease. If any provision contained in any Rider hereto is inconsistent or in conflict with any printed provision of this Lease, the provision contained in such Rider shall supersede said printed provision and shall control.

     IN WITNESS WHEREOF Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                 780 THIRD AVENUE ASSOCIATES
                                     By: Cadillac Fairview 48th Street Corp.,
                                                  General Partner

WITNESS: /s/


WITNESS:                         By /s/
/s/                                 ----------------------------
-------------------------                               Landlord


                                 ASSESSMENT SYSTEMS INCORPORATED

                                 By /s/
                                   -----------------------------
                                                         Tenant

(CORPORATE SEAL)


WITNESS:

/s/
-------------------------

ATTEST:

/s/
-------------------------
                                      54

                     RIDER ANNEXED TO AND MADE A PART OF
                     LEASE, DATED AS OF           , 1983,
                     BETWEEN 780 THIRD AVENUE ASSOCIATES,
                     AS LANDLORD, AND ASSESSMENT SYSTEMS
                     INCORPORATED, AS TENANT
                     -------------------------------------

          The provisions of this Rider shall supersede any inconsistent provisions contained in the printed portion of this Lease.


                                  ARTICLE 45
                                  ----------

                                  FIXED RENT

          Section 45.01.  The Fixed Rent payable by Tenant pursuant to Section
          -------------                                                -------
3.01A shall be as follows:
-----

          (a) For the period commencing on the date which is four (4) calendar months after months after the Commencement Date ("Rent Commencement Date") and ending on the day before the fifth (5th) anniversary of the Rent Commencement Date, at the rate of $220,000.00 per annum, payable in equal monthly installments in advance on the first day of each and every month during such period; and

          (b) For the 5-year period commencing on the fifth (5th) anniversary of the Commencement Date and ending on the Expiration Date, at the rate of $233,750.00 per annum, payable in equal monthly installments in advance on the first day of each and every month during such period.

                                  ARTICLE 46
                                  ----------

                       MODIFICATION OF PRIOR PROVISIONS

          Section 46.01. The following is added at the end of Section 2.01A:
          -------------                                       -------------

     "Notwithstanding anything contained in the preceding subparagraphs (a) and
     (b), in no event shall the Commencement Date occur before February 1, 1984.

          "The Term shall end on the last day of the month in which the tenth
     (10th) anniversary of the Commencement Date occurs ("Expiration Date") unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law."

          Section 46.02.  The following is added after Section 2.03:
          -------------                                ------------

          "Section 2.04. In the event Landlord shall fail to cause the Premises
           ------------
     to be available for occupancy in accordance with Section 4.02 (other than
                                                      ------------
     as a result, in whole or in part, of any act, omission or negligence of Tenant or any of its related corporations, agents or contractors) on or before August 1, 1984, (plus such period of time as Landlord shall be unable to cause the Initial Space to be available for occupancy in accordance with Section 4.02, as a result of Force Majeure), then Tenant
                     ------------
     may elect to terminate this Lease, provided Tenant shall not be in default beyond any applicable grace period of its obligations under this Lease, by notice given to Landlord within thirty (30) days after such date and if such notice is given and if Landlord shall not cause the Premises to be available for occupancy in accordance with Section 4.02A on or before the
                                                -------------
     date which is thirty (30) days after such notice is given by Tenant, this Lease shall be terminated as of midnight of the date which is thirty (30) days after such notice is given, as if the termination date were the Expiration Date."

          Section 46.03.  The following is added after Section 4.02(b):
          -------------                                ---------------

          "(c) the ground floor lobby of the Building, the lobby and the lavatories on the twenty-second (22nd) floor of the Building and the public corridor from the twenty-second (22nd) floor lobby to the Premises shall be substantially completed to allow reasonable access to the Premises, there shall be no unreasonable obstructions on the ground floor lobby or twenty-second (22nd) floor lobby of the Building, the plaza adjacent to the ground floor lobby of the Building shall be clear of construction machinery and equipment, except for the construction hoist(s) referred to in Section
                                                                    -------
     32.03 (but in no event shall the landscaping be required to be completed by
     -----
     Landlord), at least one (1) public elevator and one (1) freight elevator serving the Premises shall be substantially completed and in good operating order and condition (in accordance with and subject to the terms and conditions of this Lease), all Building Equipment (excluding any security systems to be installed by Landlord, if any) reasonably necessary to service the Premises shall be in good operating order and condition (in accordance with and subject to the terms and conditions of this Lease), and all windows on the exterior walls of the Premises shall be installed (other than windows which are adjacent to or near the construction hoist(s) referred to in Section 32.03 and which are being repaired by Landlord in
                    -------------
     accordance with the terms and conditions of the Lease); and"

          Section 46.04.  The following is added at the end of Section 7.01K(i):
          -------------                                        ----------------

     ", provided, however, that with respect to any employees of Landlord who are engaged in providing services both to the Building and to buildings owned by Landlord other than the Building, Operating Expenses shall include only that portion of the total amount of salaries, wages, bonuses and other benefits enumerated above which bears the same ratio to the total amount of such salaries, wages, bonuses and other benefits paid or relating to such employees as the portion of work performed by such employees at or with respect to the Building, Real Property, and the areas adjacent thereto or connected therewith, bears to the total amount of work performed by such employees in the course of their employment by Landlord"

          Section 46.05.  The following is added at the end of Section
          -------------                                        -------
7.01K(xvi):
----------

          ", provided, however, that the actual cost of replacement of any item depreciated pursuant to this subparagraph shall be included in Operating Expenses only to the extent that such depreciation has not been taken"

          Section 46.06.  The following is added after Section 7.01K(j):
          -------------                                ----------------

          "(k) costs of services provided by Landlord to tenants occupying retail space in the Building, which services are not provided to tenants occupying office space in the Building; and

          "(l) costs of services paid to any entity affiliated with Landlord which are in excess of the then prevailing rates for such services in the Borough of Manhattan for first class Third Avenue office buildings."

          Section 46.07.  The following is added at the end of Section 7.02F:
          -------------                                        -------------

     "Notwithstanding anything to the contrary contained in Section 7.02
                                                            ------------
     Tenant's obligation to pay to Landlord Tenant's Tax Payment shall not commence until the Rent Commencement Date."

          Section 46.08.  The following is added after the words "or, at
          -------------
Landlord's election" which follow Subsection
                                  ----------

7.03A(b)(1):
------------

     "(which election may be made by Landlord once during the period from the end of the first (1st) Escalation Year through the end of the fifth (5th) Escalation Year, and once during the period from the end of the fifth (5th) Escalation Year through the end of the tenth (10th) Escalation Year),"

          Section 46.09.  The following is added at the end of Section 7.03C:
          -------------                                        -------------

     "Notwithstanding anything to the contrary contained in Section 7.03
                                                            ------------
     Tenant's obligation to pay to Landlord Tenant's Operating Payment shall not commence until the Rent Commencement Date."

          Section 46.10.  The following is added at the end of Section 10.05:
          -------------                                        -------------

     "Landlord shall submit to Tenant a list containing the names of at least three (3) contractors or subcontractors which are acceptable to Landlord, two (2) of which are not controlled directly or indirectly by, or affiliated with, Landlord."

          Section 46.11.  The following is added after the first sentence of
          -------------
Section 13.01:
--------------

     "Landlord has installed, at Landlord's expense, a meter for the purpose of measuring electrical consumption on the twenty-second (22nd) floor of the Building. Landlord shall maintain, service, repair and, if necessary, replace such meter. Tenant, upon demand by Landlord, shall pay to Landlord, as Additional Rent, an amount equal to 55.98% of the costs incurred by
                                            ------
     Landlord in connection with such maintenance, service, repair and replacement. Following the Commencement Date, Landlord shall cause an electrical engineer or a utility consultant selected by Landlord to make a survey of Tenant's connected power load and the connected power load of that portion of the rentable area of the twenty-second (22nd) floor of the Building not included within the Premises. Landlord, at Landlord's option, shall have the right, at any time and from time to time during the Term, to cause similar surveys to be made. Tenant's Share shall mean that percentage equal to Tenant's percentage of the aggregate of the connected power load for the entire rentable area of the twenty-second (22nd) floor of the Building as determined from time to time pursuant hereto. The findings of Landlord's engineer or consultant shall be binding on Landlord and Tenant, subject to adjustment as hereinafter provided. Promptly after receipt by Landlord of a bill from the public utility company furnishing electrical energy to the twenty-second (22nd) floor of the Building, Landlord shall furnish to Tenant a copy thereof together with a request for payment to Landlord by Tenant of Tenant's Share of such bill. Tenant shall promptly pay to Landlord, as Additional Rent, Tenant's Share of such bill. In the event Tenant shall dispute any findings of the engineer or consultant designated by Landlord, Tenant may, within thirty (30) days of receiving notice of such findings, designate by notice to Landlord an independent electrical engineer or utility consultant to make, at Tenant's sole cost and expense, another determination of Tenant's connected power load. If the engineer or consultant selected by Tenant shall determine that Tenant's connected power load is less than as determined by Landlord's engineer or consultant and the two are unable to adjust such difference within twenty (20) days after the determination made by Tenant's engineer or consultant is delivered Landlord, the dispute shall be resolved by arbitration in accordance with
     Article 28. Pending a final determination pursuant to such arbitration,
     ----------
     however, Tenant shall pay to Landlord for such electrical energy based on the determination of Landlord's engineer or consultant; and, if it is determined that Tenant has overpaid, Landlord shall reimburse Tenant for any overpayment at the conclusion of such arbitration. In any such arbitration, the third arbitrator to be appointed shall be an electrical engineer having at least five (5) years experience in similar matters in New York City."

          Section 46.12.  The following is added before the word "completed" on
          -------------
the second line of Section 15.02:
                   -------------

     "(i) delivered to Tenant notice that Landlord believes, in good faith, that the repairs required to be made to the Premises and the means of access thereto can be completed within six (6) months from the date of such damage or destruction plus such additional time after such six (6) month period (but in no event to exceed six (6) months), as shall equal the aggregate period Landlord may be delayed in doing so by Force Majeure or adjustment of insurance, and (ii) actually"

          Section 46.13.  In reference to Section 22.06A, if Landlord exercises
          -------------                   --------------
its option pursuant to Section 22.06A(c) to sublet from Tenant the space
                       -----------------
proposed to be sublet by Tenant, (i) the performance by Landlord or its designee under a sublease of such space shall be deemed performance by Tenant of any similar obligation under this Lease and (ii) any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default herein if such default is occasioned by or arises from any act or omission of the tenant or occupant holding under or pursuant to any such sublease.

          Section 46.14.  The following is added after Section 23.01A:
          -------------                                --------------

          "B. Landlord shall use reasonable efforts to obtain a Non-Disturbance Agreement (as hereinafter defined) from any Superior Lessor or Superior Mortgagee; provided, however, that (a) Tenant shall cooperate with Landlord in obtaining any such agreement and (b) Landlord shall not be required to
     (i) make any payment to any Superior Lessor or Superior Mortgagee, or (ii) alter any of the terms of its financing with any Superior Mortgagee, or
     (iii) alter any of the terms of any Superior Lease with any Superior Lessor, or any of the terms of any Superior Mortgage with any Superior Mortgagee, in order to obtain such agreement. The term "Non-Disturbance Agreement" shall mean either an agreement, in recordable form, between Tenant and any Superior Lessor or Superior Mortgagee, as the case may be, or an agreement contained in any Superior Lease or Superior Mortgage, as the case may be, which shall provide in substance that as long as Tenant is not in default beyond any applicable grace period under this Lease, such Superior Lessor or Superior Mortgagee, as the case may be, shall not name or join Tenant as a party defendant or otherwise, in any suit, action or proceeding to enforce (unless Tenant is deemed a necessary party under any law then in effect), nor will this Lease be terminated by enforcement of any rights given to such Superior Lessor or Superior Mortgagee, as the case may be, pursuant to the terms, covenants or conditions contained in such Superior Lease or Superior Mortgage, as the case may be; provided, however, that the provisions set forth in Section 23.04 shall be applicable to, and may be
                             -------------
     incorporated in, any such agreement."

          Section 46.15.  In reference to Section 23.02, Tenant shall not be
          -------------                   -------------
deemed to be doing anything that would (i) constitute a default under the Superior Lease or the Superior Mortgage or (ii) cause the Superior Lease to be terminated or forfeited, if such action by Tenant does not otherwise result in a default beyond the applicable grace periods hereunder.

          Section 46.16.  In reference to Article 23, Tenant shall have no duty
          -------------                   ----------
or obligation to or for the benefit of any Superior Lessor or Superior Mortgagee unless and until Tenant shall be furnished with the name and address of such Superior Lessor and/or Superior Mortgagee.

          Section 46.17.  The following is added at the end of Section 36.01:
          -------------                                        -------------

          "Tenant shall have the right to deposit with Landlord, as the security deposit required pursuant to Article 36, an irrevocable commercial letter
                                  ----------
     of credit in the aggregate amount of $34,166.66 in form and substance and issued by a member bank of The New York Clearinghouse Association or other bank, acceptable to Landlord, payable upon the presentation by Landlord to such bank of a sight-draft, together with a certificate executed by an officer of Landlord to the effect that Landlord is entitled to payment of Tenant's commercial letter of credit pursuant to Article 36, which letter
                                                      ----------
     of credit shall provide (a) for the continuance of such credit for the period of at least one year from the date of this Lease, (b) for the automatic extension of such letter of credit for additional periods of one year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit for at least three (3) months beyond the Expiration Date) unless such bank gives Landlord notice of its intention not to renew such letter of credit, in accordance with Article 39, not less than seventy-five (75) days prior
                        ----------
     to the initial or any future expiration date of such letter of credit and
     (c) that in the event such notice is given by such bank, Landlord shall have the right to draw on such bank at sight for the balance remaining in such letter of credit and to hold and apply such balance as provided in Article 36. Each letter of credit to be deposited
                            ----------
and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms of this Lease as provided in Article 36, and in the event that (i) any default
                             ----------
occurs as provided in Article 17 which default continues beyond the applicable
                      ----------
grace period, or (ii) Landlord transfers its right, title and interest under this Lease to a third party and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party, or (iii) notice is given by the bank of its intention not to renew as above provided, then, in any such event, Landlord may draw on such letter of credit, and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) as provided in Article 36."
                                                  ----------

                                   EXHIBIT A
                                   ---------

                             DESCRIPTION OF LAND


All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of East 49th Street and the Westerly side of 3rd Avenue; running thence southerly along the westerly side of 3rd Avenue 200 feet 10 inches to the northerly side of East 48th Street;

thence westerly along the northerly side of East 48th Street 120 feet;

thence northerly and parallel with the westerly side of 3rd Avenue 100 feet 5 inches to the center line of the block;

thence easterly along the center line of the block and parallel with the northerly side of East 48th Street 20 feet;

thence northerly and parallel with the westerly side of 3rd Avenue 100 feet 5 inches to the southerly side of East 49th Street;

thence easterly along the southerly side of East 49th Street 100 feet to the westerly side of 3rd Avenue, the point or place of BEGINNING.

                                   EXHIBIT B

                                  FLOOR PLAN


            [FLOORING DEPICTING FLOOR REFERENCED 780 THIRD AVENUE]

                                   EXHIBIT C

                                  WORK LETTER

     In connection with this Lease, Landlord has agreed to perform certain work in the Premises, and Tenant has agreed to undertake certain obligations in connection therewith, as hereinafter set forth.

     Landlord has engaged Lehrer/McGovern, Inc. ("Contractor") as construction manager to supervise the Basic Construction of the Building and the performance of the Work (or the portion thereof) to be performed by Landlord pursuant to this Work Letter (as such capitalized terms are hereinafter defined).

     1. Landlord shall, at the sole cost and expense of Landlord and subject to the limitations and provisions hereof, furnish and install, or cause to be furnished and installed, those items of work described on Schedule A ("Landlord's Work") to the extent shown on the Plans (as hereinafter defined) approved by Landlord, all of which Landlord's Work, and the labor and materials in connection with Landlord's Work, shall be Building standard unless otherwise specifically provided.

     2. On or before the dates ("Plan Submission Dates") hereinafter set forth, Tenant shall submit to Landlord, for Landlord's approval, and to Contractor the following plans, working drawings, specifications and information (collectively, "Plans"):

          (a) On or before the date which is 15 days after the date*/ of this Lease, (i) the location and extent of floor loading in excess of the design capacity of the Building, and location of all floor openings, including any interconnecting stairwells, (ii) the location and description of special plumbing requirements, and (iii) the location, loads and dimensions of telephone and other equipment rooms, if other than as shown on Landlord's floor plans.

          (b) On or before the date which is 20 days after the date*/ of this Lease, a partial set of architectural drawings, specifications and details, showing, among other things, (i) the estimated total electrical requirements indicating connected electrical loads, location and type, and a fixture schedule, (ii) air condi-

*of execution and delivery
     tioning requirements, including, but not limited to, the number of people, equipment and special air conditioning requirements (as hereinafter defined), and (iii) specific plumbing requirements, including, without limitation, plans and sections.

          (c) On or before the date which is 30 days after the date*/of this Lease, a complete set of architectural drawings, specifications and details, showing, among other things, (i) the floor plan(s), (iii) partition locations and full sections of types of partitions used, (iv) door locations, size and type, and hardware schedule, (v) reflected ceiling plans, (vi) details of special conditions encountered, (vii) the estimated total electrical requirements indicating connected electrical loads, location and type, and a fixture schedule, (viii) the location of electrical outlets and telephone outlets, (ix) any cabinet work, ornamental metal work, non-Building standard flooring, architectural installations and details and other information affecting other trades, (x) air conditioning requirements, including, but not limited to the number of people, equipment and special air conditioning requirements (as hereinafter defined), (xi) any ceiling heights and materials which are not Building standard, (xii) specific plumbing requirements, including, without limitation, plans and sections, (xiii) finish schedules and related plans, if any, including, without limitation, information and specifications for paint schedule, floor covering, draperies and wall covering, and (xiv) any other information which Landlord will need to order material and perform the Work. The term "finish schedules" shall mean the complete listing of the finishes to be applied to all wall and floor surfaces forming a part of the Work, and detailed specifications of such draperies and wall and floor coverings, including, without limitation, color samples, itemization of materials by manufacturers' catalogue numbers, if applicable, and any other information requested by Landlord.

     3.A.  The Plans shall (a) be fully detailed, (b) show complete dimensions,
(c) have designated thereon all points of location and other matters, including, without limitation, the finish schedules, required by Landlord to perform or let contracts for the performance of the Work, and (d) consist of the final plans and specifications (including air conditioning, ventilating, electrical, plumbing and engineering drawings and specifications (collectively, "Mechanical Plans"), which Mechanical Plans shall be prepared by Landlord's archi-

*of execution and delivery
tect or engineer, and the cost of which shall be included in Tenant's Cost) prepared by Tenant's licensed interior architect or designer to describe the manner in which Tenant desires the Premises to be finished for Tenant, including, without limitation, any changes thereto from time to time requested by Tenant or made to obtain the approvals or permits referred to in Paragraph 5 hereof. The Plans shall comply with and conform to Landlord's plans, the design capacities for the Building, and all Legal Requirements and Insurance Requirements relating to construction of the Building and/or the Premises. All drawings submitted hereunder shall be to scale of 1/4" = 1' and all details submitted hereunder shall be to scale of 1 1/2" = 1', unless otherwise requested by Landlord.

          B. Prior to the commencement of the Work, the Plans shall have been approved in writing by Landlord, but such approval shall be as to layout only, shall not be deemed to be an approval of the legality or the cost of the Work or the Plans and shall not be deemed a waiver of any of Landlord's rights under this Work Letter with respect to any delays which may result from the materials, services or work required by the Plans. Landlord shall notify Tenant of the manner, if any, in which, in Landlord's judgement, the Plans, as submitted by Tenant, fail to conform with the applicable provisions of this Work Letter. Within ten (10) days after such notifications, Tenant shall revise or correct such Plans and shall submit such revisions or corrections to Landlord. Landlord's approval of the Plans will be evidenced by endorsement to that effect on one (1) set of the Plans and the return of such signed set to Tenant. Whether or not consented to or approved by Landlord, Tenant shall be fully and solely responsible for all aspects of the Work (other than Landlord's Work), including, without limitation, the design and construction of the Work, the accuracy and sufficiency of the Plans and their compliance with Legal Requirements and Insurance Requirements. Notwithstanding anything to the contrary contained herein and whether or not Landlord would have been able to commence construction of the Work, in no event shall Landlord be obligated to commence to perform the Work unless and until all of the Plans have been submitted by Tenant to Landlord and Landlord has approved such Plans. The Plans shall not be changed or modified by Tenant after such approval by Landlord without the approval in writing of Landlord. Landlord will not unreasonably withhold its approval of the Plans or any change or modification thereof; provided, however, that Landlord shall not in any event be obligated to approve any change or modification of the Plans which in Landlord's sole opinion will cause any delay in the completion of the Work or any additional cost or expense to Land-lord. In no event may any changes be made in the Plans after Landlord has given Tenant the notice referred to in Section 4.02 of the Lease.

     4. As used in this Exhibit C ("Work Letter"), the following terms have the following respective meanings:

          (a) air conditioning requirements - shall mean the information and drawings specified in Paragraph 2, supplied by Tenant, from which Landlord and Landlord's engineer can design the air conditioning and ventilating systems for the Premises, and purchase, fabricate and install the duct work and other materials therefor, including, without limitation, (i) partition and reflected ceiling plans showing dimensioned locations with reference to Building column center lines, existing column faces, core walls, window mullions, or elements such as those, and specifications for special lighting fixtures, giving the length, width, height and weight of that portion of such fixtures which is to be installed above the level of the finished ceiling, (ii) the number of occupants expected in each room, (iii) the heat dissipated in each room by Tenant's equipment, and (iv) any special air conditioning requirements and special ventilating required by Tenant;

          (b) special air conditioning requirements - shall mean and include any of the following which do not exceed the design capabilities of the heating, ventilating and air conditioning system serving the Premises (i) any separate air conditioning and/or ventilation systems serving only the Premises, (ii) air conditioning and/or ventilating equipment for space in the Premises not used solely for offices, such as auditoriums, conference rooms, pantries, toilet rooms or reproduction or other rooms: (A) where the heat released is greater than in normal office space, (B) which are subject to greater variation in heat release or in occupancy than in normal office space, or (C) which require greater or less than normal office control of humidification (including, without limitation, reheat coils, strip heaters, thermostats, control valves, fans, duct connected exhausts and thermal acoustical insulation), and (iii) any equipment serving the Premises which is required to achieve a special architectural effect (such as strip line diffusers or return registers), or satisfy any other special conditions of Tenant's layout, or the proposed conduct of its business in the Premises;

     (c) Basic Construction of the Building - shall mean, in addition to the structure itself, the mechanical and electrical systems (other than the portion of the heating, ventilating and air conditioning system described on Schedule A of this Work Letter) and the distribution thereof to locations from which each floor can be served, and the elevators, lobby and other common areas and any other necessary construction, excepting only any materials or work to finish any portion for occupancy by particular tenants;

     (d) Work - shall mean all (except as allowed by the provisions of Paragraph 11) materials and work to be added to the Basic Construction of the Building to finish the Premises for Tenant, including, without limitation, any electrical or plumbing work required to meet Tenant's electrical and plumbing requirements and any air conditioning work required to be done in the Premises to meet the design conditions contained in Paragraph 4 of Schedule A and Tenant's special air conditioning requirements (such electrical, plumbing and air conditioning work to be in accordance with plans and specifications designed by Landlord's engineers to fit the Plans, which plans and specifications shall be available for review and suggestion by Tenant, but such suggestion shall not be binding on Landlord); provided, however, that no (i) furniture, trade fixtures or decorative effects (such as drapes and pictures), (ii) office equipment, (iii) telephone installation, or (iv) subject to Paragraph 11, cabinetry or special decorative effects, shall be a part of the work;

     (e)  Tenant's Work - shall mean all Work not included in Landlord's work;

     (f) Indirect Job Costs - shall mean reasonable charges paid or incurred by Landlord (other than charges paid to the Contractor and included in subparagraph
(i) of Paragraph 4(h) of this Work Letter) for on-the-job services performed or supplied (such as clean-up removal of waste and debris, protection of work in progress of completed, guard service, temporary maintenance and services, Utilities and the use of elevators and hoists) in connection with Tenant's work and work performed by Tenant pursuant to Paragraph 11;

     (g) Change Costs - shall mean all*/ fees, costs and expenses incurred by LandLord as a result of the exercise by Tenant of its right of substitution allowed by paragraph of its right of substitution allowed by Paragraph 4(h) or as a result of any request by Tenant

* reasonable
                                      C-5
for a change in, or any change in, the Plans (including, without, limitation, one caused by a direction by Tenant to omit any item of work contained in the Plans) as allowed by Paragraph 10(b) or air conditioning requirements or in any of Tenant's other plans or specifications, including (whether or not the change is to Landlord's Work) fees, costs or expenses relating to: (i) any additional architectural, engineering or construction services, (ii) any changes to materials in process of fabrications, (iii) cancellation or modification of supply or fabricating contracts, or (iv) removal or alteration of work or plans completed or in process;

     (h) Tenant's Cost - shall mean the total of (i) the actual cost of work (including any amount charged by the Contractor for general conditions and the Contractor's fee) performed or caused to be performed by Landlord*/ paid or incurred directly by Landlord), its architects and engineers and by its contractors, suppliers and work forces for materials and labor in connection with that portion of the Work, if any, which was not included in Landlord's Work, (ii) any Indirect Job Costs, (iii) any Change Costs, (iv) any costs incurred by Landlord attributable to the design and construction of special air conditioning requirements or other special requirements, and (v) architectural services in connection with the review of the Plans and engineering services in connection with the review of the Plans and the preparation and revision of the Mechanical Plans, plus 5% on the foregoing items (i) through (iv); provided, however, that if any part of the Work not included in Landlord's Work shall be of a similar type but of equal or better quality than the corresponding part of Landlord's Work (Tenant's right of substitution being limited to substitutions which shall be of a like nature and of equal or greater cost and quality than that for which the substitution is made), Tenant shall receive a credit equal to the net cost (with no addition of 5%) to Landlord of the part replaced. Notwithstanding the foregoing, Tenant shall receive credit for any part of Landlord's Work omitted or not installed; **/ In the event Tenant shall elect not to install the Building standard carpeting to be furnished by Landlord pursuant to Schedule A, then Tenant shall be entitled to a credit against the net cost of any other carpeting installed by Tenant equal to $9.00 per square yard of the carpeting which would have actually been installed by Landlord in the Premises pursuant to Schedule A. Notwithstanding the foregoing, in no event shall Tenant receive any cash credits.


 * so long as such costs are
** provided, however, that if Tenant does not use the maximum number of any of the items of Landlord's work, Tenant shall be entitled to credits against Tenant's Cost for each such item not used by Tenant. The credit against Tenant's Cost for each such item shall be equal to the net cost (with no addition of 5%) to Landlord of such item, provided, however, that Tenant's credit shall in no event be more than the credit which Landlord receives from its suppliers.

          (i) Business Days - shall, as used in this Work Letter only, mean all days other than Saturdays, Sundays and days proclaimed as legal holidays by the State of New York or the Federal Government or the unions involved in doing the Work;

          (j) Notice - shall, as used in this Work Letter only, and notwithstanding the general provisions of Article 39, mean any letter, memorandum or other written communication which is either mailed to Landlord or Tenant, as the case may be, in a postage prepaid envelope (which shall be registered or certified mail, return receipt requested), or delivered to an authorized representative of Landlord or of Tenant, addressed, in the case of Landlord, to Landlord c/o Cadillac Fairview Urban Development, Inc., 375 Park Avenue, New York, New York 10152, Attention:
                             , with copies to (i) Rosenman Colin Freund Lewis & Cohen, 575 Madison Avenue, New York, New York 10022, Attention: Donald H. Siskind, Esq., and (ii) or to such other or further address or addresses as Landlord may designate by like notice; and, in the case of Tenant, such Notice shall be similarly mailed or delivered, addressed to Tenant at the Premises, with a copy to Webster and Sheffield, One Rockefeller Plaza, New York, New York 10020, Attention: Karl B. Holtzschue, Esq., or to such other address as Tenant may designate by like notice; provided, however, that the aforesaid authorized representative of Tenant shall be designated in writing by Tenant; and if Tenant's architect is not one of the foregoing parties, then Tenant may subsequently, by such Notice to Landlord, specify such architect in a similar fashion; and provided further that any such Notice shall be deemed to be given when received by mail or delivered to an authorized representative.

     5.A. Upon written approval by Landlord of the Plans, Tenant shall (a), with reasonable speed and diligence so as not to delay Landlord's Work, file (by Building Notice Application, in the case of the Department of Buildings of the City of New York and by related miscellaneous applications, in the case of fire protection) with the appropriate governmental authority or authorities the Plans, the Mechanical Plans and any other plans prepared by Landlord's architects and engineers for air conditioning, ventilating, heating, mechanical, electrical and plumbing work or structural changes in the Building forming a part of the Work; and (b) take whatever action shall be necessary ( including modifications approved by Landlord of the Plans) to obtain and maintain all governmental certifications, permits, authorizations and approvals which may be required in connection with the

Work. Immediately after receipt of any such certifications, permits, authorizations or approvals, Tenant shall deliver copies of all of the same to Landlord. Tenant shall pay all filing fees and other costs in connection therewith. Tenant shall deliver copies of all such permits and authorizations to Landlord. Each floor of the Premises shall be filed for separately. Landlord shall cooperate with Tenant in connection with the aforesaid. Tenant will promptly furnish to Landlord copies of all stamped Building Department approved drawings. Notwithstanding the foregoing, Landlord, at Landlord's election, may do all such filings and procure all such permits and authorizations on Tenant's behalf and at Tenant's sole cost and expense.

          B. Notwithstanding the provisions of this Work Letter, (a) in the event Tenant elects not to install the Building standard flooring, the non-Building standard flooring and underlayment to be installed by Tenant shall be subject to Landlord's approval, which approval shall be in the sole and absolute discretion of Landlord, and (b) in the event Tenant elects to install decorative window treatment in addition to the Building standard blinds, then such decorative window treatment shall allow for the proper circulation of air in and around the windows and shall be subject to the approval of Landlord, which approval shall be in Landlord's sole and absolute discretion.

     6.A. If a delay shall occur in obtaining a certificate of occupancy (temporary or final) for the Premises or the Building or in completion of the Work by Landlord as the result of (a) any failure to furnish when due the Plans or revisions thereto or to timely file the same with appropriate governmental authorities, (b) any change by Tenant in any air conditioning requirement, the Plans or any other plan, specification or finish information furnished by Tenant, (c) any state of facts which gives rise to a change referred to in the definition of Change Cost, (d) the quality of performance or completion of work by a person, firm or corporation employed by Tenant, (e) the fact that non-Building standard work requires lead time to obtain or construction time to perform, in excess of that required for Building standard work, (f) work is to be done by or on behalf of Tenant which under good construction scheduling practices should be completed before some portion of the Work is done, and such work by Tenant is not completed on schedule or it delays the completion of the Work, (g) any work to be performed by Tenant, including the installation of Tenant's telephone and/or other communications systems, (h) any direction by Tenant that Landlord hold up proceeding with a segment of Tenant's Work preliminary to a possible change therein or for any other reason, (i) any other act or omission of Tenant, its agents, employees or contractors, including any default by Tenant in the performance of its obligations under this Work Letter or Lease, or any delay in giving authorizations or approvals pursuant to this Work Letter, or (j) any displacement (resulting from any of the foregoing) of any portion of the Work from its place in Landlord's overall construction schedule for finishing space in the Building for tenants and the rescheduling of such Work (due regard being given to the need to minimize disturbance to the overall work schedule for finishing space in the Building for other tenants as well as Tenant), then any such delay, at Landlord's option, shall be included in the calculations of the Commencement Date under Article 4 of this Lease with the Commencement Date becoming one day earlier than provided for in Section 2.01A(a) for each day of such delay.

          B. If a delay in the completion of the Work by Landlord, or any portion of such delay, is the result of Force Majeure (including, without limitation, strikes), then any such delay, which would not have occurred but for a delay described in subdivision (A) of the preceding paragraph, shall be deemed added to the delay described in such subdivision (A).

     7. Tenant shall comply strictly with the Plan Submission Dates and any change or modification of the Plan Submission Dates shall not be valid or binding unless agreed to in writing by Landlord. Provided Landlord has not unreasonably withheld its approval thereof, the Plans shall be deemed to have been submitted on the date of final approval by Landlord.

     8. Notwithstanding any other provisions of this Lease and in addition to Landlord's other right, if Tenant fails, within 30 days after notice, to cure a default in complying with the Plan Submission Dates, Landlord may, but shall not be required to, at any time prior to such cure of a default, as Landlord shall in the sole judgement of Landlord determine, either (a) proceed with Landlord's Work as shown on Schedule A, or any part thereof, insofar as Landlord is able or willing to so proceed, and in such event, Landlord may substantially complete the Premises in a Building standard manner and Landlord shall have no obligation to do further Work, (b) proceed to complete the Premises as an open area with ceilings, floors and such partitions as Tenant shall have previously designated to Landlord in writing and Landlord shall have no obligation to do further Work, or (c) terminate the Lease upon not less than 10 days' prior written notice to Tenant.

     9. Landlord may make such changes in the plans and specifications of the Building as Landlord may desire, except that (a) such changes shall not materially adversely affect the occupancy of the Premises by Tenant, and (b) it such changes relate to the Premises, such changes (except as shall be required by any Legal Requirement) will not be made without the prior written consent of Tenant, which consent Tenant agrees not to unreasonably withhold or delay, and if Tenant fails to respond to a request for such consent within the period of 7 days after such request is made, such consent shall be deemed given by Tenant. In addition, Landlord, at its option and without the necessity of any consent of Tenant, may substitute for Building standard materials other materials of comparable kind and quality.

     10.A. Landlord shall perform the Work in accordance with the approved Plans. Landlord's Work shall be without cost to Tenant, but Tenant, prior to and during the progress of the Work, shall pay, as Additional Rent, Tenant's Cost. Such payment shall be made to Landlord or, at Landlord's election, to Contractor, in installments, reasonably specified by Landlord or Contractor, within ten days after rendition of bills therefor by Landlord or Contractor, so that the full amount of Tenant's Cost shall be paid during the progress of the Work and the balance, if any, upon demand after substantial completion of the Work.

          B. Within a reasonable time (considering the amount of detail required and so as not to affect the time table of the work involved) after receipt of any of the Plans, or of any change thereto, Landlord or Contractor shall give Notice to Tenant of Landlord's (or Contractor's) estimate ("Estimate") of the amount, if any, of Tenant's Cost, including any Change Cost, arising therefrom. Landlord's (or Contractor's) representatives shall be available to Tenant to discuss the Estimate. Tenant shall be deemed to have agreed to the amount set forth in the Estimate unless within 5 business days after receipt thereof Tenant shall give Notice to Landlord and Contractor in detail of any disagreement therewith, in which event Landlord and Tenant shall attempt to resolve such disagreement within 3 Business Days. If no such Notice by Tenant is given, or if agreement is reached, then the amount set forth in the Estimate, or the amount agreed upon, as the case may be, shall thereafter be conclusively binding as an estimate, on Tenant. If such Notice by Tenant is given and no agreement is reached, Landlord shall nevertheless proceed with the Work, but Tenant may direct Landlord to omit any item thereof; subject, however, to Landlord's right to withdraw its approval of the Plans by reason of any such omission. Landlord shall use reasonable efforts to ob-tain any Work at a reasonable cost to Tenant, but, in all events, Tenant shall pay Tenant's Cost of any Work. Nothing contained in this Subparagraph B shall permit Tenant to delay the completion by Landlord of the Work (or any portion thereof), whether or not the cost thereof is in dispute. If at any time any of the Plans or any of the Mechanical Plans or any other plans and specifications prepared by Landlord's architect or engineer for Tenant are changed by Tenant so as to eliminate or change any item of Tenant's Work in progress of engineering, fabrication or construction, the process of such engineering, fabrication or construction shall not be stopped or altered until Tenant directs such action by a Notice containing an acceptance by Tenant of any addition to Tenant's Cost which may result therefrom.

     11.A. If Tenant wishes to do work which is of a special nature through its own employees or contractors (such as cabinet work or special decorative effects, telephone and communications systems), then Tenant shall so specify in detail on the Plans and shall simultaneously furnish to Landlord the names of the contractors Tenant proposes to use for such work. Landlord shall be deemed to have consented to the performance of such work by the contractors designated by Tenant unless, within 10 Business Days after receipt of the Plans involved, it notifies Tenant (a) that it does not consent thereto (which consent Landlord shall not unreasonably withhold), in which event such work shall be deemed to be and become a part of Tenant's Work to be done by Landlord, or (b) that it consents thereto upon such reasonable conditions as Landlord may set forth in such Notice, with the work involved to be effected in accordance with the requirements of this Work Letter and of Articles 9 and 10 of this Lease. The Indirect Job Costs related thereto shall be a part of Tenant's Cost. The foregoing time periods shall not give rise to a delay under Paragraph 6.

          B. Notwithstanding anything to the contrary contained in this Work Letter (including Schedule A), Landlord shall not be obligated to furnish or install as a portion of the Work, any telephone or other communication systems. The installation of any telephone or other communication systems shall be performed by Tenant, at its sole cost and expense, in accordance with the terms and conditions of this Work Letter (including Paragraph 12 of this Work Letter) and of Article 8, 9 and 10 of this Lease; provided, however, in the event Tenant shall be required to install, pursuant to any Legal Requirement or Insurance Requirement, any conduit in the walls or ceilings for the installation of any such telephone or other communication system, then, Landlord shall install such conduit (but not the wiring), at Tenant's sole cost and expense, and such cost and expense shall be paid by Tenant as part of Tenant's Cost.

     12.A. Landlord agrees to allow Tenant (and the architects, contractors and decorators of Tenant) access to the Premises prior to the Commencement Date for the purpose of making inspections, taking measurements, making installations therein which are part of the work to be performed by Tenant pursuant to this Work Letter and performing its decorative work, such as carpeting and draperies; provided, however, that such work will not require any structural change, and provided further that the construction of the Building and the Premises shall have reached a point, in Landlord's sole judgment, exercised in good faith, such that Landlord will not be delayed or hampered in the completion thereof by the performance by Tenant of such work.

          B. In connection with any access by Tenant pursuant to Paragraph 12A of this Work Letter, Tenant covenants (a) to cease promptly upon request by Landlord any activity or work during any period which, in Landlord's sole judgement, shall interfere with or delay Landlord's prosecution or completion of the Work to be performed by Landlord pursuant to this Work Letter or of the Building at the earliest possible date, (b) that Tenant shall comply promptly with all procedures and regulations (including access to the hoist) prescribed by Landlord from time to time for coordinating such work and activities with any other activity or work in the Premises or the Building, (c) that such access shall be at the sole risk of Tenant and shall be deemed to be a license, (d) that prior to exercising such right, Tenant shall deliver to Landlord the policies of insurance required by the Lease, including public liability, property damage and Worker's Compensation to protect Landlord and Tenant during the period of Tenant's access, in amounts and with such companies as are satisfactory to Landlord and that Landlord and Contractor, as well as the other parties mentioned in Article 8 of this Lease, shall be named as an insured under all such policies, (e) that Tenant shall indemnify and hold harmless Landlord, the Superior Lessor, the Superior Mortgagee and the Building from and against any and all claims arising from, or claimed to arise from, or out of the performance of any work by or on behalf of Tenant in the Premises, or which may arise by reason of any matter collateral thereto, and from and against any all claims arising from, or claimed to arise from, any negligence, act, or failure to act, of Tenant, its contractors, decorators, servants, agents or employees or for any other reason whatsoever arising out of Tenant's access to or being in the Premises or in connection with the work to be performed by or for Tenant by anyone other than Landlord, (f) that Tenant shall not employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer would, in Landlord's sole opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers employed by Tenant, Landlord or others, or would in any way disturb, interfere with or delay any work being performed by Landlord or any other Tenant or their respective contractors, (g) that, as frequently and in such manner as Landlord may direct, all debris, rubbish and surplus materials caused by or resulting from the work being performed by Tenant shall be removed and disposed of, at Tenant's sole cost and expense, and (h) to pay any loss or additional expense caused Landlord by any delay in the completion of the Work or the Building resulting from Tenant's access and work. Any access by Tenant pursuant to this Work Letter, whether prior to or on or after the Commencement Date, shall be deemed to be pursuant to all the provisions of this Lease (including those contained in Articles 8, 9 and 10) and Tenant shall comply therewith, except that the obligation to pay rent shall not commence until the Commencement Date or as provided for in Section 2.10B of the Lease. No material or equipment shall be incorporated in the Premises in connection with the making of such installations which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever, or subject to any conditional sale or other similar or dissimilar title retention agreement. If Tenant fails to comply with any of the foregoing obligations, then, in addition to all other rights and remedies hereunder, Landlord may by Notice require Tenant to cease the performance of such activity and work until the Work and the Building have been completed.

                                  22050-55605                        Real Estate


                                  SCHEDULE A
                                  ----------

                                 TO EXHIBIT C
                                 ------------

     Landlord shall provide and install the following facilities and material and complete the following work as Landlord's Work (as hereinafter defined) in accordance with the Plans and Specifications. For purposes of this Lease, "Landlord's Work" shall be deemed to mean:

     1.   PARTITIONS:

     Landlord shall furnish and install one (1) linear foot of drywall partitions for each fifteen (15) square feet of Premises Area. All drywall partitions shall (a) consist of one (1) layer of 5/8" gypsum board each side of 1 1/2" steel studs, (b) terminate 3" above the suspended ceiling and (c) be spackled and taped. Partitions ending at an exterior wall of the Building shall meet a column without interfering with access to the peripheral enclosure or bisecting or in any other way interfering with a vision light or the operation of the exterior windows of the Building. Any jogs, curves or angles in any partitions shall be furnished by Landlord, at Tenant's sole cost and expense.

     2.   DOOR, FRAMES, HARDWARE:

     Landlord shall furnish and install all Building standard interior doors and frames (not more than one interior door and frame for every thirty (30) linear feet of partitions to be supplied by Landlord pursuant to this Schedule A). Interior door frames shall be pressed steel 16 guage hollow metal 3'0" in width full height with rubber silencers. Interior doors shall be (a) flush type, non-firerated, solid core, with a hardwood veneer finish and (b) 8'0" in height. Hardware for all interior doors to be furnished and installed by Landlord pursuant to this Schedule A shall consist of a Building standard lever handle latchset, 1 1/2 pairs of 4 1/2" x 4 1/2" hinges and door mounted stops.

     3.   ELECTRICAL CONSTRUCTION:

     Landlord shall furnish and install the following:

          a.  Lighting:  Landlord shall furnish and install 2'0" x 4'0" Building
              --------
standard parabolic fluorescent light fixtures, with sockets for 3 standard 40 watt fluorescent

                                                                     Real Estate


lamps (Building standard-227 volts), in the quantity of seventy-eight (78) per floor.

          b.   Wiring:  Electrical capacity with respect to each floor of the
               ------
Premises will be supplied to a panel on each floor, sufficient for electric load not to exceed 2 watts per square foot of area served of 277/480 volt single phase for lighting and power and 2 watts per square foot of 120/208 volt single phase for receptacles.

          c.   Power and Telephone Outlets: Furnish and install one (1) Building
               ---------------------------
standard duplex power outlet and one (1) Building standard telephone outlet, as follows:

                 (i)  1 duplex power outlet for each 150 rentable square feet;
               and

                (ii)  1 telephone outlet for each 200 rentable square feet.

All telephone outlets shall be typical wall outlets and shall be located in the partitions. All electrical outlets shall be located in the partitions. Initial lamping and relamping for light fixtures shall be Building standard lamp color and shall be supplied and installed by Landlord, at Tenant's sole cost and expense. For the purposes of this Schedule A, the term "Building standard lamp color" shall mean "Warm White".

          d.   Switches: Switches for the purpose of servicing the Building
               --------
standard light fixtures to be furnished and installed by Landlord pursuant to this Schedule A as required by the New York City Building Code (not to be less than one (1) switch per room); provided, however, in the event Tenant shall have installed partitions in excess of the partitions to be furnished and installed by Landlord pursuant to this Schedule A, then the additional switches required by the New York City Building Code as a result of such increase in partitioning shall be furnished and installed at Tenant's sole cost and expense.

     4.  HEATING, VENTILATION AND AIR CONDITIONING SYSTEM:

     Landlord shall furnish and install an H.V.A.C. System which will meet the following criteria:

                                  22050-55605                        Real Estate



     Summer    Inside................... 78 degrees D.B., 50% R.H.

               Outside.................. 89 degrees D.B., 73% W.B.


     Winter    Inside................... 70 degrees D.B.

               Outside.................. 15 degrees D.B.

     The H.V.A.C. System is designed to meet the criteria set forth above within tolerances appropriate for a first class office building provided that:

               (i) Within any given room of Tenant's Demised Premises, the occupancy does not exceed one (1) person for each 100 square feet of area served;

               (ii) Total electrical load, including lighting and power, does not exceed 3-1/2 watts per square foot of area served;

               (iii) All Building standard venetian blinds shall be down and closed when any sun load exists (including winter, fall, spring and summer seasons); and

               (iv) The maximum ventilation rate shall be .25 CFM per square foot of enclosed area.

     The H.V.A.C. System shall be furnished and installed by Landlord in accordance with the following:

               (i)    Heating:  All heat to be provided pursuant to this
                      -------
          Schedule A shall be provided through enclosed perimeter fin tube hot water radiation, which shall be floor mounted below all exterior windows of the Premises;

               (ii)   Ventilation and Air Conditioning:  All ventilation and air
                      --------------------------------
          conditioning shall be provided through a self-contained unit located in the mechanical room on each floor of the Building, which unit shall be connected to the Building condensor water system;

               (iii)  Air Distribution:
                      ----------------

                      (a) Diffusers: Each floor of the Building shall be provided with (A) forty-five (45) Building standard 2' x 2' ceiling diffusers,

                                  22050-55605                        Real Estate



          set on splines and (B) eight (8) Building standard slot linear diffusers (two (2) of each slot diffusers shall be located at each corner of the Building).

                      (b) Variable Air Volume Boxes and Thermostats: The perimeter air distribution system for each floor shall be provided with five (5) Building standard variable air volume boxes and five (5) thermostats and the interior air distribution system for each floor shall be provided with two (2) building standard variable air volume boxes and five (5) thermostats.

                      (c) Return Air: Return air shall be through the Building standard lighting fixtures.

     Landlord shall locate all such variable air volume boxes and thermostats in accordance with Tenant's Plans and shall furnish and install all duct work required for the operation of the H.V.A.C. System to be supplied by Landlord pursuant to this Schedule A of the Work Letter.

     5.   CEILINGS:

     Landlord shall furnish and install Building standard acoustic tile ceilings in a concealed spline suspended system. Ceiling height throughout the Premises shall be 8'5", without breaks, except in such areas as such height may be impracticable due to specific field conditions.

     6.   FLOORING:

     Landlord shall furnish and install (a) Building standard carpeting in all areas of the Premises (other than restrooms, mechanical rooms, stairwells and other service rooms), (b) 4" black vinyl based on all columns and all partitions furnished and installed by Landlord pursuant to this Schedule A, (c) straight base in the portion of the Premises which is carpeted and (d) cove base in all areas of the Premises which are not carpeted. Tenant shall select the color of all such carpeting from Landlord's color chart. For purposes of this Schedule A, the term "Building standard carpeting" shall mean Hollytax "Macarthur Park" Antron III nylon pile, textured loop. In the event Tenant elects in accordance with the Work letter to install non-Building standard flooring, such flooring and underlayment shall be subject to Landlord's and Landlord's architects' approval, which approval shall be in

Landlord's and Landlord's architects' sole and absolute discretion.

     7.   PAINTING:

     All partitions and door frames to be provided pursuant to this Schedule A and all exterior perimeter walls within the Premises shall be painted with one
(1) primer coat and one (1) finish coat.

     No color breaks, dados or special "designer" colors shall be provided by Landlord. All colors shall be selected from Landlord's color chart, with no more than one color in any office. Any painting shall be restricted to surfaces, Building standard items or materials provided pursuant to this Schedule A. Doors shall be pre-finished hardwood veneer.

     The color of all soffits and jambs at the exterior windows of the Building shall only be in accordance with samples approved by Landlord and Landlord's architect, in their sole and absolute discretion.

     8.   BLINDS:

     Landlord shall furnish and install for each exterior window of the Building one (1) Building standard narrow slat venetian blind. No substitutions or deletions of exterior venetian blinds shall be permitted. Any additional decorative window treatment shall allow for the proper circulation of air in and around the window glass area, and shall be subject to the approval of Landlord and Landlord's architect which approval shall be made in Landlord's and Landlord's architects' sole and absolute discretion.

     9.   SPRINKLER:

     Landlord shall furnish and install on each floor a sufficient number of flush concealed sprinkler heads to meet the requirements of Local Law 5 of the Building Code of the City of New York, as enacted in 1972, based upon tenant layout and head count; provided, however, in no event shall the number of flush concealed sprinkler heads that Landlord is obligated of install pursuant to this Schedule A exceed fifty-four (54) in respect of each floor. Landlord shall furnish and install all sprinkler heads in the core area of the Building. All sprinkler heads shall be installed with white finish painted caps.

                                 22050-55605                       Real Estate

     Notwithstanding the foregoing, in no event shall Landlord be obligated, pursuant to this Schedule A, to furnish and install any heads for special density applications or for hazardous material storage areas (e.g. rack deluge or deluge type heads at interconnecting stairways).

     10.  DRINKING FOUNTAIN:

     Landlord shall install in the core area of each floor of the Building roughed in plumbing for a drinking fountain in a location designated by Landlord. The location and the type of any drinking fountain to be installed by Tenant in the Premises shall be as specified by Landlord and Landlord's architect in their sole and absolute discretion, and any such drinking fountain shall be supplied and installed at Tenant's sole cost and expense.

                                 22050-55605                         Real Estate

                      ADDENDUM TO SCHEDULE A TO EXHIBIT C
                      -----------------------------------

                     FOR MULTIPLE TENANT OCCUPANCY FLOORS
                     ------------------------------------

For multiple tenant occupancy floors, the building standard allowance will be modified as follows:

1.   PARTITIONS:
     ----------

Landlord will provide demising partitions between tenant spaces, as well as between the tenant and corridor space. The construction will be 2-1/2" steel studs with one layer of 5/8" gypsum board on each side. Demising partitions are to terminate at the slab above, and insulated with 2-1/2" batt insulation.

Half of the lineal footage of demising partition and corridor partition will be considered as part of the allowance referred to in the main body, number 1.

2.   DOORS AND FRAMES:
     ----------------

In addition to the allowance contained herein, each tenant will be entitled to one (1) entrance door and frame.

Frame to be pressed steel 16 gauge hollow metal 3'0" wide, full height with rubber silencers.

Doors shall be flush type, firerated in accordance with the City of New York, solid core, with hardwood veneer finish, 8'0" height.

3.   HARDWARE:
     --------

Each entrance door pursuant to item No. 2 above shall be fitted with 2 pairs of 4-1/2" x 4-1/2" hinges, lever handle lock set with master key in compliance with building management, closure, and door mounted stop.

4.   PLUMBING:
     --------

Connection for a drinking fountain has been installed in the core area in recessed location. Drinking fountain to be supplied by Landlord.

                                      (i)

                                  22050-55605                        Real Estate

GENERAL NOTE:
------------

Lighting fixtures, ceiling diffusers, variable air volume boxes, thermostats, and sprinkler heads for the Premises will be provided in accordance with the allowances set forth in Schedule A multiplied by the ratio that the tenant's net rentable area bears to the net rentable area of the floor.

SPRINKLER HEADS
---------------

In certain circumstances if a portion of the floor is completed and has received a Temporary Certificate of Occupancy prior to Tenant's plans being made available, sprinklers may have to be installed throughout the floor. Sprinkler relocation to meet Tenant's requirements, if necessary, will be at the cost of Tenant.

                                     (ii)

                                   EXHIBIT D

                              CLEANING STANDARDS

GENERAL CLEANING

NIGHTLY - BUSINESS DAYS

General Offices:

     1. All hardsurfaced flooring to be swept using approved dustdown preparation.

     2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

     3.   Hand dust and wipe clean all furniture, fixtures and window sills.

     4.   Empty and clean all ash trays and screen all sand urns.

     5.   Empty and clean all waste receptacles and remove wastepaper.

     6.   Dust interiors of all waste disposal cans and baskets.

     7.   Wash clean all water fountains and coolers.

     8.   Sweep all private stairways.

  Lavatories:

     1.   Sweep and wash all floors, using proper disinfectants.

     2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

     3.   Wash and disinfect all basins, bowls and urinals.

     4.   Wash all toilet seats.

     5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

     6.   Paper towel and sanitary receptacles emptied and cleaned.

     7.   Fill toilet tissue holders and soap dispensers.

WEEKLY

     1.   Vacuum clean all carpeting and rugs.

     2. Dust all door louvres and other ventilating louvres within a person's reach.

     3.   Wipe clean all interior metal and remove fingermarks.

MONTHLY

  High dust Premises completely including the following:

     1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

     2. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

     3. Dust all pipes, ventilating and air-conditioning louvres, ducts, high mouldings and other high areas not reached in nightly cleaning.

     4.   Dust all venetian blinds.

WASH ALL WINDOWS. (Periodically, when necessary, as determined by Landlord in its sole and absolute discretion.)

                                   EXHIBIT E

                             RULES AND REGULATIONS

     1. No tenant shall obstruct or encumber or use for any purpose (other than ingress and egress to and from its premises) the common areas, sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, atrium, plazas, elevators, escalators, stairways, vestibules, corridors, halls and other public portions of the Building ("Public Areas"), and no tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, or the employees, agents, licensees or invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No tenant shall place or leave in any public hall or outside any entry door of its premises a doormat of any kind whatsoever.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of any tenant's premises, without the consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (x) use only building standard lighting in areas where lighting is visible from the outside of the Building and (y) use only building standard blinds in window areas which are visible from the outside of the Building.

     3. No tenant shall, without the prior consent of Landlord, exhibit, inscribe, paint or affix any sign, insignia, advertisement, lettering, notice or other object on any part of the outside or inside of its premises or the Building or on corridor walls or which shall be readily visible from the Public Areas. Any sign placed by a tenant on any entry door of its premises shall conform to building standard signs, samples of which are on display in Landlord's rental office. Such signs shall, at the expense of the tenant, be inscribed, painted or affixed by signmakers approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability,and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations, if any, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord, at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Only the tenant named in a lease covering its premises shall be entitled to appear on the directory tablet. Additional names may be added in Landlord's sole discretion under such terms and conditions as the Landlord may approve.

     4. No tenant shall (a) cover or obstruct the sashes, sash doors, skylights or windows that reflect or admit light and air into the halls, passageways or other public places in the Building or the heating, ventilating and air conditioning vents and doors, or (b) place any bottles, parcels or other articles on the window sills or on the peripheral heating enclosures. Whenever the heating, ventilating or air conditioning systems are in operation, each tenant shall draw the shades, blinds or other window coverings, as required because of the position of the sun. No tenant shall have any right to remove or change shades, blinds or other window coverings within its premises without Landlord's consent.

     5. No tenant shall put or place any showcases or other articles in front of or affixed to any part of the exterior of its premises or the Building, or in the Public Areas.

     6. No acids, vapors or other harmful materials shall be discharged, or permitted to be discharged, into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be thrown or deposited therein. Nothing shall be swept or thrown into the Public Areas or other areas of the Building, or into or upon any heating or ventilating vents or registers or plumbing apparatus in the Building, or upon adjoining buildings or land or the street. The cost of repairing any damage resulting from any misuse of such fixtures, vents, registers and apparatus and the cost of repairing any damage to the Building, or to any facilities of the Building, or to any adjoining building or property, caused by any messenger service, travel or tourist agency, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, classroom, company engaged in the business of renting office or desk space, or for a public finance (personal loan) business, or as a hiring employment agency, or as a stock brokerage board room. No tenant shall engage or pay any employee on its premises, except those actually working for such tenant on its premises, nor advertise for laborers giving an address at the Building. No tenant shall use its premises or any part thereof, or permit the Premises or any part thereof to be used, as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public, or for manufacturing, or for the sale at retail or auction of merchandise, goods or property of any kind.

     14. Landlord shall have the right to prohibit any advertising or the use of identifying sign by any tenant which, in the judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the *office space as part of a mixed use building, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

     15. Landlord reserves the right to exclude from the Building all employees of any tenant who do not present a pass to the Building signed by such tenant. Landlord or its agent will furnish passes to persons for whom any tenant requests same in writing. Landlord reserves the right to require all other persons entering the Building to sign a register, to be announced to the tenant such person is visiting, and to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender a pass given to such person by the tenant visited. Each tenant shall be responsible for all persons for whom it requests any such pass or any person who such tenant so accepts, and such tenant shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, security, reputation or interests of the Building or the tenants of the Building may be denied access to the Building or may be ejected from the Building. In the event of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of tenants and the protection of property in the Building.

     16. Unless Landlord shall otherwise request in connection with Landlord's rights under Section 24.05 of the Lease, each tenant, before closing and leaving its premises at any time, shall see that all lights in its premises are turned out. All entrance doors in its premises shall be kept locked by each tenant when its premises are not in use. Entrance doors shall not be left open at any time.

     17. Each tenant shall, at the expense of such tenant, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while doing janitor service or other cleaning in such tenant's premises and while making repairs or alterations in its premises.

     18. No tenant shall use its premises for lodging or sleeping or for any immoral or illegal purpose.

     19. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     21. The employees, agents, licensees and invitees of any tenant shall not loiter around the Public Areas or the front, roof or any part of the Building used in common by other occupants of the Building.

     22. There shall not be used in any space, or in the Public Areas, either by any tenant or by others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators.

     23. No tenant shall cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance. No tenant shall do, cause to be done or permit any cooking in its premises except as is expressly permitted in the lease covering its premises of which these Rules and Regulations are a part.

     24. All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and installed in a manner approved by Landlord.

     25. Whenever any tenant shall submit to Landlord any plan, agreement or other document for the consent or approval of Landlord, such tenant shall pay to Landlord, on demand, a processing fee in the amount of the reasonable fees for the review thereof, including the services of any architect, engineer or attorney employed by Landlord to review such plan, agreement or document.

     26. Landlord reserves the right to rescind, alter, waive or add, as to one or more or all tenants, any rule or regulation at any time prescribed for the Building when, in the judgement of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

                                   EXHIBIT F

                   TENANT ESTOPPEL CERTIFICATE AND AGREEMENT
                  (PREMISES, 780 THIRD AVENUE, NEW YORK CITY)

TO:                              ("Mortgagee")
THIS IS TO CERTIFY THAT:

     1. The undersigned is the lessee (the "Tenant") under that certain lease (the "Lease") dated as specified in 10(a) below, by and between 780 THIRD
AVENUE ASSOCIATED, as Lessor (the "Landlord"), and the undersigned or the person specified in 10(b) below, as Lessee, covering those certain premises commonly known and designated as the floors or portions thereof specified in 10(c) below (the "Premises"), at 780 Third Avenue, in the Borough of Manhattan, City, County and State of New York.

     2. The Lease (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) has not been modified, changed, altered or amended in any respect (except as indicated in 10(g) below) and (iii) is the only Lease between the undersigned and the Landlord affecting the Premises.

     3. The undersigned has accepted and now occupies the entire premises covered by the Lease, and all improvements required by the terms of the Lease to by made by the Landlord have been completed to the satisfaction of the undersigned.

     4.(i) No party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) full rental is accruing thereunder and (iv) as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than one (1) month in advance of its due date.

     5. Since the date of the Lease, to the best knowledge of the undersigned, there has been no material adverse change in the financial condition of the undersigned, and there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

     6. This certification is made to induce Mortgagee to consummate a mortgage loan to be evidenced by a promissory note and secured by a mortgage on the land and/or building containing the Premises and an assignment of the rents due under the Lease, knowing that Mortgagee relies upon the truth of this certificate in disbursing funds for such loan.

     7. The undersigned, as Tenant under the Lease, acknowledges (i) that Mortgagee will be the holder of the mortgage and assignment of rents referred to in paragraph 6 this certificate, and (ii) that the name and address of the
Mortgagee is                          , Attention:                         , and
agrees that such Mortgagee and its successors, as holder ("Holder") of such note and mortgage, shall be entitled to prompt notice of any default by the Landlord, or any other landlord under the Lease, and shall have the rights of a mortgagee under the provisions of the Lease. The undersigned understands that the interest of the Landlord in the Lease has been assigned to the Holder for application on account of the indebtedness secured by the mortgage as specified in the assignment, and the Holder assumes no duty, liability or obligation whatever under the Lease or any extension or renewal thereof.

     8. The undersigned further agrees with each Holder that from and after the date hereof the undersigned (i) will not pay any rent under the Lease more than one (1) month in advance of its due date, (ii) will not surrender or consent to the modification of any of the terms of the Lease or to the termination thereof by the Landlord, (iii) will continue to pay rent under the Lease to the Landlord in accordance with the terms of the Lease (unless and until notified otherwise in writing by the Holder in case of an event of default under such mortgage, in which event the undersigned will pay the rent due under the Lease directly to the Holder or its designee) and (iv) will not seek to terminate the Lease or claim partial or total eviction or seek or assert any set-off or counterclaim against the rent or additional rent by reason of any act or omission of the Landlord, until the undersigned shall have given written notice of such act or omission to the Holder (at such Holder's last address as furnished the undersigned) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the Holder shall have the right, but shall not be obliged, to remedy such act or omission. The agreement contained in this paragraph 8 shall be of no effect in favor of a Holder unless the undersigned is furnished by such Holder or its predecessor in interest with notice of any restrictive agreement made to it with reference to Section 29I-f of the New York Real Property Law, and shall terminate as to that Holder or its successor upon the subsequent termination of any such restrictive agreement. Any payments made to the Holder by the Tenant shall not affect or impair the other rights and remedies of the Holder under its mortgage or otherwise against the Landlord.

     9. The undersigned understands that your closing is to be held on or before 198 , and will advise you of any material changes in the information herein occurring before that date.

     10.  (a)  The date of the Lease is                , 198 .

          (b) The original Lessee of the Lease, if different from the undersigned, was

          (c)  The premises covered by the Lease are

          (d) The term of the Lease began (or is scheduled to begin) on , 198 .

          (e)  The fixed rent for the Premises has been paid to and including
                          , 198 .

          (f)  The fixed rent being paid pursuant to the Lease is at the annual
     rate of $             .

          Such fixed annual rent, together with additional rent payable pursuant to the Lease for the current year results in an aggregate annual rent of
     $              .

          (g) The following constitute the only modifications, changes, alterations or amendments to the Lease:





Dated:_____________________________          ___________________________________
                                                            Tenant

                                             By: _______________________________

                                             (Title: ___________________________

                                             (Signed on _________________, 198 )

                           THIRD AMENDMENT TO LEASE

     AGREEMENT, dated as of August 7th, 1996 between 780 THIRD AVENUE
                                   ---
ASSOCIATES, a New York partnership, having an office at 780 Third Avenue, New York, New York 10017 ("Landlord"), and ASSESSMENT SYSTEMS, INC., a New York corporation, having an office at 780 Third Avenue, New York, New York 10017 and PROUDFOOT REPORTS, INC., a New York corporation, having an office at 780 Third Avenue, New York, New York 10017 (collectively, "Tenant").


                              STATEMENT OF FACTS
                              ------------------

     By Lease dated January 27, 1984 as amended by that certain Amendment to Lease and Extension Agreement dated as of August 31, 1993 and further amended by that certain Second Amendment to Lease dated as of September 9, 1994 (the "Lease"), Landlord leased to Assesment Systems, Inc. a portion of the twenty-second (22nd) floor (the "Premises") in the building located at 780 Third Avenue, New York, New York (the "Building"), as more particularly described in the Lease. Landlord and Tenant now agree to change the location of the Premises to the entire sixth (6th) floor of the Building and to extend the term of the Lease, and to otherwise amend the Lease as hereinafter expressly provided.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree and covenant to the following:

     1.   Relocation of the Premises.
          --------------------------

          (a) The Commencement Date shall be the date hereof. Effective as of the "Completion Date" as defined in Paragraph 1b, the term "Premises", as such term is used in the Lease, shall mean the entire sixth (6th) floor of the Building (the "6th Floor") and the Lease shall be amended by deleting the floor plan set forth in Schedule B of the Lease, and by inserting in lieu thereof the floor plan set forth in Exhibit A hereto.

          (b) Tenant shall continue to occupy the 22nd floor of the Building (the "22nd Floor") upon the same terms and conditions contained in the Lease and at a Fixed Rent of $249,274.00 per annum ($20,772.83 per month) until the earlier of November 1, 1996 or the date the construction of Improvements (as defined in Section 6) is completed (the "Completion Date"). In the event the construction of Improvements is not completed by November 1, 1996 due to the delay on the part of the Landlord only, and not Tenant by reason of Tenant's changes, modifications or revisions to the Plans attached hereto as Exhibit B, Tenant shall continue to occupy the 22nd Floor until the date the Improvements are completed and shall not be required to pay rent on the 6th Floor. Tenant shall begin to pay rent for the 6th Floor as defined in Section 3A starting on the Completion Date. If the Completion Date is prior to November 1, 1996, Tenant shall be permitted use and enjoyment of the Premises rent free until November 1, 1996. In no event shall Tenant be requested to pay rent for both the 22nd Floor and the 6th Floor simultaneously. In the event the Improvements are not completed by January 1, 1997, Tenant shall have the right to cancel the Amendment, and the Lease will remain in effect.

     2.   Term.
          -----

          Effective as of the Commencement Date, the term of the Lease shall be extended for a period commencing on November 1, 2000 and ending on the day immediately preceding the tenth (10th) anniversary of the Commencement Date (the "Expiration Date"), both dates inclusive, upon all of the terms, covenants and conditions contained in the Lease, except as otherwise herein provided.

     3.   Rent.
          -----

          Effective on and after the Commencement Date, Section 45.01 of the Lease is hereby amended and restated in its entirety as follows:

               "The Fixed Rent payable by Tenant pursuant to Section 3.01 A shall be as follows: (a) annual fixed rent (such annual fixed rent being referred to herein as `Fixed Rent') of:

               (i) $406,800.00 ($33,900.00 per month) for the period commencing on the Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the Commencement Date, both dates inclusive;

               (ii) $452,000.00 ($37,667.67 per month) for the period
                    commencing on the fifth (5th) anniversary of the Commencement Date and ending on the Expiration Date, both dates inclusive,

               payable in equal monthly installments, in advance, on the first
               (1st) day of each and every calendar month during the Term"

     4.   Rent Adjustments.
          -----------------

          Effective on and after the Commencement Date, Section 7.01 of the Lease shall be amended as follows:

          (a) The term Premises set forth in Section 7.01 A shall be amended by deleting the number "7,023" and by inserting in lieu thereof the number "11,300", and the term "Building Area" set forth in Section
          7.01 B. shall be amended by deleting the number "473,018" and by inserting in lieu thereof the number "470,000.";

          (b) Tenant's Proportionate Share set forth in Section 7.01 C shall be amended by deleting the number ".36%" and by inserting in lieu thereof the number "2.4%";

          (c) The Base Tax Factor set forth in Section 7.01 E shall be amended by deleting the words "Taxes for the 1993/94 Tax Year" and by inserting in lieu thereof the words "Taxes for the 1996/97 Tax Year";

          (d) The Base Operating Factor set forth in Section 7.01 J shall be amended by deleting the words "Landlord's actual Operating Expenses for the 1994 calendar year" and by inserting in lieu thereof the words "Landlord's actual Operating Expenses for the 1996 calendar year";

          (e) Paragraph 5 of that certain Amendment to Lease and Extension Agreement dated August 31, 1993 (the "First Amendment to Lease") shall be deemed deleted from the Lease in its entirety and of no further force and effect.

     5.   Electricity.
          -----------

Effective on and after the Commencement Date, Section 13.01 of the Lease shall be amended and restated in its entirety as follows:

          "Section 13.01 Landlord has installed in the Building and the Premises, such electrical risers, feeders and wiring as shall be necessary to permit Tenant to receive electrical energy for (a) Tenant's reasonable use of normal office equipment including, but not limited to, small office computers, photocopying machine and water fountain as Landlord may reasonably permit to be installed in the Premises and (b) the operation of the heating, ventilating and air conditioning system servicing the Premises. Tenant shall obtain and pay for Tenant's entire separate supply of electric current (including without limitation, the electric current consumed in connection with the operation of said heating, ventilation and air conditioning system) by
                                        3
          direct application to an arrangement with the public utility company servicing the Building. Landlord will permit the electrical risers, feeders and wiring in the Building serving the Premises to be used by Tenant for such purpose to the extent set forth in the first sentence of this section."

     6.   Repairs.
          --------

          Landlord agrees to install and perform all maintenance on the Building standard HVAC system throughout the term of the Lease.

     7.   Improvements.
          -------------

          The first sentence of Section 10.05 of the Lease shall be restated as follows: "Only Landlord or any one or more persons approved or designated by Landlord and approved by Tenant (such person being referred to in this Section as `Designated Contractor') shall be permitted to act as contractor for any work to be performed in accordance with this Article."

     8.   Construction Allowances.
          ------------------------

          Landlord shall provide Tenant with a construction allowance to be used for the construction of the Improvements set forth in the Plans attached hereto as Exhibit B in accordance with Article 10. The amount of the allowance (the "Allowance") shall be equal to the lesser of (i) $508,500.00 or (ii) the total cost of the Improvements as evidenced by invoices therefor. Landlord shall make direct payment of the Allowance to the contractors performing the Improvements. Tenant shall be liable for all charges in excess of $508,500.00. Landlord shall, at Tenant's expense (but Tenant may use part of the Allowance towards this expense) be required to obtain all necessary governmental permits and certificates for the commencement and prosecution of the Improvements and should cause the Improvements to be made and installed in compliance therewith, as well as with all applicable laws and requirements of public authorities and all applicable insurance requirements, in a good and workmanlike manner using materials and equipment as specified in the Plans attached hereto as Exhibit B.

     9.   Delivery of Possession.
          -----------------------

          Tenant acknowledges that it has made a full and complete inspection of the Premises and is thoroughly familiar with the condition thereof, and Tenant agrees to accept possession of the Premises in its then "as-is" condition after Landlord has completed the Improvements set forth in Paragraph 7. If and when Tenant shall take actual possession of the Premises, it shall be conclusively presumed that the same are in satisfactory condition, except for any punch list items.

     10.  Security Deposit.
          -----------------

          The security deposit shall increase from $34,166.66 to the lesser of $508,500.00 or the cost of Improvements. The parties agree that the security will be provided in the form of a Letter of Credit in substantially the same form as the Letter of Credit currently held by Landlord and shall be delivered to Landlord within 35 days from the date of this Agreement. Beginning August 1, 1999, the security deposit shall be reduced by one-half and then further reduced in equal monthly installments each month for 24 months, until it is reduced to $100,000 and thereafter shall remain at $100,000 for the remainder of the term of the Lease. On the Commencement Date, Landlord shall return to Tenant the existing security deposit of $34,166.66, by either a certified check or as a credit towards the first month's rent for the Premises.

     11.  No Broker.
          ----------

          Landlord and Tenant covenant, warrant and represent that there was no broker or finder instrumental in consummating this Agreement and that no negotiations were had with any broker or finder. Landlord and Tenant agree to indemnify and to hold each other harmless from and against any claims or suits for a brokerage commission or finder's fee arising out of any negotiations had by Tenant or Landlord with any broker or finder.

     12.  The following Section 22.14 shall be added to the Lease:

     "Section 22.14 Notwithstanding anything to the contrary contained in
     Article 22, Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to assign its interest in this lease (i) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or with whom Tenant shall merge or consolidate, or (ii) to a corporation or partnership entity or limited liability company which shall control, be under the control of, or be under common control with, Tenant (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation, or other majority equity and controlling interest if the assignee is not a corporation) (any such purchaser or entity being a "Related Entity"). Tenant may, without consent of Landlord, also sublease all or any portion of the Premises to any corporation or other entity which is a Related Entity only for so long as such corporation or other entity shall remain a Related Entity. Any assignment or subletting described above may be made upon the condition that (A) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for valid business purpose) and (B) no such assignment shall be valid unless Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord
     (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by the Tenant and (y) a duplicate original instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (C) no such sublease shall be valid unless Tenant shall, within ten (10) business days after the execution thereof, deliver to landlord a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant. If at any time following such subletting to a Related Entity, such subtenant shall cease to be a Related Entity, then Tenant shall not more than three (3) business days after the date such subtenant shall cease to be a Related Entity, deliver to Landlord a duplicate original instrument or assignment and assumption in form and substance reasonably satisfactory to Landlord duly executed by such subtenant and Tenant whereby the subtenant shall assign this Lease and all right such subtenant many have hereunder to Tenant."

     13.  Miscellaneous.
          --------------

          A. Tenant acknowledges and agrees that notwithstanding any prior agreements between Landlord and Tenant, the Lease, as modified by this Agreement, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof.

          B. Except as expressly provided herein, all of the terms, covenants and conditions of the Lease shall remain and continue unmodified, in full force and effect and binding upon the parties hereto, their successors, heirs, administrators, and executors snd, except as be otherwise expressly provided in the Lease, their permitted assigns.

     IN WITNESS WHEREOF Landlord and Tenant have executed this Third Amendment to Lease as of the date first above written.

                                   780 THIRD AVENUE ASSOCIATES

                                   By:  Jaymont Properties, Inc.,
                                   its managing agent


                                   /s/ Mark S. James
                                   ------------------------------------
                                   Name:  Mark S. James
                                   Title: Managing Director

                                   ASSESSMENT SYSTEMS, INCORPORATED


                                        /s/ BERNARD REYNOLDS
                                   By:  -------------------------------
                                        Name:  BERNARD REYNOLDS
                                        Title: PRESIDENT

                                   PROUDFOOT REPORTS, INCORPORATED

                                   By:  ___________________________
                                        Name:
                                        Title:

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            [FLOORING DEPICTING FLOOR REFERENCED 780 THIRD AVENUE]
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            [FLOORING DEPICTING FLOOR REFERENCED 780 THIRD AVENUE]